Execution Version

SETTLEMENT AGREEMENT

This Settlement Agreement (this “Settlement Agreement”), dated as of July 20, 2018, is by and between Lazarus Energy, LLC, a Delaware limited liability company (“Lazarus”); Blue Dolphin Energy Company, a Delaware corporation (“BDEC”); Lazarus Energy Holdings, LLC, a Delaware limited liability company (“LEH”); Nixon Product Storage, LLC, a Delaware limited liability company (“Nixon”); Carroll & Company Financial Holdings, L.P. (“C&C”); Jonathan Carroll (“Carroll” and, together with Lazarus, BDEC, LEH, Nixon, and C&C the “Lazarus Parties”); and GEL Tex Marketing, LLC, a Delaware limited liability company (“GEL Tex”) (each, a “Party” and, collectively, the “Parties”).

RECITALS

WHEREAS, Lazarus and GEL Tex are party to (1) that certain Crude Oil Supply and Throughput Services Agreement, effective August 12, 2011 and (2) that certain Joint Marketing Agreement, effective August 12, 2011 (collectively, the “GEL Tex Agreements”). Lazarus’ obligations under the GEL Tex Agreements are secured by a perfected security agreement on certain of Lazarus’ assets (the “GEL Tex Security Interest”);

WHEREAS, Lazarus and GEL Tex are party to that certain arbitration case conducted by the American Arbitration Association Commercial Arbitration Tribunal in connection with certain disputes under and relating to the GEL Tex Agreements, styled Lazarus Energy, LLC v. GEL Tex Marketing, LLC, Case No. 02-16-0001-5548 (the “Arbitration”);

WHEREAS, a final award (the “Final Award”), attached as Exhibit A hereto, was entered in the Arbitration on August 11, 2017, in which the arbitrator, among other things, (a) found that Lazarus materially breached the GEL Tex Agreements; and (b) awarded damages to GEL Tex in the aggregate amount of $31,278,563.40 plus simple interest at the rate of five percent (5%) per annum from and after the date of the Final Award until paid, which amount includes $11,649,102.00 in damages resulting from Lazarus’ failure to pay GEL Tex for delivered crude oil. The Final Award provides that unless and until it is satisfied, the GEL Tex Agreements and the GEL Tex Security Interest remain in full force and effect;

WHEREAS, on August 14, 2017, GEL Tex moved for the District Court of Harris County, Texas, 165th Judicial District (the “District Court”) to confirm the Final Award, commencing that certain action styled Gel Tex Marketing, LLC v. Lazarus Energy, LLC and Lazarus Energy Holdings, LLC, Cause No. 2016-28397 (the “District Court Action”);

WHEREAS, on September 18, 2017, GEL Tex, Lazarus, BDEC, LEH, and Carroll entered into that certain Stipulation Regarding Confirmation and Enforcement of Final Award (as amended from time to time, the “Continuance Agreement”), whereby, among other things, the Parties agreed to continue the date of the hearing in the District Court Action for confirmation of the Final Award for a period of ninety (90) days (as extended from time to time, the “Continuance Period”) in order to facilitate discussions over a settlement regarding the Final Award, and Lazarus: (a) paid GEL Tex $1,500,000.00 and (b) consented to the release to GEL Tex of $2,168,855.77 held in the registry of the District Court, both of which were applied to reduce the balance of the Final Award (collectively, the “Initial Payments”);

WHEREAS, the Parties have entered nine consecutive amendments to the Continuance Agreement that have extended the Continuance Period through and including July 31, 2018. As consideration for the amendments to the Continuance Agreement, from time to time, Lazarus made additional payments to GEL Tex in the aggregate amount of $3,500,000.00 to further reduce the balance of the Final Award (together with the Initial Payments, the “Continuance Payments”);

WHEREAS, during the Continuance Period, the Parties have engaged in good faith negotiations over the terms of a potential settlement of the Final Award;

WHEREAS, the Lazarus Parties and their affiliates are exploring the possibility of obtaining a commercial loan in the aggregate principal amount of $10,000,000.00 for the purpose of paying off, pursuant to a comprehensive settlement, Lazarus’ obligations relating to the Final Award (such a loan, as further described and pursuant to the terms set forth in this Settlement Agreement, the “Settlement Financing”);

WHEREAS, the Parties acknowledge and agree that the Lazarus assets that are subject to the GEL Tex Security Agreement are valued at no less than $12,500,000.00;

WHEREAS, the Parties have agreed on the terms of a settlement between the Lazarus Parties and GEL Tex regarding the Final Award and resolving the Arbitration and the District Court Action contingent upon the Lazarus Parties’ obtaining the Settlement Financing to fund a settlement in accordance with such terms.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth in this Settlement Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

AGREEMENT

1.           Effective Date. This Settlement Agreement shall become effective and binding upon each Party upon the date of its execution by the Parties (the “Effective Date”).

2.           Interim Payments. During the period from and after the occurrence of the Effective Date until the earlier of (a) the Settlement Payment Date (defined below) and (b) the Termination Date (defined below) (such period, the “Interim Period”), on the last business day of each calendar month, the Lazarus Parties shall pay GEL Tex $500,000.00 in cash (each such payment, an “Interim Payment”), which payments shall reduce the balance of the Final Award. The Lazarus Parties shall pay GEL Tex the first such payment on August 31, 2018.

3.           Settlement Payment. At any time during the Interim Period, the Lazarus Parties may direct $10,000,000.00 in cash, exclusive of the Retained Payments (defined below), from the proceeds of the Settlement Financing to be paid directly to GEL Tex in complete and final satisfaction of Lazarus’ obligations under the Final Award (such payment, the “Settlement Payment”). The date upon which GEL Tex receives the Settlement Payment, if any, and provided the Lazarus Parties have made all required Interim Payments through such date, is referred to herein as the “Settlement Payment Date.” For the avoidance of doubt, GEL Tex will retain all Interim Payments and Continuance Payments (collectively, the “Retained Payments”) regardless of the occurrence or non-occurrence of the Settlement Payment Date and regardless of whether the Termination Date has or has not occurred.

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4.           Carroll Security Agreement. Simultaneously with the execution of this Settlement Agreement, Carroll and C&C shall enter into a security agreement in the form attached hereto as Exhibit B (the “Carroll Security Agreement”). The Carroll Security Agreement shall be satisfied and automatically released upon the ninety-first (91st) day after the Settlement Payment Date if none of the Lazarus Parties has commenced a bankruptcy case by that date. All LEH organizational documents, including without limitation the Lazarus Energy Holdings LLC Amended and Restated Limited Liability Company Agreement, dated as of February 15, 2008 (the “LEH Documents”), shall be in form and substance acceptable to GEL Tex until the occurrence of the ninety-first (91st) day following the Settlement Payment Date. Any amendment of the LEH Documents before such date without prior written consent by GEL Tex shall constitute a breach of the Settlement Agreement.

5.           Nixon Re-Formation; Vesting of Assets and Liabilities. Prior to the consummation of the Settlement Financing the Lazarus Parties shall: (a) cause Nixon to file amended and restated formation documents whereby Nixon shall become a single purpose entity for purposes of consummating the Settlement Financing and its ability to commence a bankruptcy case or otherwise restructure its obligations shall be restricted; (b) assign to Nixon the tank leases that will constitute the collateral for the Settlement Financing; and (c) cause Nixon to assume joint and several liability for all or a portion of the Final Award; provided, however, that Nixon shall assume not less than $12,500,000.00 of the Final Award; and provided, further, that such assumption by Nixon will neither release nor limit the liability of any Lazarus Party under the Final Award.  All documentation for the re-formation of Nixon and the vesting of assets and liabilities in Nixon shall be in form and substance acceptable to GEL Tex.

6.           Veritex Amendments.  The Parties agree and acknowledge that in order to consummate this Settlement Agreement (including the Settlement Financing), the Lazarus Parties must obtain waivers and amendments (the “Veritex Waivers”) of various agreements between certain of the Lazarus Parties or their affiliates with Veritex Bank N.A. (“Veritex Bank”), as successor to Sovereign Bank, N.A., as lender, including: (a) the Loan Agreement dated as of June 2015, (b) the Loan Agreement dated as of December 2015, (c) the Loan and Security Agreement dated as of May 2016, and (d) other operative documents memorializing the foregoing agreements. All documentation of the Veritex Waivers shall be in form and substance acceptable to GEL Tex.

7.           Forbearance; Continuance. During the Interim Period, GEL Tex shall not take any action to confirm, enforce, collect, execute upon, perfect, or exercise any remedies in connection with the Final Award. During the Interim Period, GEL Tex and the Lazarus Parties shall take such actions as are necessary to continue the date of the hearing in the District Court Action for confirmation of the Final Award.

8.           Right of Inspection. During the Interim Period, the Lazarus Parties shall permit GEL Tex and its advisors at any time to inspect the Lazarus Parties’ property, examine the Lazarus Parties’ books and records, and discuss the Lazarus Parties’ affairs with their respective officers, directors, accountants, and attorneys.

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9.           Good Faith Efforts. During the Interim Period, the Lazarus Parties agree to work in good faith and to take such reasonable actions as are necessary for the Lazarus Parties to obtain the Settlement Financing in accordance with the terms of this Settlement Agreement.

10.           Restrictive Covenants. (a) During the Interim Period, without the prior written consent of GEL Tex, which consent may be granted or withheld in GEL Tex’s sole discretion, the Lazarus Parties and all of their respective affiliates shall:

(i)
Debt Incurrence. Not incur or become liable for any debt (other than under such existing debt instruments and amounts as reflected in Exhibit C hereto);1

(ii)
Lien Incurrence. Not permit to exist any liens or other encumbrances on any of their respective assets (other than the specific existing liens and other encumbrances listed in Exhibit C hereto);

(iii)
Asset Dispositions. Not transfer, assign, sell, lease, or convey any asset to any person or entity (including to affiliates) other than (a) refined product sales for fair value in the ordinary course of business by the Lazarus Parties to unaffiliated third parties except jet fuel sales to LEH for fair value for further sale to the Defense Logistics Agency, (b) payment to their respective unaffiliated third-party trade creditors in the ordinary course of business, and (c) scheduled debt payments to unaffiliated third-party lenders under the existing debt instruments and payment terms reflected in Exhibit C hereto;

(iv)
Affiliate Transactions. Not engage in any affiliate transactions or other arrangements of any kind whatsoever (other than the existing affiliate transactions specifically described in Exhibit C hereto) and not amend or modify any terms of such existing affiliate transactions;

(v)
Payment of Debts, Bankruptcy. Not fail to pay debts generally as they become due or become party to (or made the subject of) any bankruptcy, reorganization, liquidation, or similar proceeding;

(vi)
Investments, Combinations, and Changes in Control. Not form or make an investment in any new subsidiary or business venture or merge or consolidate with any other entity, or acquire any material assets of any kind, or allow any changes in the current equity ownership of any Lazarus Party or any of their affiliates; and

(vii)
Certain Amendments. Not amend or supplement any of their debt instruments, liens, or organizational documents, or change their names or the location of their principal place of business.

(b)
Notwithstanding the foregoing Section 10(a)(i)–(vii), in the event, and only in the event, in order to secure the Settlement Financing, actions in violation of Section 10(a)(i)–(vii) are required to be taken by the Lazarus Parties, the Lazarus Parties shall be permitted to take such actions that are required to incur the Settlement Financing and any related obligations (including, without limitation, a guaranty of the Settlement Financing from the United States of America acting through and by its agency, the Rural Business Cooperative Service, United States Department of Agriculture, or its successor agency), provided that such actions shall not be effective or legally binding upon the Lazarus Parties or their assets unless and until GEL Tex has provided prior written consent to such actions.

1 It is understood that as to debt of Jonathan and Gina Carroll in their individual capacities to which the other Lazarus Parties have no liability or obligation, Exhibit C hereto contains only such debt and amounts that represent material indebtedness of such individuals.

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11.           Conditional Mutual Releases.

(a)
Release of Lazarus. Upon the occurrence of the Settlement Payment Date, GEL Tex, and each of its respective current, former or future subsidiaries, parents, representatives, assigns, affiliates, predecessors, agents, attorneys, successors, shareholders, members, officers, directors, and employees, and their heirs, administrators, personal representatives, and trustees, and any person claiming by, through or under any of them (hereafter, collectively, the “Releasing GEL Tex Parties”), do hereby forever release, waive and discharge the Lazarus Parties, and each of their respective current, former or future subsidiaries, parents, representatives, assigns, affiliates, predecessors, agents, attorneys, successors, shareholders, members, officers, directors, and employees, and their heirs, administrators, personal representatives, and trustees, and any person claiming by, through or under any of them (hereafter, collectively, the “Released Lazarus Parties”), from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions and causes of action of any nature whatsoever, in any way arising from the beginning of time until the Settlement Payment Date (hereinafter, the “GEL Tex Claims”), whether arising at law or in equity, whether presently possessed or possessed in the future, whether known or unknown, whether direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether asserted in any litigation, or for or because of or as a result of any matter whatsoever or thing done, omitted, or suffered to be done (or alleged to be done, omitted or suffered to be done) by the Released Lazarus Parties; provided however, the Carroll Security Agreement shall not be released until the 91st day after the Settlement Payment Date and only if none of the Lazarus Parties has commenced a bankruptcy case by that date. The GEL Tex Claims released herein shall include, but not be limited to, any GEL Tex Claims that the Releasing GEL Tex Parties (or any of them) have asserted, or could have asserted, against the Released Lazarus Parties. Notwithstanding any of the foregoing, nothing herein shall be construed or deemed as a release of the Lazarus Parties’ obligations arising under this Settlement Agreement, nor shall this paragraph be construed or deemed to be a release of any claims of whatever nature that the Releasing GEL Tex Parties have or may have against persons or entities other than the Released Lazarus Parties.

(b)
Release of GEL Tex. Upon the occurrence of the Settlement Payment Date, the Lazarus Parties, and each of their respective current, former or future subsidiaries, parents, representatives, assigns, affiliates, predecessors, agents, attorneys, successors, shareholders, members, officers, directors, and employees, and their heirs, administrators, personal representatives, and trustees, and any person claiming by, through or under any of them (hereafter, collectively, the “Releasing Lazarus Parties”), do hereby forever release, waive and discharge GEL Tex, and each of its respective current, former or future subsidiaries, parents, representatives, assigns, affiliates, predecessors, agents, attorneys, successors, shareholders, members, officers, directors, and employees, and their heirs, administrators, personal representatives, and trustees, and any person claiming by, through or under any of them (hereafter, collectively, the “Released GEL Tex Parties”), from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions and causes of action of any nature whatsoever, in any way arising from the beginning of time until the Settlement Payment Date (hereinafter, the “Lazarus Claims”), whether arising at law or in equity, whether presently possessed or possessed in the future, whether known or unknown, whether direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether asserted in any litigation, or for or because of or as a result of any matter whatsoever or thing done, omitted, or suffered to be done (or alleged to be done, omitted or suffered to be done) by the Released GEL Tex Parties. The Lazarus Claims released herein shall include, but not be limited to, any Lazarus Claims that the Releasing Lazarus Parties (or any of them) have asserted, or could have asserted, against the Released GEL Tex Parties. Notwithstanding any of the foregoing, nothing herein shall be construed or deemed as a release of GEL Tex’s obligations arising under this Settlement Agreement, nor shall this paragraph be construed or deemed to be a release of any claims of whatever nature that the Releasing Lazarus Parties have or may have against persons or entities other than the Released GEL Tex Parties.

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12.           Waiver of Unknown Claims. The Parties hereby acknowledge that there is a risk that subsequent to the execution of this Settlement Agreement, they may incur, suffer or sustain injury, loss, damage, costs, attorneys’ fees, expenses, or any of these, which were in some way caused by or connected with the matters referred or released herein. The Parties also acknowledge that different or additional facts may be discovered in addition to what they now know, believe to be true, or might anticipate with respect to the matters herein released. The Parties further acknowledge that there is a risk that such damages as are presently known may become more serious than they now expect or anticipate. Nevertheless, the Parties expressly agree that this Settlement Agreement has been negotiated and agreed upon in light of those realizations, and they hereby expressly waive all rights which they may have or hereafter acquire on account of such new, undiscovered, or unsuspected damages or facts.

13.           Termination of Other Agreements. Upon the occurrence of the Settlement Payment Date, if any, except for this Settlement Agreement and the Carroll Security Interest, all agreements between the Lazarus Parties and any of their affiliates, on the one hand, and GEL Tex and any of its affiliates, on the other hand, including, for the avoidance of doubt, the GEL Tex Agreements, will be deemed terminated and of no further force or effect.

14.           Stipulation of Dismissal. Upon the occurrence of the Settlement Payment Date, if any, Lazarus and GEL Tex, through their attorneys, shall execute and file with the District Court, a stipulation of dismissal, with prejudice, in the District Court Action in the form attached hereto as Exhibit D, which stipulation may thereafter be filed by either Lazarus or GEL Tex without notice. Upon the occurrence of the Settlement Payment Date, if any, the Parties shall take such actions as are necessary to dismiss the Arbitration with prejudice.

15.           Events of Default. Each of the following shall constitute an “Event of Default” under this Settlement Agreement:

(a)
Payment Default. The failure, refusal or neglect of the Lazarus Parties to pay any Interim Payment when due to GEL Tex if such failure, refusal, or neglect shall continue unremedied for a period of three (3) business days from the date such payment is due.

(b)
Restrictive Covenant Default. The failure of any Lazarus Party to properly observe, keep or perform any of the restrictive covenants set forth in Section 10 (restrictive covenants) (other than as permitted under Section 10(b)), if such failure, refusal, or neglect shall continue unremedied for a period of three (3) business days.

(c)
Other Default. The failure of any Lazarus Party to properly observe, keep or perform any of the covenants set forth in any provision of this Settlement Agreement other than in Section 10 (restrictive covenants), if such failure, refusal, or neglect shall continue unremedied for a period of fifteen (15) business days.

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(d)
Settlement Financing Milestones Default. The failure of the Lazarus Parties to achieve any of the following milestones in connection with obtaining the Settlement Financing:

(i)
Provide GEL Tex with a copy of the United States Department of Agriculture’s Conditional Commitment of the Settlement Financing by no later than ninety (90) days after the Effective Date, unless otherwise extended in writing by GEL Tex;

(ii)
Provide GEL Tex with copies of the fully executed loan documents for the Settlement Financing by no later than one hundred and fifty (150) days after the Effective Date, unless otherwise extended in writing by GEL Tex;

(iii)
Provide GEL Tex with monthly updates on the fifteenth (15th) day of each month, or as soon thereafter as reasonably possible, regarding the status of the Lazarus Parties’ obtaining the Settlement Financing from any unaffiliated third-party banking or other financial institution negotiating the Settlement Financing, or Veritex Bank; or

(iv)
Provide GEL Tex with copies of any final term sheets, loan documents, or other related documents regarding the Settlement Financing between the Lazarus Parties, any unaffiliated third-party banking or other financial institution negotiating the Settlement Financing, or Veritex Bank within five (5) business days of the Lazarus Parties’ execution of such documents.

16.           Termination Right. GEL Tex may terminate this Settlement Agreement by written notice delivered to the Lazarus Parties, which notice may be delivered following the occurrence and during the continuation of an Event of Default that remains unremedied after the period specified in Section 15 (events of default) has elapsed, stating its intention to immediately invoke its termination right under this Section 16 (a “Termination Notice”).

(a)
Absent the Willful Breach (as defined below) of a restrictive covenant specified in Section 10 (restrictive covenants), delivery of a Termination Notice shall be GEL Tex’s sole remedy under this Settlement Agreement. Notwithstanding the foregoing and for the avoidance of doubt, in the event GEL Tex terminates this Settlement Agreement by delivering a Termination Notice, nothing contained in this Settlement Agreement shall directly or indirectly in any way whatsoever impair, prejudice, or otherwise adversely affect any right, claim, cause of action, privilege, or remedy of GEL Tex under the GEL Tex Agreements, the Final Award, or applicable law.

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(b)
For purposes of this Settlement Agreement, a “Willful Breach” means any willful breach of the terms of this Settlement Agreement, including any breach based on actions of the breaching party that are (i) fraudulent, (ii) deliberate or intentional, (iii) made in bad faith, (iv) taken maliciously, or (v) known by senior management prior to the action being taken. Notwithstanding anything herein to the contrary, failure of employees or persons otherwise under the direction or control of a party to know the terms of this Agreement does not constitute a defense to a claim of Willful Breach.

17.           Termination. This Settlement Agreement shall terminate automatically upon the earliest to occur of (the date of such occurrence, the “Termination Date”):

(a)
December 31, 2018, unless otherwise extended in writing by GEL Tex, if the Settlement Payment Date has not occurred on or before such date; or

(b)
the date of delivery of a Termination Notice by GEL Tex in accordance with Section 16 (termination right).

18.           Notice. All notices, requests and demands to or upon the respective Parties hereto under this Settlement Agreement shall be in writing and shall be (a) sent by certified mail, return receipt requested, postage prepaid or (b) by email, addressed as follows, or to such other address as may hereafter be designated in writing by the applicable Party, and shall be deemed received when delivered to the designated address:

To the Lazarus Parties:
Jonathan Carroll
801 Travis Street, Suite 2100
Houston, TX 77002
Email: JCarroll@lazarusenergy.com
Telephone: (713) 568-4740

with a copy, which shall not constitute notice, to:
Stroock & Stroock & Lavan LLP
2029 Century Park East
Los Angeles, CA 90067
Attention: Frank Merola, Esq.
Email: fmerola@stroock.com
Telephone: (310) 556-5800

and with a copy, which shall not constitute notice, to:
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038
Attention: Brian Wells, Esq.
Email: bwells@stroock.com
Telephone: (212) 806-5400

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To GEL Tex:
GEL Tex Marketing, LLC
919 Milam, Suite 2100
Houston, TX 77002
Attention: Robert V. Deere
Email: Bob.Deere@genlp.com
Telephone: (713) 860-2500

with a copy, which shall not constitute notice, to:
GEL Tex Marketing, LLC
919 Milam, Suite 2100
Houston, TX 77002
Attention: Kristen Jesulaitis
Email: Kristen.Jesulaitis@genlp.com
Telephone: (713) 860-2500

and with a copy, which shall not constitute notice, to:
Haynes and Boone, LLP
1221 McKinney, Suite 2100
Houston, TX 77010
Attention: Charles A. Beckham, Jr., Esq.
Email: Charles.Beckham@haynesboone.com
Telephone: (713) 547-2000

19.          Wire Instructions. Interim Payments, the Settlement Payment, and any other payments to GEL Tex made hereunder shall be made by wire transfer of immediately available funds to in accordance with the following wire instructions:

GEL Tex Marketing LLC
Bank of America
Wire ABA: 026009593
Account Number: 004640401104

20.         Modification and Waiver. No modification or waiver of any of the provisions of this Settlement Agreement shall be valid and enforceable unless such modification or waiver is in writing and signed by the Party to be charged and, unless otherwise stated therein, no such modification or waiver shall constitute a modification or waiver of any other provision hereof (whether or not similar) or constitute a continuing waiver.

21.         Authority; Binding Effect. Each Party has the full power, right, and authority to enter into this Settlement Agreement, to perform, observe and comply with all of such Party’s agreements and obligations hereunder, and to consummate the transactions contemplated hereby. Such Party has taken all action required to be taken by it with respect to the execution and delivery of this Settlement Agreement. Upon the Effective Date, the terms, provisions, covenants, and agreements contained in this Settlement Agreement shall bind each of the Parties and the respective successors, assigns, and heirs, as applicable, of each of the Parties.

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22.           Assignment; No Third Party Beneficiaries. Neither this Settlement Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party. This Settlement Agreement is for the sole benefit of the Parties to this Settlement Agreement and their successors and assigns and, except for Sections 11 (conditional mutual releases) and 13 (termination of other agreements), nothing in this Settlement Agreement, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Settlement Agreement.

23.           Termination of Continuance Agreement. The Parties hereby terminate the Continuance Agreement. The Continuance Agreement shall have no further force or effect and is superseded in its entirety by this Settlement Agreement.

24.       Complete Agreement. THIS SETTLEMENT AGREEMENT CONTAINS THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE PARTIES CONCERNING THE SETTLEMENT OF DISPUTES RELATED TO THE ARBITRATION, FINAL AWARD, AND THE DISTRICT COURT ACTION AND SUPERSEDES AND REPLACES ALL PRIOR NEGOTIATIONS, REPRESENTATIONS, UNDERSTANDINGS, PROPOSED AGREEMENTS AND AGREEMENTS, WRITTEN OR ORAL CONCERNING THE SETTLEMENT OF DISPUTES RELATED TO THE ARBITRATION, FINAL AWARD, AND THE DISTRICT COURT ACTION.

25.           Construction of Agreement. This Settlement Agreement was the result of voluntary negotiations and preparation by and among the Parties and their respective attorneys. This Settlement Agreement and the consideration given herein are the result of a compromise between the Parties and shall not be considered an admission of wrongdoing, liability, fault or responsibility by any Party to another; any such liability is expressly denied and disclaimed. The Parties expressly acknowledge and agree that this Settlement Agreement shall not be deemed prepared or drafted by one party or another, or their attorneys, and will be construed accordingly.

26.           Headings. The headings in this Settlement Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Settlement Agreement.

27.          Governing Law and Jurisdiction. THIS SETTLEMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS THEREIN. EXCLUSIVE JURISDICTION OF ALL DISPUTES REGARDING THIS SETTLEMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE IN THE COURTS LOCATED IN HARRIS COUNTY, TEXAS. EACH PARTY EXPRESSLY SUBMITS TO THE JURISDICTION OF AND VENUE IN THE FEDERAL AND STATE COURTS LOCATED IN HARRIS COUNTY, TEXAS U.S. FOR ANY AND ALL CLAIMS, DISPUTES, OR LITIGATION RELATING TO, AND ARISING OUT OF THIS SETTLEMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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28.           Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SETTLEMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SETTLEMENT AGREEMENT BY, AMONG OTHER THINGS, THE CONDITIONAL MUTUAL RELEASES CONTAINED IN SECTION 11 (CONDITIONAL MUTUAL RELEASES).

29.           Indemnity.  Notwithstanding the Conditional Mutual Releases specified in Section 11 (conditional mutual releases), the Lazarus Parties shall indemnify, defend, and hold harmless the GEL Tex Releasing Parties from and against any and all third party claims, suits, damages, losses, expenses or liabilities (including reasonable attorneys’ fees and expenses) incurred or suffered by any of the GEL Tex Releasing Parties arising by reason of or resulting in whole or in part from any of the Lazarus Parties’ acts or omissions.

30.           Forward Contracts. The GEL Tex Agreements, taken together, are a forward contract as contemplated under section 546(e) of the Bankruptcy Code and as defined under section 101(25) of the Bankruptcy Code, for the supply of crude oil. The Settlement Payment constitutes a settlement payment in connection with GEL Tex’s forward contract, and GEL Tex is a forward contract merchant, as contemplated under section 546(e) of the Bankruptcy Code and as defined under section 101(26) of the Bankruptcy Code.

31.           Severability. Any term or provision of this Settlement Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Settlement Agreement in any jurisdiction. If any provision of this Settlement Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable. Upon any other determination that a term or provision is invalid or unenforceable, the Parties will negotiate in good faith to modify this Settlement Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

32.           Counterparts, Electronic Signatures. This Settlement Agreement may be executed in counterparts, each of which shall be deemed an original, and which together shall constitute a single agreement. Signature pages transmitted electronically (including electronic mail) may be used with the same force and effect as the original, manually signed documents.

33.           Effect of Termination. On and after the Termination Date, this Settlement Agreement shall be of no further force and effect and the Parties shall be returned to their respective rights and remedies as they existed before the Effective Date; provided however, that GEL Tex reserves all claims, rights and remedies for breach of this Settlement Agreement in the event of termination under Section 17(b) (termination) based upon a Willful Breach of a restrictive covenant specified in Section 10 (restrictive covenants); provided further, that the outstanding balance of the Final Award shall be reduced by the Retained Payments received by GEL Tex. For the avoidance of doubt, upon the occurrence of the Termination Date, all of GEL Tex’s and the Lazarus Parties’ claims, defenses, rights, and remedies are reserved, including without limitation any and all GEL Tex Claims and Lazarus Claims and any and all claims for breach of this Settlement Agreement, and GEL Tex shall retain all Retained Payments received on or prior to the Termination Date.

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IN WITNESS WHEREOF, the undersigned have caused this Settlement Agreement to be duly executed and delivered as of the date first set forth above.

GEL TEX MARKETING, LLC

By:	R.V. DEERE
Name:	ROBERT V. DEERE
Title:	CHIEF FINANCIAL OFFICER

LAZARUS ENERGY, LLC

By:	/s/ JONATHAN CARROLL
Name:	JONATHAN CARROLL
Title:	PRESIDENT

BLUE DOLPHIN ENERGY COMPANY

By:	/s/ JONATHAN CARROLL
Name:	JONATHAN CARROLL
Title:	PRESIDENT

LAZARUS ENERGY HOLDINGS, LLC

By:	/s/ JONATHAN CARROLL
Name:	JONATHAN CARROLL
Title:	PRESIDENT

NIXON PRODUCT STORAGE, LLC

By:	/s/ JONATHAN CARROLL
Name:	JONATHAN CARROLL
Title:	PRESIDENT

CARROLL & COMPANY FINANCIAL HOLDINGS, L.P.

By:	/s/ JONATHAN CARROLL
Name:	LAZARUS FINANCIAL, LLC
Title:	GENERAL PARTNER

By:	/s/ JONATHAN CARROLL
Jonathan Carroll
[Signature Page to Settlement Agreement]

Exhibit A

The Final Award

 Exhibit A

AMERICAN ARBITRATION ASSOCIATION
Commercial Arbitration Tribunal

LAZARUS ENERGY, LLC, Claimant and Counterclaim Respondent -v- GEL TEX MARKETING, LLC. Respondent and Counterclaimant.	) ) ) Case No. 02-16-0001-5548 ) ) )

FINAL AWARD

1. The undersigned Arbitrator, having been designated in accordance with the arbitration agreement entered into between the above-named Parties, having been sworn in, and having duly heard the proofs and allegations of the Parties, hereby AWARD as follows:

INTRODUCTION

2. This dispute concerns the Parties' performance of a series of three interrelated agreements (the "Agreements") each effective August 12, 2011, and all governed by Texas law. Under these Agreements, an affiliate of Respondent GEL Tex Marketing, LLC ("GEL Tex")1 was to provide financing for the refurbishment of a crude oil refinery located in Nixon, Texas (the "Refinery"), approximately 45 miles southeast of San Antonio, owned and operated by Claimant Lazarus Energy, LLC. ("Lazarus").2 GEL Tex was also to be the sole supplier of crude oil to the Refinery once it was operational.

3. The Agreements provided that GEL Tex would not be paid for the crude oil on delivery, only after the crude oil was refined and sold to purchasers of the refinery's specialty products, primarily jet and diesel fuel and naphtha. In the event proceeds remained after payments for the crude oil and other specified amounts, they would be shared between the Parties in a contractually prescribed manner. Lazarus had primary

1 GEL Tex is a subsidiary of Genesis Energy, L.P. ("Genesis"), a publicly traded master limited partnership providing midstream energy infrastructure and logistics services primarily in the Gulf Coast region of the United States.

2 Lazarus is a wholly-owned subsidiary of Blue Dolphin Energy Company ("Blue Dolphin"), a publicly traded corporation, 19% of whose shares are owned by the public, with the remaining 81% owned by Lazarus Energy Holdings, LLC ("LEH"). Jonathan Carroll ("Carroll"), the chief executive officer of Lazarus, Blue Dolphin and LEH, owns 61% of LEH, and thus controls all three companies. The Refinery accounts for 99% of the affiliated companies' operations.

responsibility for the marketing of the refined products, although GEL Tex was expected to provide marketing services as well.

4.
This arrangement provided significant benefits to Lazarus, which lacked the financial ability to refurbish the Refinery and purchase the required amounts of crude oil on normal credit terms. Overall, Lazarus received distributions for: construction (over $11 million); loan re-payments (over $6 million); and operating cash (over $33 million).

5.
The fact that payment for crude oil would not occur until after the refined products were sold created financial risks for GEL Tex and the Parties' Agreements contained several provisions designed to mitigate those risks. The effectiveness of these protections, however, hinged on. Lazarus' compliance with them. The dispute here largely arises from Lazarus' failure to do so.

THE PARTIES' AGREEMENTS

6.
Effective August 12, 2011, Lazarus signed a Construction and Funding Contract (the "Construction Agreement") with Milam Services, Inc. ("Milam"), a GEL Tex affiliate, under which Milam facilitated the refurbishment of the Refinery and provided the funds to do so. Ex. J-1.

7.
Effective the same date, GEL Tex and Lazarus entered into two contracts, the Crude Oil Supply and Throughput Services Agreement ("Supply Agreement"), Ex. J-2, and the Joint Marketing Agreement ("Marketing Agreement"). Exs. J-2 and J-3, respectively.

8.
This dispute implicates a number of the Agreements' provisions, several of which are discussed below.

Construction Agreement

9.
Although the focus of this arbitration is on the Supply Agreement and the Marketing Agreement, the Construction Agreement also contains provisions bearing on the issues here.

10.
Section 12.2(a) requires that Lazarus operate the Refinery in the Ordinary Course of Business, which term is defined in Section 1.1 as the "ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency)".

11.
Section 13.3(e) precludes Lazarus from entering into any contracts with third parties "that would materially affect or impair" the rights of Milam or its Affiliates (including GEL Tex) under the Agreements, without the written consent of Milam or its affected Affiliate.

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12. Under Section 13.5, Lazarus is likewise precluded from entering into a transaction with any of its Affiliates unless Lazarus demonstrates to GEL Tex's satisfaction that "the terms of the proposed transaction are at least as favorable as those [Lazarus] could obtain in an arm's length transaction" with an unaffiliated party. As stated in Section 13's introduction, consent to such transaction must be provided in writing.3

13. Section 18.1 sets out events that qualify as "Owner [Lazarus] Events of Default" occurring under any of the Agreements, including when:

(a)
[Lazarus] fails to transfer to [GEL Tex] any customer payment for the sale of the Nixon Product sent to [Lazarus] that (i) are owed to [GEL Tex] .... or (ii) are subject to the accounting of [Lazarus] under any [contract] within two (2) Business Days of receipt of such payments by [Lazarus];

(b)
[Lazarus] fails to comply with any material term of [any of the agreements] (except for a default described under [the prior provision], and that noncompliance continues for thirty (30) days after the first date that [Milani] notifies [Lazarus] in writing of its noncompliance; ...

(m) a Material Adverse Effect occurs

14. "Material Adverse Effect" is defined in Section 1.1 to mean "any change, effect, event, occurrence, condition or other circumstance which individually or in the aggregate, with other changes, effects, events, conditions or other circumstances that adversely affect the value of the business, operations, condition (financial or otherwise) or prospect of [Lazarus] or the [Nixon Plant], or adversely affects (a) the ability of [Lazarus] to perform any of its obligations under [one of the Agreements] or (b) the validity or enforceability of any [of the Agreements] or (c) the rights and remedies of or benefits available to [GEL Tex] under [any of the Agreements].

Supply Agreement (Ex. J-2)

15. Section 1.2 of the Supply Agreement defines -Nixon Product" as the "Crude Oil and other Hydrocarbons refined and processed by Lazarus at the [Refinery] pursuant to the terms of this Agreement". The task of procuring crude oil for the Refinery was performed by Genesis Crude Oil ("GCO"), a GEL Tex affiliate, which purchased crude oil from suppliers, and arranged to have the crude oil transported and delivered to the Refinery on GEL Tex's behalf. GEL Tex in turn charged Lazarus for GCO's Cost of Crude Oil ("COC"). Section 1.2 defines the COC to be charged under the Agreements as the price "calculated using the pricing formula set forth in Exhibit B", which provides:

3Under Section 13.1, Lazarus is prohibited from incurring debt without GEL Tex's approval unless the debt is expressly and fully subordinated to the Agreements' obligations. Although GEL Tex cites Section 13.6 as assisting its arguments, Lazarus' commitment in that provision is to Milam and not to its Affiliates.

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The Crude Oil will be supplied to the refinery using the following formula pricing:

Price $USD = Daily Flint Hills Posting (monthly avg.) + Platt's-Plus (monthly avg.) Freight Expense + A + B

"A"
= Deduct factor to be negotiated on a term basis with individual leaseholders.

The typical term is 30 days, 90 days, 180 days, or one year.

"B"
= GEL [Tex]'s cost associated with hedging Crude Oil and/or Nixon Product (as defined in the Joint Marketing Agreement).

Freight Expenses will vary according to the distance to the lease from the [Refinery], among other factors. The expenses will be averaged over all the delivered barrels in a calendar month.

16.
Section 3.1 of the Supply Agreement specifies that:

Exclusive Supplier: GEL [Tex] shall be the exclusive supplier of Crude Oil for all operational requirements for the [Nixon Refinery] which are estimated to be up to 15,000 Bbls/day.

17.
In Section 3.2 GEL Tex is assured "exclusive use and utilization of" three Storage Tanks (51, 53 and 54) at the Refinery. Section 4.3 establishes the fee to be paid for such usage and the circumstances under which GEL Tex can recover the fee. Provisions regarding the responsibility for cleaning of these Storage Tanks upon termination of the Agreements are found in Sections 4.3(b) and 5.3(a).

18.
Supply Agreement Section 3.3 provides that:

Compensation for Crude Oil; Grant of Lien: All Crude Oil shall be provided to Lazarus at the Cost of Crude Oil. All Crude Oil supplied to Lazarus by GEL [Tex] will be paid for by Lazarus pursuant to and through the terms of the Joint Marketing Agreement. As security for all of the obligations owed to GEL [Tex] or its Affiliates under the Joint Marketing Agreement, Lazarus hereby grants, assigns, transfers and conveys to GEL [Tex] a security interest in and a general lien upon the Nixon Product and any profits, proceeds, products, revenues, and other income derived from or attributable to the Nixon Product until such time as Lazarus has fulfilled its obligations under the Joint Marketing Agreement.4

4GEL Tex perfected this lien in May 2012.

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19.
Section 3.4 precludes Lazarus from using the crude oil received from GEL Tex "for any purpose other than for the operation of the" Refinery or as otherwise provided in the Supply Agreement.

20.
Under Section 4.2(a) of the Supply Agreement, Lazarus must provide to GEL Tex on a daily basis the following information regarding each delivery of crude oil to the Refinery: (a) the carrier's name, (b) the carrying vehicle or vessel, (c) the custody transfer point, (d) the type, grade and quality of Crude Oil received, (e) the estimated time of arrival, and (f) any other pertinent information, including all documentation required by law concerning the receipt, handling or storage of Crude Oil.

21.
As in the Construction Agreement, Lazarus is required in Section 5.5 of the Supply Agreement to operate the Refinery in the Ordinary Course of Business. Section 7.1 requires that Lazarus secure insurance protecting the crude oil's full market value and, in any event, to hold GEL Tex harmless from any crude oil losses occurring after oil is delivered to the Refinery.

22.
The Supply Agreement originally provided for an initial term of 3 years, which was to be automatically renewed for successive 1-year terms unless either Party, on 90 days notice prior to the expiration of the initial terms or of a renewal term, elected to terminate (Section 2.1). Each Party had the right to terminate the Supply Agreement early and without liability in the event the other Party's unexcused failure to perform that was not cured within 45 days of a written notice of the alleged failure (Section 2.2).5 As explained below, this provision was later modified to extend the Agreements until August 12, 2019, and to eliminate Lazarus' right to early termination.

Marketing Agreement (Ex. J-3)

23.
Section 2.1 of the Marketing Agreement obligates each Party to "act in good faith towards and cooperate with the other Party" to promote the successful marketing of Nixon Product, and assure that their Affiliates do the same. In addition, each Party is to provide information to the other that is reasonably necessary for the Party to comply with its obligations under the Marketing Agreement.

24.
Section 3.1 states that Lazarus is to have the sole responsibility for entering into written contracts for the purchase and sale of Nixon Product. Section 2.3, however, specifies that Lazarus is to make no contract with a third party that "would materially affect or impair GEL [Tex]'s or its Affiliates rights under this Marketing Agreement (each a "Material Event"), the Construction Contract, or the Supply Agreement without first consulting with GEL [Tex] and obtaining GEL [Tex]'s prior written consent to such Material Event".

5 Similar termination provisions are found in Section 7.1 of the Marketing Agreement, which were also later modified in the same way.

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25.
In addition, Section 3.3 of the Marketing Agreement establishes that GEL Tex has the right, prior to any sale of Nixon Product, "to confirm that all customers meet the requirements of GEL [Tex]'s customer credit approval process". Only after the purchaser passed GEL Tex's credit check was Lazarus authorized to make the necessary contractual arrangements sell product to a prospective purchaser.

26.
Section 4.1 of the Marketing Agreement establishes GEL Tex as the collection agent for all invoiced amounts for the sale of Nixon Product. To receive these moneys, GEL Tex is to establish a bank account, to be called the Nixon Product Sales Account, referred to by the Parties as the "Lockbox". "[A]11 amounts collected from the sale of Nixon Product shall be deposited into" the Lockbox. This requirement also applies to any payment for Nixon Product that Lazarus receives directly, which amounts Lazarus must transfer to GEL Tex for deposit into the Lockbox within a day of receiving them (Section 3.2). As the entity responsible for administering payments from the Lockbox GEL Tex receives a monthly Performance Fee of $150,000, if such funds are available.

27.
Lazarus is also required by Section 3.2 to (a) direct all customers to make all payments for the purchase of Nixon Product directly to GEL Tex until further notice and (b) secure from each customer a executed copy of a "Notice of Direction of Payments", which the Parties refer to as a Notice of Assignment ("NOA"). A form NOA is attached as Exhibit C to the Marketing Agreement.

28.
The NOAs specify that payment will be made either to GEL Tex directly by check or to a specific GEL Tex bank account at Bank of America and that the NOA "is irrevocable and [purchasers] should continue to remit such payments [in the manner provided] until [they] receive other written instructions signed by an authorized officer of GEL [Tex] and Lazarus". NOAs are to be signed by GEL Tex, Lazarus and the customer, thereby placing GEL Tex in privity with each purchaser of Nixon Product that signs a NOA.

29.
The order of payments from the Lockbox, the "Waterfall" was originally was set out in Sections 4.2, 5.2 and Exhibit B of the Marketing Agreement. As discussed below, the Parties subsequently amended the order of distributions by letter agreement dated August 1, 2012.

30.
To assure that GEL Tex could properly oversee the Refinery's operations, Section 3.4 requires Lazarus to provide to GEL Tex on each business day, the following information regarding the prior day's activities at the Refinery: (a) daily yield data for the Nixon Product, (b) documentation of all bills of lading for delivery of the Nixon Product, (c) inventory reports for Crude Oil delivered pursuant to the Supply Agreement and for Nixon Product, (d) how Lazarus has expended any Tank Storage Fee charged; and (e) any other report or information GEL Tex requests related to operation of the Refinery.

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AMENDMENTS TO THE AGREEMENTS

31. Since the execution of the Agreements, the Parties have entered into various letter agreements suspending, amending and supplementing the Agreements. Exs. J-5 through J-14. Most of these involved temporary modifications of the distribution priorities for funds in the Lockbox to tide Lazarus over during periods of inadequate revenues. Some were longer lasting and two are particularly relevant here.

32 Effective August 1, 2012, the Parties clarified and modified certain Marketing Agreement provisions regarding the order in which Lockbox distributions would be made. Ex. J-9. Noting that Lazarus owed GEL Tex over $2.3 million for crude oil delivered in May and June 2012, the Parties acknowledged that these Deficit Crude Amounts had to be paid from subsequent months' total revenues resulting from the sale of Nixon Products in subsequent months. The Parties established that payments from future product sales revenues (the "Available Proceeds") would be distributed in the following order:

●
To Lazarus, for taxes due on product sales;

●
To GEL Tex for any unpaid COC from prior months' deliveries and for those of the current month;

To the extent that additional revenues remained after these payments, these amounts ("Gross Profits") were to be distributed as follows

●
To Lazarus, Operations Payment of $750,000 and to GEL Tex a Performance Fee of $150,000;6

●
To GEL Tex, financial statement preparation fees, tank storage fees, and product transportation costs, and any other unpaid, non-crude oil amounts;

●
A division of remaining revenues between the Parties in accordance with formulas set out in their agreements.

33. To eliminate any uncertainty about the treatment of unpaid COC from prior months, Section 3(c) of the August 1, 2012 letter agreement specifically provided that any unpaid COC amounts from prior periods (and for the current period) had to be paid fully prior to determining whether any other proceeds were available for distribution. With regard to the issues here, this meant that payment of Operations Payments to

6 Following a letter agreement dated June 4, 2015, certain Lazarus' distributions were to be diverted to Sovereign Bank ("Sovereign") to assure satisfaction of Lazarus' monthly mortgage payment, provided that Gross Profits distributable to Lazarus were available to make the distribution. Ex. J-14.

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Lazarus and Performance Fees to GEL Tex would not be occurring unless all delivered crude oil had been paid for.7

34.
On October 24, 2013, the Parties further modified the Agreements. Ex. J-13. At the time, Lazarus owed $11.36 million to Milam and GEL Tex, and apparently had some difficulty paying for certain equipment and services Lazarus ordered for the Refinery. As part of the Parties' resolution of these issues, the term and termination provisions of the Supply Agreement and the Marketing Agreement were modified in Section 2(a) to eliminate Lazarus' ability to terminate the Agreements and to extend the Agreements' terms until August 12, 2019.8

35.
In addition, in Section 2(g) of the October 24, 2013 letter agreement, Lazarus agreed to release GEL Tex from all claims Lazarus might have had against GEL Tex prior to the date of the letter agreement, specifically:

from any and all Claims or losses of every kind or nature at this time known or unknown, direct or indirect, fixed or contingent, which [Lazarus and related parties] have or hereafter may have arising out of any act, occurrence, transaction, or omission occurring from the beginning of time to the date of the execution of this Letter Agreement if related to [the Agreements, as amended] except that future obligations of [GEL Tex] shall not be included in the [released claims]. IT IS THE EXPRESS INTENT OF THE RELEASING PARTIES THAT THE RELEASED CLAIMS SHALL INCLUDE ANY CLAIMS OR CAUSES OF ACTION ARISING FROM OR ATTRIBUTBLE TO THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF [GEL TEX].

THE PARTIES' ARBITRATION AGREEMENT

36.
Also effective August 12, 2011, the Parties entered into a Dispute Resolution Agreement (the "Arbitration Agreement"), applicable to, and governing "all disputes between the applicable Parties" under each of the Agreements. Ex. J-4 at 3.

37.
The Arbitration Agreement provides that disputes shall be arbitrated before a single arbitrator, in Houston, Texas, under the AAA's Commercial Arbitration Rules in effect at the time a demand for arbitration was made and under the Texas Arbitration Act. The Arbitrator is authorized to grant any relief he or she deems fair and reasonable, subject to the limitation that the arbitration shall be governed by "the laws of the State of Texas, including, without limitation, relating to arbitration, discovery, evidence, remedies, damages, attorneys' fees and pre- and post-judgment (award) interest". Id. at 4. The Arbitration Agreement itself is governed by "the laws of the State of Texas without regard to its conflicts of laws principles". Id. at 6.

7This appears to have been the case under the original Agreements but apparently had been a point of contention in the early months of the Parties' arrangement.

8The letter agreement also required that Lazarus only use the funds from the Operating Payments to pay the Refinery's operating expenses, which apparently Lazarus had not always done previously.

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38.
Furthermore, neither Party is to have any liability for any "special, indirect, incidental, or consequential loss or damage whatsoever, or any special, indirect, incidental, or consequential (including lost profits or lost investment opportunity) liability in connection with its performance of its obligations under" the Agreements. Id at 5.

39.
The Arbitration Agreement specifically authorizes the Arbitrator to impose any provisional remedy during the arbitration that would be available from a court of law, and to take other actions that the Arbitrator deems appropriate to the same extent a judge could pursuant to the Texas Rules of Civil Procedure. Id.

40.
Each Party has the right, however, "to seek a preliminary, temporary, and/or permanent injunction against the other Party... in a court of competent jurisdiction in Houston, Harris County, Texas, U.S.A. If such action is commenced, the Parties may claim against the other for reasonable and necessary attorneys' fees, expenses, and costs incurred relating to such legal proceedings". Id.

41.
The costs and expenses of the arbitration, including the fees of the Arbitrator, are to be borne by the Parties in the manner chosen by the Arbitrator, although in no case is the prevailing Party to bear more than one-half of such costs, expenses and fees. Attorneys' fees may be awarded as allowed by law. Id.

INTRODUCTION TO THE DISPUTE

42.
As indicated by the number of times the Agreements have been amended, largely to address Lazarus' financial stresses, the Parties' relationship has experienced difficulties from the beginning. This section of the Final Award focuses only on the events leading to the current dispute.

43.
Refinery operations during 2014 and into 2015 appear to have been relatively smooth. In late fall 2015, however, GEL Tex noticed an unusual build up in the Refinery's inventory of refined products, particularly jet fuel and diesel fuel (the Refinery's most valuable products), and inquired as to the reason. Lazarus provided assurances that this build-up was intended to avoid having to sell the products into a poor market, which Lazarus expected to improve.9 In particular, Lazarus emphasized that it was attempting to secure a contract from the Defense Logistics Agency — Energy ("DLA") that would bring substantial benefits to the Parties. No timetable for an award of such a contract was provided.

44.
In November 2015, Lazarus asked that Genesis financially support efforts to secure Small Business Administration ("SBA") HUBZone status, which would facilitate the

9Carroll described the circumstances as a "contango" situation, i.e., when the futures price of a refined product is higher than the current spot price, suggesting but not assuring, that the product will sell at a higher price if sold in the future. The reverse situation, where futures prices are lower than current spot prices, is referred to as "backwardation".

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securing of favorable DLA contracts for the Refinery's products. When GEL Tex declined to provide funds or a letter of credit, Carroll, apparently frustrated by what he viewed as GEL Tex's lack of support, suggested terminating the Agreements.

45.
GEL Tex responded that it had no obligation to provide further financial support to the project and that, as established in the October 24, 2013 letter agreement, Lazarus had no ability to terminate the Agreements. Nevertheless, GEL Tex stated that it would consider any detailed proposal Lazarus presented. The record reflects no Lazarus response to this invitation.

46.
By mid-January 2016, the inventory level had grown to levels almost double those in August-October 2015. GEL Tex expressed increased concern noting that when product is not sold, GEL Tex is not being paid for the crude oil it supplies. In a mid-February 2016 meeting, GEL Tex expressed considerable discomfort with its credit exposure and insisted that Lazarus provide a plan to reduce the Refinery's inventory. No such plan was provided.

47.
In addition to GEL Tex not receiving payment for its crude oil, the Refinery's cash flow became negative in February 2016 because the Refinery was receiving no significant revenues from the sale of products. Even though this meant that Lazarus was not entitled to receive any Operations Payments, Lazarus declined to increase the Refinery's sales.

48.
In mid-to-late March 2016, the Parties agreed that GEL Tex would provide the Refinery in April approximately 14,000 barrels of crude oil per day. On April 1, 2016, however, without any advance notice to Lazarus, GEL Tex began deliveries of approximately 7,000 barrels per day.

49.
Following an inquiry by Carroll, GEL Tex's Mr. Smith ("Smith") responded on April 2, 2016, that:

Since September 2015, Nixon's monthly crude purchase request/deliveries have exceeded refined product sales. As a result, during this period, [the Refinery] accumulated over 300,000 barrels of inventory  On numerous occasions, GEL Tex has stated our concern about the builds, and asked for your plans to reduce inventory. In a January meeting, you mentioned several new customers who might be interested in buying product (i.e. Citgo and Calumet) but we haven't seen any offers yet. However, during our recent conversations in February, you stated your intent was to take advantage of the "curve shape" (i.e. trading). Building inventory for trading purposes is inconsistent with both the spirit and terms of our Agreements. Our intent is to reduce crude deliveries until (a) inventory declines to a more moderate level and (b) product sales volume increases to a level consistent with your run rate.

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Smith indicated that GEL Tex was eager to assist in marketing the Refinery's products but needed guidance on which customers Lazarus wanted GEL Tex to contact. Ex. J-33.

50.
Carroll responded on April 6, 2016, contesting Smith's recollection of the earlier meetings and agreeing that building inventory for the purpose of trading was "inconsistent with both the spirit and terms of the Agreements." Carroll insisted that he was not engaged in trading and pointed out that the inventory was hedged in part, to the benefit of both parties. Carroll listed several prospective markets for the Refinery's diesel oil, and informed GEL Tex that LEH had been awarded a contract to supply DLA approximately 978,000 barrels of jet fuel. Carroll stated that GEL Tex's actions were a "serious breach of our agreement" but expressed hope that deliveries of 12,500 barrels per day could commence shortly.10 Ex. J-34 at 1-3.

51.
Smith responded two days later that GEL Tex had provided approximately $15.5 million of crude oil for which it had not been paid and would not be paid until product was sold. In Smith's view, Carroll had not provided "concrete details ... only hypothetical customers and sales targets", which Smith did not view as operational requirements. GEL Tex requested substantive marketing information that would permit assessment of the Refinery's needs. If received, GEL Tex would determine the appropriate level of crude volume for delivery. Ex. J-34 at 1.

52.
Also on April 8, 2016, attorneys for GEL Tex notified Lazarus that because the Refinery's product inventory was approximately 300,000 barrels (double the norm), GEL Tex viewed Lazarus as having materially breached the Agreements, by violating Lazarus' marketing and sales obligations, and failing to provide information regarding anticipated sales. Accordingly, GEL Tex would not be increasing deliveries until inventory declined and sales volumes increased. Ex. R-186.

53.
Carroll's response on April 14, 2016 (Ex. C-148) re-stated (almost verbatim) its earlier-expressed views regarding Lazarus' potential markets and asserted that GEL Tex's level of deliveries would result in the "inevitable shut-down" of the Refinery because the Refinery could not "safely operate with the amount of crude currently being delivered".11 Carroll noted again the award of the DLA contract, stating that "liftings" would start in the next several weeks. Carroll attached copies of DLA's March 29, 2016 "award" to LEH and an April 1, 2016 contract between Lazarus and LEH for the sale of up to 976,405 bbls of jet fuel to LEH over the following 12 months at a price equal to 2 1/2 cents over the index price for jet fuel ("Lazarus/LEH Sales Agreement"). Ex. J-32.

10The correspondence failed to mention that Lazarus did not in fact have a contract with DLA at that time, that the "award" would have to be re-bid and, thus, no contract could come into effect for some time, if then. Carroll testified that he told GEL Tex at some point that was the case.

11The record does not reflect any Refinery shut down or safety issues, perhaps because Lazarus may have purchased some crude oil from Shell Oil.

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54.
Review of the DLA award and the Lazarus/LEH Agreement revealed to GEL Tex that Lazarus did not intend to share with GEL Tex the full benefits of any DLA award. Rather, Lazarus intended to sell the jet fuel to LEH at a price consistent with (and slightly above) what Lazarus generally received from other purchasers for jet fuel and allow LEH to retain the remaining amount (approximately 12.2 cents per barrel). Ex. R-80. Under the Lazarus/LEH Sales Agreement, proceeds from the sale of product by Lazarus to LEH were to be paid to Lazarus, not to the Lockbox. Lazarus had not secured a NOA from LEH requiring payment of that amount into the Lockbox and had not given GEL Tex an opportunity to assess LEH's credit in advance of the sale.12

55.
On April 19, 2016, GEL Tex's attorneys notified Lazarus that GEL Tex expected. LEH to have DLA direct all payments under the DLA contract to the GEL Tex and to transfer the DLA contract to Lazarus. Ex. C-149. Lazarus and LEH satisfied neither of the requests.13

56.
GEL Tex thereafter declined to increase deliveries above 7,000-7,500 barrels a day. Even though Lazarus claimed a market for jet fuel coming on line sometime in May, it had no plans for the sale of diesel fuel inventories, which continued to build. Ex. J35.14 GEL Tex did advance to Lazarus $141,178 to be used as an Operations Payment, "to encourage Lazarus to use its efforts to reduce inventory". GEL Tex emphasized that it would not continue to provide such advances without such a reduction and, hopefully, the Refinery's return to profitability. Ex. C-152. This demand prompted no noticeable change in the Refinery's marketing efforts.

57.
On May 2, 2016, GEL Tex initiated a lawsuit against Lazarus and LEH in the Harris County District Court ("District Court") seeking a Temporary Restraining Order ("TRO") and a Temporary Injunction against both entities. The District Court granted the requested TRO and set the Temporary Injunction request for hearing. On the same day, GEL Tex alerted Sovereign that Lazarus was not complying with its obligations under the Agreements. In particular, Lazarus was not selling product on a timely basis and had contracted to sell jet fuel to an affiliate without GEL Tex's knowledge or agreement, and without requiring that the funds from the DLA contract be paid into the Lockbox.15

12 As recently as February 24, 2016, the SBA had rejected LEH's application to qualify to bid for the DLA contract because of a lack of financial stability. Ex.C-144.

13'It is not clear that the SBA would have allowed the transfer of the DLA contract to Lazarus but the record reflects no LEH attempt to determine whether that was possible or to explore any other alternatives.

14 DLA began purchasing jet fuel on May 18, 2016. GEL Tex continued deliveries at reduced levels in June 2016 because, in its view, inventories of diesel oil remained excessive. Ex. R-89.

15Section 4(c) of the June 4, 2015 letter agreement required GEL Tex to notify Sovereign of any Lazarus defaults. If not cured within 30 days, GEL Tex had the right to assert all of its remedies under the Agreements. Ex. J-14.

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58.
By the time GEL Tex's request for an injunction was heard in the District Court, it had become clear that Lazarus was not requiring all purchasers of Refinery products to pay into the Lockbox, and in some instances had directed that moneys due be paid directly to Lazarus, despite knowing that by doing so Lazarus was violating the Agreements and that the customers complying with these instructions would be violating their NOAs.

59.
The entities involved included Valero, Pinnacle and Shell. The Shell transaction was particularly questionable. Not only had Lazarus "bought" crude from Shell on credit without GEL Tex's authorization and in violation of Lazarus' commitment to GEL Tex as the Refinery's sole crude oil supplier, but also when Lazarus could not pay for the crude oil, Lazarus permitted Shell to take payment for part of that debt in the form of $1.5 million of diesel fuel made from GEL Tex-sourced crude oil in which GEL Tex held a security interest.16

60.
After several days of hearings, the District Court on June 20, 2016, issued a Temporary Injunction, finding that GEL Tex faced imminent harm because (a) payments for Nixon Product required to be deposited in the Lockbox were instead being deposited in a Lazarus bank account, (b) money being paid to LEH by DLA for jet fuel derived from Nixon Product was flowing to LEH instead of to the Lockbox; (c) Lazarus' improper diversion of payments for Nixon Product to itself rather than to the Lockbox would prevent payment for ongoing operations, and (d) Lazarus' refusal to provide to GEL Tex the information required by the Supply Agreement and Marketing Agreement precluded GEL Tex from proper administration of the Lockbox.

61.
The District Court further found that GEL Tex would probably suffer irreparable injury for which there was no adequate remedy at law because Lazarus and LEH (a) probably would not be able to pay damages awarded in a judgment; and (b) were causing incalculable harm by diverting monies from the Lockbox necessary to fund on-going operations at the Refinery and by refusing to provide information necessary to administer the Lockbox, a function necessary to the on-going operation of the Refinery.17

62.
The District Court ordered Lazarus to "instruct its customers that all payments for the Nixon [Refinery] refined products from crude oil supplied by GEL Tex are to be made directly to the Bank of America 'Nixon Products Sales Account' or lockbox'".

16Lazarus' claim that it played no part in Shell's removal of such diesel fuel from the Refinery is not credible. Indeed, Lazarus provided to Shell, also in violation of the Agreement, confidential information regarding the Parties' contractual relationship. Shell is now the primary, if not sole, supplier of crude oil to the Refinery. It seems clear that beginning at least in the spring of 2016, Lazarus was in active discussions with Shell about replacing GEL Tex in whole or in part as the Refinery's crude oil supplier.

17Lazarus' refusal to provide data regarding the Refinery's operations had the effect of shielding from GEL Tex's sight the full extent of Lazarus' inappropriate activities.

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The District Court noted that LEH should be treated as a customer of Lazarus for this purpose. Lazarus was also directed to provide to GEL Tex the information regarding crude oil receipts and refinery operations required by Sections 4.2(a) of the Supply Agreement and 3.4 of the Marketing Agreement. Thus, with respect to Lazarus, the Temporary Injunction amounted to a command that Lazarus comply with the Agreements pending resolution of the dispute.

63.
In the case of LEH, the District Court directed LEH to pay into the District Court's registry, within two days of receiving the funds, the differential between the amounts of money received from DLA less the cost of the same Nixon Product that it purchased from Lazarus. Ex. R-187.

64.
Lazarus and LEH did not seek rehearing of the Temporary Injunction or seek an appeal. Nor did they fully comply with these directives. In some instances, for example, Lazarus sold products produced from GEL Tex crude oil to companies whose credit had never been vetted by GEL Tex and under agreements requiring payment directly to Lazarus in contravention of both the Agreements and the Temporary Injunction. Lazarus claimed it could do so because the sales were "provisional" or "trial" sales, even though no such exemption exists in the Agreements or the Temporary Injunction. Exs. R-106, R-158. In addition, even though Carroll had total control over all the funds involved, Lazarus and LEH did not pay into the Lockbox the full amount LEH owed Lazarus under the Lazarus/LEH Sales Agreement and LEH did not pay into the District Court registry the full differential paid to LEH under the DLA contract.

65.
Throughout this period, Lazarus asserted that the Refinery was generating Gross Profits and that GEL Tex should be making payments to Sovereign in satisfaction of Lazarus' mortgage obligations as well as Operations Payments to Lazarus. GEL Tex, relying on the August 1, 2012 letter agreement, responded that neither payment was required unless Gross Profits existed and Gross Profits could not exist until funds were available to satisfy all amounts due for GEL Tex's past and present crude oil deliveries. See, e.g., Exs. C-8, R-185 (stating that the deficiency through June 2016 was $4.6 million). Lazarus never offered a contrary interpretation of the August 1, 2012 letter agreement and continued to divert money from the Lockbox.18

66.
While the Temporary Injunction request was pending, Lazarus, on May 13, 2016, filed its arbitration demand with the AAA. GEL Tex submitted its Answer and Counterclaim on June 3, 2016, noting that Lazarus had not specified any claims in its filing.

67.
The appointment of the undersigned as the sole Arbitrator was confirmed on August 1, 2016. Following a Preliminary Hearing on August 15, the Arbitrator issued Procedural Order No. 1 establishing a comprehensive procedural schedule and

18GEL Tex was required within weeks to seek, and secure, District Court enforcement of the Temporary Injunction's requirement that Lazarus provide to GEL Tex the contractually required information regarding crude oil deliveries and Refinery operations.

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various case management directives. Pursuant to this order, comprehensive claims, counter-claims and responses thereto were filed on August 29, 2016, September 12, 2016 and September 26, 2016, respectively.

68.
GEL Tex resumed requested crude oil delivery levels July 1, 2016 and continued to provide crude oil at those levels for the next four months, but Lazarus' increasingly obvious failure to perform its obligations under the Agreements and the Temporary Injunction further strained the Parties' relationship.

69.
On September 9, 2016, GEL Tex filed an Application for Appointment of Receiver. Lazarus' response included a request for dissolution of the District Court's Temporary Injunction and approval of LEH's intervention in the arbitration. Following the submission of various responsive pleadings and further requests, oral argument was scheduled for Wednesday, November 9, 2016.

70.
On Friday, November 4, 2016, Lazarus, without any prior notice, informed GEL Tex that Lazarus would no longer accept GEL Tex crude oil at the Refinery. Ex. J-38. At the hearing on November 9, 2016, GEL Tex represented to the Arbitrator that, without waiving any claims, it would respect Lazarus' declaration and would no longer be delivering crude oil to the Refinery.

71.
Following unsuccessful settlement discussions, and further oral argument on Wednesday, November 16, 2016, the Arbitrator issued rulings on the pending issues on November 30, 2016 in an Order on Motions. The Arbitrator denied GEL Tex's request for appointment of a receiver, Lazarus' request for dissolution of the Temporary Injunction, and LEH's request for intervention. The Arbitrator's decision relied in significant part on the assumption that Lazarus would comply with the District Court's Temporary Injunction and, if not, that GEL Tex would seek enforcement. Neither assumption proved to be correct.

72.
In the Order on Motions, the Arbitrator also granted GEL Tex's request for an order requiring that Lazarus sell all GEL Tex Refined Products of a particular type before selling any refined products of a similar type produced from non-GEL TEX crude oil, effective immediately.19 The record indicates that Lazarus did not comply with this directive either.

73.
Seven days of hearings were held April 24-26 and 28, and May 1-3, 2017, during which the testimony of 6 witnesses, including two experts, was presented and cross-examined. Post-hearing briefs were submitted on June 2 and 16, 2017, and submissions and objections to requests for attorneys' fees, and to responses to certain

19Lazarus had initially represented that it would not be processing any of GEL Tex's crude oil in the Nixon Plant storage tanks, which Lazarus represented were unusable. Nevertheless, without notice to GEL Tex, Lazarus began doing so, apparently sometime between the November 9 and the November 16 hearings. None of the proceeds from the resulting refined products appear to have been paid into the Lockbox.

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questions on which the Arbitrator requested additional presentations, were filed on July 7, 2017 and July 17, 2017. The record was closed on July 21, 2017.

THE PARTIES' CLAIMS, COUNTER-CLAIMS, DEFENSES AND REQUESTS FOR RELIEF20

74. Lazarus requests:

a.
A finding that GEL Tex materially breached the Agreements in April 2016, and a declaration that the Agreements were terminated as of the date of that material breach;

b.
An award of $5,680,031 in damages for GEL Tex's allegedly improper 50 cents per barrel addition to the COC;

c.
An award of $2,351,555 in damages for GEL Tex's alleged failure in April, May and June 2012 to hedge properly the Refinery's products;

d.
An order requiring GEL Tex to remove and dispose of, at its sole expense, all residual material in Refinery tanks 51, 53, and 54, as allegedly required by §5.3(a) of the Supply Agreement;

e.
An order requiring GEL Tex to amend the NOAs to release all parties from them because they allegedly can cover only refined products produced from GEL-Tex sourced crude oil;

f.
An award of $1,200,000 in damages for fees that GEL Tex allegedly owes for the storage of diesel fuel at Ingleside, Texas;

g.
An award to Lazarus of its reasonable attorneys' fees, pre judgment interest, post-judgment interest, and any and all other relief to which Lazarus is entitled.

20 The Tribunal's Procedural Order No. 10, issued February 18, 2017, provided at page 2 that "[a]ny claim, counter-claim and/or defense not referenced in the pre-hearing briefs shall be deemed waived and abandoned." In Lazarus' Claim submitted August 29, 2016, Lazarus asserted among other things that GEL Tex had fraudulently induced Lazarus to enter into the Agreements without revealing GEL Tex's intention to add 50 cents to the actual COC, had failed to distribute certain administrative and other expenses/Operations Payments, failed to pay the costs of including dyes and chemicals in the Refinery's products, and had tortiously interfered with Lazarus' customer relations by refusing to cancel the NOAs after GEL Tex deliveries of crude oil ceased. GEL Tex asserted defenses of unclean hands and unjust enrichment. Both Parties have claimed breaches of the Agreements arising from Lazarus' efforts to "cover" for the reduction in volumes in April 2016 by purchasing from other suppliers. These asserted claims and defenses by the Parties were not re-asserted in their Pre-Hearing Briefs or supported by evidence presented at the hearing. Thus, these previously asserted claims and defenses were waived and abandoned and, in any event, neither Party carried its burden of proof on any of these issues.

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h. With respect to GEL Tex's claims, that the Tribunal hold:

i.
GEL Tex should take nothing on its fuel loss and fuel gas claim;

ii.
GEL Tex is not entitled to any portion of the LEH/DLA differential;

iii.
The Temporary Injunction was wrongfully issued and the funds in the court registry should be released to Lazarus;

iv.
GEL Tex is not entitled to future damages;

v.
GEL Tex is only entitled to recover certain of the past damages it seeks.

75. GEL Tex requests:

a.
An award of $11,692,632 in damages resulting from Lazarus' alleged breach of its obligation to pay GEL Tex for crude oil supplied to the Refinery, including findings that Lazarus diverted to itself proceeds from the sale of refined products made from GEL Tex-sourced crude oil and failed to secure from the purchasers of such products NOAs directing proceeds to the Lockbox;

b.
An award of at least $3,222,904 in damages for crude oil allegedly lost and/or for refined products used as fuel for Refinery operations but not paid for;

c.
An award of $132,929 in damages arising from the diversion of crude oil deliveries required as a result of Lazarus' notice that the Refinery would no longer receive any additional crude oil from GEL Tex;

d.
An award of $14,962,758 or $16,354,723 in expectation damages (the difference depending on LEH's ability to secure a third contract with DLA) resulting from Lazarus' alleged material breach of contract when it decided not to receive any additional crude oil from GEL Tex;

e.
A determination that Lazarus committed a "fraudulent transfer" as that term is used in the Texas Uniform Fraudulent Transfer Act ("TUFTA") by allegedly improperly and fraudulently contracting with its affiliate LEH to skim profits from sales of refined product to the DLA and, based on such a determination, an order of attachment and execution with respect to the funds currently in the registry of the District Court, requiring that the Clerk deposit the funds into the Lockbox;

f.
A declaration that that the term "Nixon Product" as defined in the Supply Agreement encompasses all refined product made at the Nixon Refinery while

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the Supply Agreement is in effect regardless from where or from whom Lazarus secured its crude oil feedstock.

g.
An award to GEL Tex of its reasonable attorneys' fees, prejudgment interest, post-judgment interest, and any and all other relief to which GEL Tex is entitled.

h.
With respect to Lazarus' claims, GEL Tex requests:

i.
A determination that GEL Tex did not breach the Agreements; and

ii. A determination that Lazarus take nothing.

FINDINGS OF FACT AND CONCLUSIONS OF LAW

76. Lazarus is Not Entitled to Recover Any Part of the SO-Cent per Barrel Amount Included in the COC GEL Tex Bills Lazarus.

a.
There is no dispute that from the outset of the Parties' Agreements, the amount that GEL Tex billed to Lazarus for the COC included a 50-cent per barrel charge in addition to amounts paid directly to crude oil suppliers and trucking companies, and for hedging.

b.
Lazarus asserts that the Supply Agreement did not permit the addition of this 50-cent per barrel charge and that it was surreptitiously, fraudulently, and without Lazarus' knowledge, added to GEL Tex's actual COC. Lazarus requests the return of all such charges since the commencement of billing under the Supply Agreement, which Lazarus asserts total $5,680,031.

c.
Lazarus argues that Exhibit B to the Supply Agreement sets out the manner in which the COC paid by Lazarus is to be calculated and does contain any authority to impose a 50-cent charge on top of the listed costs and that it had "no idea" that GEL Tex was "fleecing" Lazarus, by adding this charge and by hiding information regarding this charge from Lazarus until discovery enabled Lazarus to see what GEL Tex was actually doing.

d.
Although the 50-cent charge has been included in each month's billing for the COC, Lazarus asserts that it is not obligated to pay the 50-cent charge because Lazarus knew nothing about it and, therefore, could not have agreed to it. The record does not support Lazarus' allegations.21

21 Lazarus has occasionally asserted that the $150,000 Performance Fee payable to GEL Tex under the Marketing Agreement was intended to cover the indirect costs relating to purchasing crude oil. The Performance Fee, however, is paid in return for GEL Tex's administration of the Lockbox and related functions, not for the purchase of crude oil.

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e.
Although Lazarus claims the 50-cent charge is inconsistent with Exhibit B to the Supply Agreement. That is not the case. Exhibit B provides that the COC calculation is to be made by adding up the costs paid to suppliers based on a Flint Hills Index22 and a Platt's index, freight expenses, a "deduct factor" negotiated on a term basis with individual lease holders selling crude oil destined for the Refinery, and GEL Tex's costs associated with hedging the crude oil or the Refinery's refined products.

f.
Although the actual amounts paid to freight haulers, suppliers and companies providing hedges are easily determined, other costs, particularly internal costs such as the salaries of those employees arranging and overseeing trucking operations, negotiating with suppliers, preparing division orders, administering a portion of the hedging program, etc. are not so easy to ascertain and account for on a monthly, per barrel basis. The same is true of the negotiated "deduct factor", which involves the amount that the price paid for crude oil is reduced in return for the purchaser assuming responsibility for various activities and related costs that a seller might otherwise be expected to perform and absorb.

g.
Lazarus has conceded that internal costs can be taken into account in determining the COC. Indeed, if they were not accounted for, and charged to Lazarus, GEL Tex would effectively lose money on every barrel sold to Lazarus. While the Supply Agreement contemplates that GEL Tex would not make money on the sales to the Refinery, GEL Tex was entitled to recover all of the costs associated with those sales.23

h.
GEL Tex recognized early on the difficulty it would face in identifying and quantifying these indirect costs on monthly and per barrel bases, and GEL Tex's Mr. Wakefield ("Wakefield") raised the issue with Lazarus before the Agreements were signed. Although no agreement was reached, emails at the time and Wakefield's testimony at hearing indicate that Carroll recognized and understood the issue and acknowledged the need for a mechanism to capture these indirect costs on an ongoing basis.

i.
When GEL Tex was establishing the accounting for the COC, GEL Tex and GCO agreed that a 50-cent charge should be part of GCO's charge to GEL

22 Both Parties appear to agree that the Flint Hills index was never used in calculating the COC, but neither asserts that not doing so in any way prejudiced the other Party or breached the Supply Agreement.

23Lazarus' acknowledgment that some indirect costs are properly recoverable in the COC is inconsistent with Lazarus' assertion that it is entitled to the return of all 50-cent per barrel charges. The record contains no evidence that would remedy this deficiency, a matter on which Lazarus has the burden of proof. In addition, a portion of Lazarus' claim would be barred by the applicable four-year statute of limitations because the claim was first raised during the June 2016 hearings in the District Court and because Lazarus contractually agreed to waive its right to bring any such claim arising prior to the August 24, 2013 letter agreement. See Ex. J-13 at 3-4, ¶2(g).

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Tex for the COC, and that is how the charge was accounted for from the beginning of, and throughout, the Parties' relationship.24 This treatment meant that GCO charged GEL Tex for both the amounts it paid suppliers and truckers and 50-cent per barrel. GEL Tex in turn invoiced Lazarus for the total amount it paid to GCO, which included the 50-cent charge as part of the total cost. Thus, GEL Tex itself was not making any "profit", only billing what it was charged by its affiliate GCO.

This comports with the notion that GEL Tex was only to charge its costs to Lazarus. However, because GCO is affiliated with GEL Tex, whether the Parties agreed that a 50-cent charge was an appropriate mechanism for recovery of GCO's internal costs must be examined further.

k. Lazarus asserts that GEL Tex's failure to separately reflect the 50-cent charge in the summaries provided to Lazarus, even though the charge was reflected in summaries of the transactions between GCO and GEL Tex, demonstrates that GEL Tex was trying to hide the charge. But summaries sent to Lazarus properly reflected what GEL Tex paid for the crude it purchased from GCO. Moreover, the 50-cent charge was not hidden. Lazarus knew about the charge and separately and explicitly took it into account in its own internal reports. There was nothing surreptitious about the charge's inclusion in the COC.

1. Sometime after crude oil deliveries to the Refinery commenced, Lazarus' Mr. Whitney ("Whitney") and Lazarus' Chief Financial Officer Mr. Byrd ("Byrd") spoke with Wakefield and asked about the origin of the 50-cent charge, Wakefield explained that he had discussed the charge with Carroll, which reflected the internal costs of acquiring the crude. Whitney said that sounded fine. Tr. 1232.

m. On August 9, 2012, Byrd asked GEL Tex about a roughly 50-cent difference his accountants had noticed between the actual amounts paid to suppliers and the amount that Lazarus was being charged. Ex. J-25. Mr. Gibson ("Gibson"), GEL Tex's accountant responsible for the GEL Tex/Lazarus relationship, responded, copying Carroll and Lazarus' Controller, Christian Schlosser ("Schlosser"), that:

I spoke with the Crude oil guys, and they said that the price that [GCO] sends is based on the indexes and contracts they have. There is an additional 50 cents added on to cover Genesis costs to

24Lazarus' argument is largely based on various emails referring to the 50-cent charge as "profit", "the meat", and other words that Lazarus asserts should be read to indicate that the 50-cent charge was profit, not properly recoverable costs. Those emails are at best ambiguous in that they do not explain the extent to which the writer understood the transaction or how the writer meant the term used. Among other things these emails can be read as referring to gross profits or recovery of overhead, neither of which would assist Lazarus' claim. Lazarus chose not to try to clarify the intended meaning of the terms used by calling the authors of these emails to testify, i.e., the "empty chairs", and must accept the documents' ambiguities.

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arrive at the price I see [at GEL Tex]. This is to cover division orders, back office allocated costs, etc.

According to the agreement, we are selling crude bbls to you at cost, and there is no profit on the sale of crude to Nixon. Please let me know if there is anything else you need and if you have had a chance to review the Gross Profits files I sent yesterday.

n.
This communication fully discloses the existence of the 50-cent and in general the basis for it. The record reflects no objection to this explanation or to the charge. Byrd testified in deposition (he was not called as a witness) that Lazarus knew about the 50-cent charge and did not object to it. Carroll acknowledged that at the time he made the decision, he told Byrd not to object to the 50-cent charge.

o.
Lazarus' knowledge and acceptance of the 50-cent charge was also reflected in Lazarus' internal accounting. For example, on August 14, 2012, shortly after Gibson's explanation and Carroll's decision to accept the imposition of the 50-cent charge, Schlosser sent to Carroll and Byrd. Lazarus' projected EBITDA estimate for August 2012 Refinery operations, noting that it included "Genesis's $0.50 per bbl 'cost'. Ex. R-141. Byrd's response likewise noted that the COC included in that analysis specifically included the 50-cent charge. Ex. R-36.

P. Lazarus continued to include the 50-cent charge in its internal calculations for the remainder of the Parties' relationship. See, e.g., Exs. R-48, R-49, R-51, R55, R-62, R-64, and R-68, and indeed shared some of these calculations with GEL Tex. See, e.g., Ex. R-117. Lazarus also included the 50-cent charge in the COC figures reported to its auditors and to the SEC. Indeed, the record shows that after August 2012 Lazarus voiced no objection or concern regarding the 50-cent per barrel charge until the Temporary Injunction hearing before the District Court, a period of almost four years.

q.
In summary, the record demonstrates that Lazarus knew about the 50-cent charge from the outset, understood what it was intended to cover, agreed to it, reflected the charge in its own profit and loss projections and submissions to its auditors and the SEC, paid the charge every month without objection, and never challenged the charge until court proceedings began in mid-2016. Consequently, Lazarus' claims that GEL Tex improperly included the 50-cent charge in the COC and defrauded Lazarus by hiding and/or misrepresenting the charge are unsupportable.

r.
The Arbitrator finds and holds that Lazarus' claim for an award of damages equal to the total amount paid as a result of the 50-cent charge is contrary to the record evidence, which shows that there was no breach of contract and that

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Lazarus' claim is barred by the doctrines of quasi-estoppel, ratification and waiver. The claim is, therefore, denied.

77. Lazarus is Not Entitled to Recover Losses Incurred in May-June 2012 When Crude Oil Delivered to the Refinery Was Not Hedged.

a.
Although the Parties' Letter of Intent regarding the project indicated that GEL Tex would be responsible for hedging strategies used with respect to both crude oil and refined products, that assignment of responsibility did not find its way into the Agreements. Indeed, Lazarus concedes that the Agreements place no obligations on GEL Tex with respect to hedging.

b.
When the Refinery was starting up, and GEL Tex was delivering crude oil and refining it whenever possible, GEL Tex hedged the crude oil and the products. As Refinery operations became ratable, i.e., generally balanced between incoming crude oil and outgoing products, on March 2, 2012, GEL Tex (Wakefield) notified Lazarus (Byrd):

We are rateably taking off our hedges and closing the hedge book. We agreed that we would not hedge once the refinery became rateable. If we shutdown, then we will hedge both crude and products. We currently have just 16,000 bbls of heat [heating oil] left on the books but as soon as we get down to zero we will not have any hedges   unless you request them.

c.
The record shows that the 16,000 bbls of heating oil were sold in a week or so and GEL Tex took off its hedges. The record reflects no response by Lazarus to GEL Tex's warning that GEL Tex, absent further instruction from Lazarus, would not be hedging any crude or products. As a result, no crude oil hedges were in place after GEL Tex sold the 16,000 barrels of heating oil in early March 2012 through June 2012.

d.
In the period April-June 2012, the market for crude and products turned downward, resulting in a reduction in value of both the crude and products at the Refinery. The Parties appear to agree that the associated losses incurred in the May and June 2012 totaled approximately $2.35 million.25

e.
Thereafter, Lazarus and GEL Tex agreed that Lazarus would determine hedging strategy, and inform GEL Tex, which would then put the requested hedges in place.

25Although Carroll testified that hedging was an area of particular importance to him, he offered no explanation regarding Lazarus' failure to inquire about hedging in light of Wakefield's communication or Lazarus' failure to discover the absence of hedges for almost 3 1/2 months, even though the value of the Refinery's crude oil and products was rapidly falling and any hedging costs, had hedging occurred, would have been reflected in the COC calculations.

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f.
On August 4, 2012, Carroll reported the loss to Blue Dolphin's Board of Directors and its auditors. He did not suggest in any way that the loss resulted from a GEL Tex breach of its obligations and acknowledged that the Agreements did not require GEL Tex to institute a hedging program. Ex. R33. The record contains no evidence suggesting that Lazarus believed GEL Tex was responsible for these losses before Lazarus made this claim when it submitted its Statement of Claim in August 2016.

g.
Lazarus' claim suffers from a number of defects. First, most, if not all, of Lazarus' claim, even if valid, is barred by the applicable four-year statute of limitations. Second, in the October 24, 2013 modification of the Agreements, Lazarus waived the right to bring any claims against GEL Tex and Milam for any act occurring prior to the date of that modification. Ex. J-13 at 3, §2(g) (quoted at ¶35 above). Therefore, Lazarus has previously waived its right to bring this hedging claim, which involves actions taken (or not taken) well before October 24, 2013.

h.
Lazarus asserts that the Arbitrator cannot consider the effect of Section 2(g) because GEL Tex failed to plead waiver as part of its affirmative defenses to this claim in its Pre-Hearing Brief and the Arbitrator had stated on several occasions that claims and defenses not raised in the pre-hearing briefs would be considered waived and abandoned. While that prohibition would be binding on the Parties, it cannot be binding on the Arbitrator, who is obligated to address all issues fairly raised by the record. Here, the document involved is a modification of, and therefore part of, the Agreements that the Arbitrator has been asked by both Parties to interpret and apply. Ignoring a provision that bars one of Lazarus' claims would be inconsistent with, among other things, the Arbitrator's obligation, established in the Arbitration Agreement to reach a "fair and reasonable" result in light of the record before him.

i.
Moreover, Lazarus clearly knew about Section 2(g), asked about it in the hearings, and mentioned it in Lazarus' Post-Hearing Brief. Furthermore, when the Arbitrator focused on the issue following the submission of the Parties' briefs, he provided both Parties an opportunity to brief the effect of Section 2(g) and to respond to the other Party's analysis. Lazarus presented no substantive argument on the point, reiterating that the Arbitrator could not consider the matter in light of his procedural instructions to the Parties. Consequently, the Arbitrator's consideration of Section 2(g) is in no way a surprise or disadvantage to Lazarus, which had full opportunity to address it.

J.
In any event, in addition to the problems presented by limitations and Section 2(g), Lazarus has failed to provide any factual, contractual or legal basis for its claim regarding the absence of hedges on crude oil and products at the Refinery in April-June 2012.

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k.
For all of these reasons, Lazarus' claim that GEL Tex is responsible for losses caused by the absence of hedging in the period April-June 2102 is denied.

78. Lazarus is Not Entitled to Collect From GEL Tex Fees for the Storage of Diesel Oil at Ingleside.

a.
As Lazarus was building inventory at the Refinery in 2015, it moved some of the Refinery's diesel fuel to tanks at an Ingleside, Texas facility owned by Carroll. Sometime later, Lazarus billed GEL Tex for this storage at Ingleside, and GEL Tex refused to pay. Ex. R-76. Lazarus asserts that GEL Tex should be made to pay tank rental fees imposed by the Ingleside facility for storage of these products, a total of $1,200,000.26

b.
Lazarus was unable to identify any contractual provision requiring that GEL Tex pay for such off-site storage fees, and a review of the Agreements indicates that Refinery operating costs, including storage of the Refinery's products, are costs to be borne by Lazarus. The movement of the diesel fuel to a facility owned by the Lazarus affiliate, without prior consultation with GEL Tex, which never agreed to pay such storage costs, also violated Section 13.5 of the Construction Agreement and Sections 2.1 and 2.3 of the Marketing Agreement.

c.
Early in the Parties' relationship (in 2012) the Parties agreed that transfer of some diesel fuel to Ingleside was appropriate at that time because of the ability to load the product on to barges from that location. The record indicates that, even then, GEL Tex did not pay any associated storage fees because storage was understood to be Lazarus' responsibility. As Wakefield explained, this earlier storage at Ingleside was just a case of Lazarus deciding to move its inventory in an effort to improve product marketability, and not something for which GEL Tex had any cost responsibility. Tr. 1371-1372. See also 1982-1983.

d.
The record is clear that by declining to pay these storage costs, which are Lazarus' contractual responsibility, GEL Tex breached no contractual obligation. Therefore, the Arbitrator finds and holds that Lazarus is not entitled to recover the Ingleside storage fees.

79. GEL Tex did Not Materially Breach the Agreements by Reducing Deliveries to the Refinery in April-June 2016.

a. Lazarus argues that the reduction of crude oil deliveries to the Refinery beginning on April 1, 2016 and continuing through June 2016, constituted a material breach of the Parties' Agreements, resulting in termination of those Agreements either at that time or, at the latest, in November 2016 when

26 Lazarus provided no evidence that these charges were fairly negotiated, charged in accordance with an established fee schedule or reasonable in any other respect.

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Lazarus announced the Refinery would no longer receive crude oil from GEL Tex. Lazarus does not seek damages as a result of GEL Tex's reduction of deliveries. Rather, Lazarus seeks a determination that this alleged breach and resulting termination released Lazarus from any obligation to comply with the Agreements going forward.

b.
Lazarus' position largely rests on Section 3.1 of the Supply Agreement which states that GEL Tex is to be the exclusive crude oil supplier "for all operational requirements for the [Refinery] which are estimated to be up to 15,000 Bbls /day". Ex. J-2 at 5.

c.
Lazarus asserts that it, and it alone, is authorized to determine the extent of the

Refinery's "operational requirements" at any point in time and that GEL Tex must deliver crude oil in amounts consistent with that determination, even if delivery of all or part of such volumes is not "commercially viable".27

d.
Relying on what Lazarus views as an agreement in March 2016 that GEL Tex would deliver in April 2016 14,000 barrels of crude oil per day, Lazarus argues that GEL Tex's unilateral reduction of deliveries to the Refinery beginning April 2016 to approximately 7,000 barrels per day deprived Lazarus of contractual benefits it legitimately expected, and constituted a material breach of GEL Tex's obligations under Section 3.1, justifying termination of the Agreements.

e.
This contention fails for several reasons. First, under the October 24, 2013 Letter Agreement, see ¶34 above, Lazarus waived its right to terminate the Supply Agreement and the Marketing Agreement, and agreed that, unless GEL Tex terminated those Agreements, they would remain in effect until August 12, 2019. Thus, Lazarus had no contractual right to claim a breach and terminate the Agreements.

Second, Lazarus did not claim at the time that the Agreements had terminated. Indeed, Lazarus has never sent a formal notice of termination to GEL Tex. As recently as March 31, 2017, Blue Dolphin reported in its 2016 10-K, that despite an ongoing dispute with GEL Tex, the Agreements were being maintained and that any failure to continue to maintain them could adversely affect Lazarus' operations, liquidity and financial condition. This representation cannot be squared with Lazarus' claim here that the Agreements terminated a year earlier, and must be given effect in light of the fact that the statements were made as part of audited financials and submitted

27Lazarus further opines that only Lazarus, as operator of the Refinery, had the knowledge and expertise necessary to make such a determination. Lazarus is, at best, confusing detailed knowledge of the Refinery's operations with knowledge regarding the marketing of refined products, which is the matter at issue here. GEL Tex appears to have had ample knowledge of the former and considerable knowledge regarding the latter.

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to the SEC subject to the possibility of criminal penalties in the event the statements were materially misleading.28

g.
Third, in order to prevail on its claim that the Agreements terminated in April 2016, applicable law requires that Lazarus show it did not continue to accept GEL Tex's performance, and enjoy the benefits of, the Agreements after the alleged material breach. The record shows, however, that Lazarus continued to accept crude oil from GEL Tex (at requested levels after June 2016), process and sell it, until Lazarus announced it would no longer accept crude oil from GEL Tex in November 2016.

h.
Lazarus' failure to adhere to all of the terms of the Agreements during this period, e.g., not requiring payments into the Lockbox, not requiring new customers to execute NOAs, and not requiring existing customers to comply with their NOAs, does not in any way suggest that Lazarus considered the Agreements terminated. If anything, these actions show that Lazarus was intent on continuing to enjoy the benefits of the Agreements — GEL Tex's delivery of crude oil and associated credit support -- while ignoring many of its own obligations under them.

i.
Fourth, Lazarus' argument that, under the circumstances here, GEL Tex's reduction in crude oil deliveries constituted a breach of the Agreements, much less a material one, is unsupportable.

28 Attached to Lazarus' Post-Hearing Brief, and self-described as Ex. C-242, is a copy of a Blue Dolphin Form 8-K apparently filed with the SEC on May 1, 2017, during the hearings and after Carroll acknowledged that the 2016 10-K indicated that the Agreements were still in effect. Although Lazarus offered no reason for its failure to present this document at hearing or for its belated offer at this point, the Arbitrator will take judicial notice of it. The Arbitrator notes that, unlike the 10-K, the 8-K is a company, not an auditor generated document, which reads as much like a legal argument as a financial disclosure.

The 8-K asserts that the Agreements have terminated but does not say when the company believes that occurred, or when, if at all, Lazarus stopped maintaining the Agreements as previously represented. Blue Dolphin asserts that termination of the Agreements was not previously disclosed "because of the ongoing dispute" with GEL Tex. This statement is not only surprising in light of the 10-K's representation (only one month earlier) but comes perilously close to saying that the company's prior disclosures regarding the status of the Agreements were knowingly misleading. In addition, the filling erroneously states that GEL Tex "recently relinquished its claims for equitable and declaratory relief and its ability to keep the contracts in force and effect on a going-forward basis".

The Arbitrator also takes judicial notice of Blue Dolphin's 10-Q filling on May 15, 2017, in which Blue Dolphin reveals that as a result of the Form 8-K disclosure, several agreements not involved here had to be rewritten because their effectiveness was dependent on the continuation of the Agreements. This contract re-writing was approved on May 9, 2017, more than a year after Lazarus claims in this proceeding that the Agreements terminated. Presumably, Blue Dolphin would have taken these steps earlier if it had truly believed the Agreements were no longer in effect. Thus, the most that can be said for the 8-K and the 10-Q is that as of May 1, 2017, the company no longer asserts that it is maintaining the Agreements.

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J. While Section 3.1 of the Supply Agreement, provides for the supply of the Refinery's "operational requirements", it does not require a supply of crude oil equal to the Refinery's operational capacity or capability, which is how Lazarus would have it read.29 The term "requirements" contemplates a judgment as to the Refinery's needs. Nothing in the Agreements suggests that only Lazarus is to make this judgment, or that it can unilaterally decide on a course of action that is not "commercially viable" for GEL Tex.

k. Although the literal language of the Agreements provides little direction as to how the Refinery's "requirements" can or should be determined, the structure of the Parties' contractual arrangements reveal an intention that is not consistent with Lazarus' position.

1. The Agreements contemplate a reasonable balance between deliveries of crude and the production and sale of refined products, what some witnesses referred to as a "rateable" operation of the Refinery. While it was understood that the Refinery would always have some crude oil stored on premises and some refined products on premises awaiting sale, those inventories were expected to be generally consistent with the Refinery's "run rate". That is, sales would be made in a manner consistent with the incoming crude supplies. The record indicates that this was how the Refinery was generally operated from the beginning of operations through the latter part of 2015. This kind of balanced operation was the Ordinary Course of Business "consistent with past custom and practice" that was contemplated by Section 12.2(a) of the Construction Agreement and Section 5.5 of the Supply Agreement.

m.
If the arrangement operated otherwise, GEL Tex could be exposed to even greater financial risk than the Agreements contemplated. As explained above, GEL Tex did not get paid for the crude oil it delivered to the Refinery until after the crude oil was refined and the resulting products sold. In the meantime, GEL Tex was responsible for the carrying costs of the delivered crude oil. Thus, if sales of refined products were delayed, GEL Tex's carrying costs, and its financial risk, were increased.

n.
Another indication that the "Ordinary Course of Business" did not include the kind of inventory buildup that Lazarus undertook is that without sales of refined products, Lazarus would not have enough money to operate the Refinery. Only through the sales of refined products and the subsequent sharing of Gross Profits would such funds be available to Lazarus. Indeed, the Agreements provided that there be Gross Profits and payment of all prior deficits before Lazarus could receive even the Operations Payment, much less any profits' distribution. Placing Lazarus in such an illiquid position was not in the interest of either Party. Thus, the Agreements must be read and

29In fact, for almost all of the Refinery's operations under the Agreement, Lazarus requested and GEL Tex delivered crude oil at levels well below 15,000 barrels per day, often, with Lazarus' agreement at levels below those Lazarus initially requested.

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understood to provide that, absent agreement of the Parties to a different approach, Lazarus was expected to sell products generally consistent with the crude oil it was receiving and processing.

o. Contrary to Lazarus' argument, the Agreements do not contemplate that either Party would have the unilateral right to determine the Refinery's operational requirements. Instead the Parties were to work together in good faith to arrive at a result consistent with the Agreements' intended purposes. In March 2016 (and for a number of months before that), however, Lazarus was not conducting its part of the relationship in good faith and, as will be discussed below, see ¶87, in building up inventories of jet fuel was actually trying an end run around the Agreements designed to deprive GEL Tex of sales proceeds to which it was entitled.30

P. Nor can the Agreements reasonably be read to provide Lazarus the unilateral right to engage in speculation regarding the possibility of improved future markets and the direction of market prices. Yet, in demanding that GEL Tex deliver millions of dollars of crude oil (at no cost to Lazarus) without regard to the Refinery's inventory build-up and lack of sales, that is exactly what Lazarus was doing in late 2015 and early 2016.

q. Although the Parties could have agreed to the buildup, as they once did earlier in the relationship (involving fewer volumes and a shorter time frame) GEL Tex was under no obligation to, and expressly did not, do so here. After pressing Lazarus to reduce the Refinery's excessive inventories, and seeing no evidence of sales agreements necessary to reduce inventories, GEL Tex determined that the Refinery's "operational requirements" were not equal, or even close, to its physical capabilities and reduced deliveries of crude oil to levels GEL Tex believed to be more consistent with the needs of the Refinery at the time. Nothing in the Agreements precluded GEL Tex from taking this action. The fact is that it was Lazarus, not GEL Tex, which was acting in a manner inconsistent with the Parties' intentions in the Agreements.

The record does not support Lazarus' allegation that GEL Tex reduced deliveries in response to Lazarus' requests for accounting information regarding the 50-cent charge. No document was produced suggesting a tie between the reduction of deliveries and Lazarus' request for certain documents, and testimony exists that the two events were unrelated. Neither the accounting requests on which Lazarus relies or the Parties contemporaneous emails involve or even mention the 50-cent charge. Rather, they concerned requests for invoices and tickets reflecting GCO's purchases from the numerous suppliers. Lazarus makes no attempt to explain how these requests can be viewed as involving the 50-cent charge or causing GEL Tex to reduce deliveries (inasmuch as the 50-cent charge had been agreed to long

30Lazarus was also violating its obligation under Section 2.1 of the Marketing Agreement, Ex. J-3, to use reasonable efforts and due diligence to expand the Refinery's markets.

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ago). In any event, as explained above, there was ample reason for GEL Tex to reduce deliveries regardless of any pending accounting issues.

s.
Lazarus also claims that GEL Tex acted in a manner inconsistent with the Agreements by not promptly restarting crude oil deliveries at requested levels once Lazarus began to sell off its inventories of jet fuel. The record does not indicate, however, that GEL Tex improperly assessed the Refinery's needs. Indeed, Lazarus' retention of unusually high diesel fuel inventories, without an obvious market, was clearly a prohibited bet, at GEL Tex's expense, on the direction of market prices.

t.
Moreover, despite Lazarus' complaints, there is no evidence that Lazarus failed to meet any of its sales obligations when GEL Tex continued reduced delivery levels through June 2016. Because deliveries supporting the DLA contract did not begin until mid-May and diesel inventory only began to move in June 2016, Lazarus had no need for products in excess of those it had on hand and could refine using reduced levels of GEL Tex's crude oil.

u.
For all these reasons, the Arbitrator finds and holds that Lazarus has not demonstrated that GEL Tex's reduction of deliveries to the Refinery beginning April 1, 2016 and continuing to the end of June 2016 constituted or even could contractually constitute, a material breach of the Agreement, resulting in termination of the Agreements, either then or in November 2016, and in no way justified Lazarus' repeated failures to comply with its obligations under them.

80. Lazarus' Request For an Order Directing GEL Tex to Remove All Residual Material from Refinery Tanks 51, 53 and 54 is Denied.

a.
Section 5.3(a) of the Supply Agreement provides that "upon termination of this Agreement, GEL shall remove and dispose of, at its expense, all residual material from the Storage Tanks, equipment and/or facilities at GEL's sole expense". Lazarus seeks an order directing GEL Tex to either clean out Refinery tanks 51, 53 and 54, or provide Lazarus $1.5 million to $2.0 million so that Lazarus can do so. Because Lazarus has failed to support in any respect the claimed dollar amounts, the Arbitrator hereby denies the latter portion of Lazarus' request and focuses instead on the request for an order directing GEL Tex to clean out the three tanks.

b.
Although the literal language of the Agreement is fairly straight forward, the proper interpretation of that language under the circumstances here is not.

c.
To begin with, Section 5.3(a) does not by its terms require that GEL Tex do more than remove any remaining residual material. There is no requirement

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in that provision that GEL Tex clean the tanks after removing the residual material.31

d.
In addition, as discussed herein at ¶79 above, the Agreements have not terminated. Therefore, any obligations GEL Tex may have under the Agreements to dispose of the crude oil remaining in the three tanks have not yet arisen. Consequently, the Arbitrator will treat Lazarus' claim as a request for a declaratory order regarding GEL Tex's obligation once termination has occurred.

e.
The Agreements when executed contemplated that GEL Tex would provide all of the Refinery's crude oil. Therefore, when the Agreements ended, only GEL Tex-supplied crude oil would remain in the tanks. Thus, it was reasonable to require that GEL Tex remove any remaining crude oi1.32 The Agreements are silent regarding GEL Tex's obligations in the event all materials in the tanks are not attributable to GEL Tex.

f.
The record shows that the tanks have been used in ways inconsistent with the Agreements' original assumptions. Tank 51 has been used as a slop tank, a receptacle for material resulting from the handling of all suppliers' crude oil. Likewise, even prior to the processing of all retrievable GEL Tex crude oil, Lazarus used at least one of the tanks to store another supplier's refined product. Most importantly, the levels of material in the tanks 53 and 54 have apparently changed and even increased long after GEL Tex stopped delivering crude oil to the Refinery.33 Thus, whether GEL Tex is solely responsible for the materials remaining in the tanks is at the very least unclear.

g.
The burden to demonstrate that GEL Tex is responsible for all the materials currently remaining in the three tanks is on Lazarus. Lazarus has had total control of the tanks since it declined to take additional deliveries from GEL Tex in early November 2016, even precluding GEL Tex representatives from taking measurements of the tanks' contents. The absence of evidence supporting Lazarus' request ultimately requires a finding against Lazarus.

h.
While the question is a close one, the Arbitrator finds and holds that Lazarus has not maintained and utilized the tanks in a manner consistent with the

31Lazarus appears to have known this previously asking only that GEL Tex remove the remaining crude oil from the tanks, Tr. 417, and requesting bids (never produced) only for disposition of the remaining material. Tr. 419.

32If the tanks are to be used again, these unusable materials, if removed, would have to be replaced. Thus, it is common practice for a successor to purchase the tank bottoms from a tank's prior user.

33 Carroll claimed that use of the tanks for purposes unrelated to other crude suppliers did not occur and that shifting volumes in tanks 53 and 54 was the result of volumes moving from one tank to the other with no total increase in materials. That suggestion is inconsistent with data showing that total volumes in these two tanks have increased at the same time. See, e.g., Ex. R-175 (1/12/17-1/13/17).

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Agreements' original understanding and intentions, thereby relieving GEL Tex of its original obligations.

i. No evidence exists that this ruling will harm Lazarus. To use the tanks going forward, volumes equal to those remaining in Tanks 53 and 54 will be required to support future storage of crude in these tanks. Alternatively, Lazarus could remove the remaining materials itself and sell them.34

81 GEL Tex's Claim for Damages Resulting From Lazarus' Failure to Pay For Delivered Crude Oil and For Unpaid Performance Fees is Granted.

a.
GEL Tex's expert witness Mr. Van Meter ("Van Meter") presented evidence supporting GEL Tex's claimed entitlement to $11,692,632 in damages for crude oil it delivered to the Refinery and was not paid for, and unpaid Performance Fees. This claim has four components: (i) the Accumulated Deficit through October 31, 2016 ($3,571,990, which includes $600,000 in unpaid Performance Fees); (b) the cost of unpaid crude oil inventory ($100,936) as of January 18, 2017 (the date of the most recent measurement reflected in the record); (c) the COC associated with unpaid for pre-October 31, 2016 sales to LEH ($2,213,225); and (d) the net COC of volumes delivered prior to October 31, 2016 but refined thereafter (less the amounts paid into the Lockbox, $5,806,481, which includes $750,000 in Performance Fees).35

b.
GEL Tex has presented substantial evidence in support of these claims. This evidence shows among other things that prior to November 4, 2016, when Lazarus repudiated the Agreements, it had simply refused to pay money it owed for crude oil received at the Refinery, notwithstanding the clear requirements of the Temporary Injunction.36

c.
Lerman concedes that GEL Tex is entitled to recover $7,847,342 for the unpaid crude balance but challenges the remainder of Van Meter's proposed recovery on a number of grounds, asserting that (i) because the crude oil was later processed and sold, there is no need for an additional payment; (ii) the calculations improperly include the 50-cent per barrel charge that Lazarus claims was improperly added to the COC, (iii) Van Meter improperly assumed that the Agreements did not terminate in April 2016 (incorrectly resulting in the inclusion of Performance Fees and hedging losses and gains in November

34Because GEL Tex will receive payment for these volumes through the expectation damages awarded in ¶85 below, GEL Tex will be fully compensated.

35These payments include amounts paid for the sale of products not necessarily generated by GEL Tex provided crude oil, which Lazarus has referred to as "proxies".

36 Carroll conceded that Lazarus failed to comply with the Temporary Injunction payment requirements. Tr. 653.

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and December 2016); and (iv) Van Meter improperly priced the "tank heels" (the crude oil remaining in Tanks 53 and 54). Only the latter challenge has any merit.

d.
Lerman asserts that because the crude at issue was later processed and sold, GEL Tex has a "receivable" for that portion of the sales price and thus Lazarus owes nothing more. This argument is inconsistent with the Agreement. GEL Tex has a right to be paid for its COC before the sharing of refined product proceeds is considered.37 Lazarus' failure to make these payments, because it was diverting revenues from the Lockbox,38 does not relieve Lazarus of that obligation, whatever legal rights GEL Tex may have in the refined products and against those who purchased them.

e.
The suggestion that the unpaid amount should be reduced by the elimination of the effect of the 50-cent per barrel in the COC calculations is based on arguments already rejected in ¶76 above, and therefore is without merit.

f.
Likewise, the challenge to the inclusion of Performance Fees and hedging losses and gains during November and December 2016 is based on the assumption that the Agreements terminated in April 2016. As explained in ¶79 above, that assumption is without merit and is not a valid basis for challenging Van Meter's calculations.

g.
Lazarus' objection to the pricing of "tank heels" at historical costs covers both "tank heels" that were in fact processed in the Refinery and "tank heels" that remained in Tanks 53 and 54 as of January 18, 2017. In both instances, Van Meter established the COC based on those volumes' historical cost to GEL Tex, which had purchased the crude from the prior lessee of the tanks at approximately $95.89 a barrel at a time when crude oil commanded a higher price than it does now. Lazarus asserts that the valuations of both portions of the "tank heels" should be reduced to reflect current market prices.39

h.
Although the Agreements provide that GEL Tex is to be reimbursed for its actual COC, different treatment is required in the case of the "tank heels" currently (as of January 18, 2017) remaining in Tanks 53 and 54.

The Agreements contemplate that GEL Tex is to be compensated at the COC for crude oil it provides as feedstock for the Refinery. The now remaining "tank heels", which are not available for processing, do not satisfy this

37For the same reason, Lazarus' assertion that the COC non-payment amounts should be run through the Waterfall is without merit.

38 The record indicates that no money has been paid into the Lockbox since January 2017.

39 At an earlier stage in this arbitration, Lazarus represented that it could not process a portion of the "tank heels". The record now indicates that it found a way to refine most of those volumes. What is left is undoubtedly crude oil Lazarus could not find a way to refine, or it would have done so.

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requirement and should not be priced at more than market value (which is what any third-party purchaser of this crude oil would pay, just as GEL Tex did at any earlier time). The fact that GEL Tex might not recover the money it previously spent for these unusable amounts is not determinative. GEL Tex made an investment in the now-remaining crude oil which turned out not to earn a return.

J. For purposes here, an appropriate market level price for the remaining `lank heels" is the $44.56, the value that GEL Tex has used in its calculation of lost future benefits. As applied to the 847.97 barrels of "tank heels" remaining as of January 18, 2017, this results in a value of $37,786, rather than the value of $81,316 GEL Tex claims, and GEL Tex's request for damages through October 2016 will be reduced by the difference between those amounts.

k. The same analysis does not apply, however, to the "tank heels" that Lazarus has used in the Refinery. The Agreements contemplate that Lazarus will reimburse GEL Tex for its COC when that crude is used in Refinery operations without regard to the value of the refined products produced from that crude oil. Lazarus chose to refine a considerable portion of GEL Tex-sourced crude oil that Lazarus previously referred to as "tank heels" and must bear the consequences of that decision inasmuch as GEL Tex had no obligation to hedge the value of this crude oil.

1.  For these reasons, the Arbitrator finds and holds that GEL Tex is entitled to an award of $11,649,102 in damages arising from unpaid-for crude oil and unpaid Performance Fees.

82. GEL Tex's Claim for Damages Related to Crude Oil Loss and Products Used for Fuel is Granted.

a.
The record shows that from the very beginning of the Refinery's operations the Refinery experienced significant crude oil loss, as measured by the difference between the Refinery's total crude oil throughput and the Refinery's production of what Lazarus viewed as salable refined products. These losses ranged from as little as 1-1'/2 % in the Refinery's early years to approximately 3% in 2016. Exs. J-53, J-54.40

b.
These losses were well above those normally experienced in the industry, which are in the 0.1% - 0.2% range, and were a matter of concern and discussed with Lazarus, particularly early in the project.

40Curiously, those "losses" tended to increase in the periods when Lazarus was under its greatest financial stress, i.e., 2013 and 2016, and decrease when economic conditions improved. The record reveals no reason why increased crude loss and fuel use would only have occurred at these times.

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c.
The Supply Agreement speaks directly to the responsibility for crude oil losses. Section 8.2 provides that GEL Tex is not responsible for crude oil losses occurring once crude oil is stored in the tanks. Section 7.1 obligates Lazarus to secure and maintain in effect liability insurance covering the full market value of any loss of crude oil. The record indicates that only up to March 29, 2012, but not thereafter, did Lazarus have such insurance in effect.41

d.
Section 7.1 further provides that:

Notwithstanding anything to the contrary set forth herein, Lazarus shall be liable to and hold GEL, its agents and employees, its manager, and their respective parents, subsidiaries and affiliates harmless from any and all claims, demands, losses, costs and expenses for Crude Oil loss, damage or contamination, of whatsoever kind and howsoever arising.

Ex. J-2 at 11. Thus, Lazarus is responsible to GEL Tex for the "full market value" of any Crude Oil losses "howsoever arising".

e.
Van Meter calculated that through the period ending October 31, 2016 (and taking into account the applicable limitations period) the unaccounted for volumes totaled 394,000 barrels for which GEL Tex was never compensated. Van Meter calculated the unaccounted for volumes by subtracting the monthly volume of refined product produced for sale from the monthly crude oil volumes entering the refinery.

Van Meter further determined that the largest portion of the unaccounted-for volumes involved refined products — "light ends", a combination of propane, natural gas, butane, propylene, and straight-run naphtha — that were not sold to third parties but were used by Lazarus as fuel for Refinery operations.42 Pricing the fuel gas volumes at the selling price of liquefied petroleum gas ("LPG"), less the cost of fractionation and transportation that would be required to market the "light ends", and pricing the remaining portion of unaccounted-for volumes as though they had been processed and sold as refined product, Van Meter calculated that GEL Tex was entitled to damages

41 Ex. R-1. Carroll testified that he thought such insurance policies were and are in effect but Lazarus produced no policy covering a period after March 29, 2012. Thus, there is no credible basis to believe that any such policy existed or exists. Tr. 559. The fact that Lazarus made no claims under such a policy, even when its losses increased, further supports the conclusion that no such insurance policy existed or exists.

42Lazarus does not measure the refined products used as fuel. The division of unaccounted-for volumes between lost volumes and fuel use volumes is based on witness testimony from both Parties that the amount of refined products used as fuel was equivalent to 1.9%-2.0% of crude oil volumes delivered. Van Meter's calculation was based on the 1.9% figure, which provides a reasonable basis for his allocation between unaccounted for and fuel use volumes.

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of $3,222,904. All but $927,000 of the $3,222,904 is, according to Van Meter, related to fuel use. Tr. 2166-2167.

g.
Lerman argued that Van Meter's use of volumetric figures is, as a matter of physics, improper and that the proper way to measure any such loss is on a mass basis. In his view, refineries do not, and cannot, operate in a way that achieves the type of volumetric balance that Van Meter assumes. Without providing any alternative to the Van Meter calculation, e.g., one based on a mass balance, Lerman asserted that there is no valid evidence of loss. Lerman also challenged Van Meter's use of the adjusted LPG prices to value volumes used for fuel and Van Meter's determination that it was appropriate to value the unaccounted for, non-fuel use amounts on the assumption that such amounts would have been processed and sold at the sales prices applicable at the time of the loss.

h.
This question of how to measure the unaccounted-for volumes must be guided by what the Parties intended when they entered into the Supply Agreement and how they have applied that contract language during the course of the relationship. Although the Agreement contains no useful definition of "loss", the Parties' practice since the beginning of the contractual relationship has been to calculate such unaccounted-for volumes by subtracting the volume of the Refinery's salable products from the crude oil throughput volumes. In every monthly summary since the project began unaccounted-for volumes were calculated on this basis, generally with input from Lazarus as to what the volume should be. Thus, it appears the Parties understood that, at least for purposes of the Parties' Agreements, the amount of unaccounted-for volumes was to be calculated on this basis. Indeed, until this arbitration no objection had been raised to this approach.

i.
That the Parties agreed this methodology is an acceptable method of calculating the Refinery' unaccounted-for volumes is re-enforced by the fact that in Lazarus' SEC filings, Lazarus calculated these volumes in exactly the same manner. For example, in the Blue Dolphin 10-K filed March 31, 2017 (after Lerman's objections to Van Meter's calculations had been submitted), Blue Dolphin, after setting out the Refinery's volumetric throughput and its volumetric production, stated that:

The difference between total refinery throughput (volume processed as input) and total refinery production (volume processed as output) represents refinery fuel use and loss.

Ex. R-118S at 41.

j.
Thus, from both project accounting and investing public standpoints, the references in Section 7.1 are, have been and should be understood to mean Crude Loss should be calculated on a volumetric basis. The record provides

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no basis for a different understanding of that language at this time or for this purpose.

k. Sections 7.1 and 8.2 of the Supply Agreement, cited above, make clear that Lazarus is obligated to make GEL Tex whole for any such losses.

1.Lazarus argues that it is inappropriate to charge for its use of "light ends" as fuel for the Refinery's operations. Lazarus views these products as "unmarketable" "waste" for which it has found a use. The record indicates, however, that there is a market for these products but Lazarus found the logistics involved complicated and potentially expensive, and chose not to utilize these alternatives. Whatever the difficulties involved, however, they would not justify Lazarus' use of those products without paying for them.

m.
Lazarus apparently determined early on that, because of Lazarus' lack of investment capital, these products were of more value to it as fuel than as refined products available for sale. As a result Lazarus essentially marketed the products to itself, paying nothing into the Lockbox for them and thus not sharing their value with GEL Tex as the Agreements require.

n.
Lazarus is responsible under the Agreements for the costs of operating the Refinery and, when permitted by the Parties' Agreements, receives Operations Payments to defray those costs. Thus, the cost of fuel is a cost for which Lazarus is responsible. By not paying for the "light ends", Lazarus shifted to GEL Tex costs for which Lazarus was solely responsible.

o.
Lazarus claims that its use of these "light ends" without charge is authorized by Section 3.4 of the Supply Agreement, which provides that Lazarus "is not entitled to use" any of the GEL Tex-provided crude oil "for any purpose other than for operation of the Facility". This provision does not assist Lazarus. First, this provision applies only to the use of crude oil, it does not speak in any way to the use of refined products, which "light ends" are. Second, fairly read, Section 3.4 is no more than an admonition that Lazarus is not permitted to use the GEL Tex crude oil Lazarus receives anywhere other than in the Refinery.

P. As discussed in some detail above, the Agreements are clear that the Refinery's refined products are to be marketed and sold, and the profits shared, in the manner provided in the Agreements. They do not say that Lazarus can retain the entire value of any refined products for its own benefit.

q.
Therefore, Lazarus is not entitled to reduce its obligations for lost and unaccounted for volumes by the amount of refined products it used as fuel.

r.
The Parties disagree on how the fuel use and other unaccounted for volumes should be valued for purposes of calculating GEL Tex's damages. GEL Tex

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proposed that fuel use volumes should be priced at the cost of LPG/propane (reduced by the costs that would be incurred for transportation and fractionation) and that the remaining unaccounted-for volumes should be assumed to have been refined and sold at the same prices as received for the Refinery's actual refined products. Using this methodology, Van Meter calculated GEL Tex's past damages for unaccounted amounts at $3,222,904.

s.
After reviewing the post-hearing briefs the Arbitrator requested additional presentations, based on the existing record, regarding the possible impact of a decision not to price the non-fuel gas portion of the unaccounted amount based on prices received for the full slate of the Refinery's products. GEL Tex asserted that, at the very least, all of the unaccounted for volumes should be priced at the same LPG/propane cost applicable to the refined products the Refinery uses as fuel. The result of this approach is a $660,538 reduction in the requested damage amount, or a total of $2,562,366.43

t.
Lazarus' response has been that it should not be charged for any of the unaccounted for volumes and that there is no basis for using any price GEL Tex supports.

u.
The Arbitrator finds and holds that Van Meter's use of the adjusted LPG/propane pricing for fuel use and other unaccounted for volumes is reasonable. In the case of the fuel use volumes, the LPG/propane price (which takes into account the need to transport and fractionate any such volumes) is a reliable proxy for the value to Lazarus of the fuel it uses to run the Refinery. If these volumes were not available to Lazarus it would have to secure alternatives that would cost at least this much. Indeed, as GEL Tex has explained, the LPG/propane price Van Meter used is actually a conservative measure. Supp. Post-Hearing Br. at 6-7.

v.
With respect to the remaining unaccounted for volumes, LPG/propane pricing is also appropriate. First, because Lazarus has chosen not to meter the volumes used as fuel, these additional unaccounted for volumes may in fact have been consumed as fuel in Refinery operations. Indeed, Carroll testified that he did not believe the Refinery lost any crude oil. Tr. 558-559. If so, that would mean that the unaccounted-for volumes should be understood as being used in the Refinery's operations.

w.
Second, under Section 5.3 of the Marketing Agreement, if an amount Lazarus owes to GEL Tex is "unascertainable", GEL Tex has the discretion under its

43Using what was available in the record, GEL Tex also provided calculations for alternative damage scenarios in which the only award for unaccounted for volumes was based on fuel use volumes and in which the unaccounted for amounts were priced at the price of an "EP Mix" a blend of ethane and propane that is clearly a lower grade product (primarily due to the ethane component) than the unaccounted for volumes at issue here.

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authority as custodian of the Lockbox and administrator of the Waterfall, to pay itself "an estimated amount" so long as that estimate is commercially reasonable. Ex. J-3 at 13-14. Pricing the non-fuel gas portion of the unaccounted-for volumes based on the price of LPG/propane is, under the circumstances here commercially reasonable and fairly enforces Lazarus' obligation to insure or reimburse GEL Tex for the fair market value of crude oil they could have (and may have) been processed.

x. For all of the above reasons, the Arbitrator finds and holds that GEL Tex is entitled to recover $2,562,366 in damages for fuel use and other unaccounted for volumes.

83. GEL Tex's Request for a Determination that Lazarus Materially Breached and Repudiated the Agreements is Granted.

a.
GEL Tex requests a specific determination that Lazarus materially breached the Agreements. Although GEL Tex focuses on Lazarus' announcement on November 4, 2016, that the Refinery would no longer accept GEL Tex-source crude oil, there were many instances prior to that act that would qualify as material breaches of the Agreements.

b.
Without repeating all of them here, suffice it to say that Lazarus' refusal to require purchasers to sign NOAs, its directives to purchasers to pay Lazarus directly and not the Lockbox, and its refusal to provide GEL Tex with timely information regarding Refinery operations, both before and after the District Court's Temporary Injunction, all qualify as material breaches of the Agreements that Lazarus declined to remedy.

c.
The November 4, 2016, announcement, however, was an explicit repudiation of the Agreements' core premise, i.e., that GEL Tex would be the Refinery's sole supplier. Thus, it too was a material breach of those Agreements.

d.
For these reasons, GEL Tex's request for a determination that Lazarus materially breached and repudiated the Agreements by refusing in November 2016 to accept additional crude oil deliveries from GEL Tex is granted.

84. GEL Tex is Entitled to Recover Costs Incurred to Divert Crude to Alternative Customers When Told the Refinery Would No Longer Accept GEL Tex Crude.

a.
When notified on November 4, 2016, that Lazarus would no longer accept GEL Tex crude at the refinery, GEL Tex was required to divert to other purchasers crude oil scheduled for delivery to the Refinery.

b.
GEL Tex provided detailed information regarding the suppliers involved and the resulting costs to sell the crude elsewhere, which reflected costs totaling

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$132,928.81. Lazarus does not challenge this calculation, asserting only that no reimbursement is required because the Agreements had terminated in April 2016. As discussed above at ¶79, the Agreements did not terminate in April 2016 and remained in full force and effect in November 2016 when Lazarus notified GEL Tex that Lazarus would no longer accept crude oil deliveries from GEL Tex.

c. Therefore, the Arbitrator finds and holds that GEL Tex is entitled to an award of $132,928.81 as reimbursement of costs it incurred in diverting crude oil to other purchasers in November 2016.

85. GEL Tex is Entitled to Damages Reflecting the Loss of Future Benefits it Would Have Received had Lazarus Performed Under the Agreements.

a.
As explained previously, the Agreements, as amended by the October 24, 2013 Letter Agreement, provide that they will continue in effect until termination on August 12, 2019. On November 4, 2016, however, Lazarus repudiated the Agreements, refusing to accept delivery of GEL Tex crude and in many instances refusing to pay for the crude oil it had received or to share the proceeds of products resulting from the refining of GEL Tex crude oil.

b.
When a party to an agreement breaches and repudiates that agreement, the other party may recover the value of the expected performance of the agreement in future or expectation damages. In determining the loss or damage incurred, the goal is to put the injured party in the economic position in which it would have been had the contract been performed.

c.
Van Meter based his calculation of GEL Tex's future profits on what he called the "benefit of the bargain". His analysis assumed that absent Lazarus' repudiation of the Agreements the Parties would have experienced financial gains through August 12, 2019, which would have been shared in the manner provided in the Agreements.

d.
Based on estimates regarding the amount of products to be sold, the estimated prices for those products, and the average costs of production and other activities, he calculated Gross Profits under two scenarios. The first scenario assumed that the current contractual arrangements with DLA would last only thorough April 2018 (the date the current DLA contract will expire); the second assumed that the DLA relationship would extend through August 12, 2019, the termination date of the Agreements.

e.
Based on these estimates and assumptions, and after applying the Waterfall, Van Meter concluded that GEL Tex was entitled to recover $14,962,758 if the arrangements with the DLA lasted only until April 2018, and $16,354,723 if they were maintained until the termination date on August 12, 2019.

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f.
On cross-examination, Van Meter acknowledged that if GEL Tex was granted the Performance Fee amounts he recommended in connection with the accumulated deficit damages, $750,000 should be eliminated from both of these future damage calculations. Because this amount was previously awarded, see ¶81 above, Van Meter's proposed future damages calculations must be reduced accordingly, to $14,212,758 and $15,604,723, respectively.

g.
In addition, these amounts must be further reduced to reflect the adjustment made above to the pricing of the non-fuel gas portion of the unaccounted volumes, since Van Meter used a similar methodology in his future damages calculation. As a result, the proposed future damage calculations must each be reduced by $594,372, resulting in revised damage calculations for the two scenarios of $13,618,386 and $15,010,351.

h.
Lerman asserts that Van Meter should have estimated the margins to be earned on the produced products using a 3:2:1 "crack spread",44 which Lerman states is sometimes used by refineries as a benchmark. Van Meter chose to use instead margins he projected would be earned on the actual slate of products produced from the Refinery, which is a more accurate measure and gives rise to no legitimate basis for objection.

i.
Leman also objected to Van Meter's decision to average "crack spreads" over a 22-month period (January 2015-October 2016) to predict the future "crack spreads" used in his damage model, asserting that Van Meter should have used a later historical period. Instead, Lerman asserted that the resulting "crack spread" ($6.80 per barrel) was unrealistic because of what Lerman claimed was a "structural change" in the market based on his review of "crack spreads" in portions of 2016. Lerman instead chose a "crack spread" of $3.83 based on GEL Tex's October 2016 Gross Profit calculation. Lerman’s overall opinion, which was based in part on his previously rejected fuel gas position, was that GEL Tex is entitled to no more than $5,100,000 in future damages.

J. Van Meter explained that he chose the longer period because of the volatility of prices and costs associated with refinery operations and because he was forecasting for a three-year period during which prices and costs could be expected to vary. Van Meter's use of this approach appears to better take into account the variations in the market that can be expected over the lengthy period involved and is therefore more likely to capture the damage that GEL Tex will suffer as a result of Lazarus' breach and repudiation of the Agreements than the snap-shot approach Lerman used. Therefore, the Arbitrator finds Van Meter's approach fully supported and reasonable, and therefore approves it.

44The "crack spread" is the difference between the price of crude oil and the prices of refined products extracted from it.

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k. As noted, Van Meter has offered alternative calculations of future lost profits based on the assumption that LEFT will continue to secure a contract with the DLA beginning after April 2018 that would result in substantial profits. Although there are reasons to believe that LEH will be able to secure a further contract with DLA, this assumption is speculative, particularly given the vagaries of the governmental procurement process and the financial pressures under which the Refinery is operating. Therefore, the Arbitrator finds that GEL Tex has not adequately supported the higher of Van Meter's damage calculations.

1.For all these reasons, the Arbitrator finds and holds that GEL Tex is entitled to an award of $13,618,386 for the loss of future benefits suffered as a result of Lazarus' repudiation of the Agreements in November 2016 when it declined to accept any further GEL Tex deliveries of crude oil at the Refinery.

86. Lazarus Request for Dissolution of the District Court's Temporary Injunction is Denied.

a.
As noted previously, the District Court entered a Temporary Injunction on June 20, 2016, requiring that Lazarus comply with its contractual obligations regarding the depositing of money received for the sale of Nixon Product into the Lockbox and that LEH deposit into the District Court registry the differential LEH was earning on the DLA contract, approximately 12.5 cents per barrel.

b.
Lazarus requests that the Arbitrator dissolve the Temporary Injunction and relieve Lazarus of its obligations thereunder. Apparently Lazarus would have the Arbitrator in the process excuse as well Lazarus' (and LEH' s) failure to comply with the Temporary Injunction. Lazarus has not provided any authority suggesting that the Arbitrator, under the circumstances here, has the authority to overturn or modify in any respect a final judicial order, particularly one directed in part at an entity is not a party to this arbitration.45

c.
Further, although Lazarus asserts that the Temporary Injunction was wrongfully entered, support for this claim is hard to find. In Lazarus' Pre-Hearing Brief, it provides a summary of its overall view of the process leading to the Temporary Injunction, states that the District Court "erroneously" and "improvidently" granted injunctive relief and cites authority providing that a party that wrongfully obtains injunctive relief against another is liable for damages caused by the issuance of the injunction. Lazarus does not explain how in its view the District Court erred or what damages it may have suffered

45The Arbitrator's decision below that GEL Tex is entitled to have the funds currently in the registry delivered to the Lockbox, addresses an issue — to whom the funds in the registry should be disbursed — left open by the Temporary Injunction, and is in no way inconsistent with it.

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as a result. It simply asserts that GEL Tex subsequently used to the Temporary Injunction to "harass and injure Lazarus".

d.
The issue was not addressed during the hearing. Lazarus provides no additional substantive information about this claim, with the only mention being a request for a finding that "the injunction was wrongly issued and that the funds in the court registry should be released to Lazarus". Lazarus' Post-Hearing Brief at 75. Lazarus' Post-Hearing Response Brief contains no argument or statement on the issue at all.

e.
For these reasons, the Arbitrator finds and holds that Lazarus has provided no evidence or legal argument warranting an attempted dissolution of the District Court's Temporary Injunction and denies Lazarus' request for such an award.

87. GEL Tex's Request for a Determination that Lazarus' Sale of Jet Fuel to LEH was a "Fraudulent Transfer" Within the Meaning of TUFTA is Granted.

a.
GEL Tex seeks a determination that the Lazarus/LEH Sales Agreement violated TUFTA and that the funds in the District Court registry are proceeds of a fraudulent transfer of jet fuel from Lazarus to LEIL In the event such findings are made, GEL Tex requests that the Arbitrator approve issuance of a writ of attachment directing the District Court to deposit the funds currently in the registry into the Lockbox -- $2,143,460.37 -- in partial satisfaction of Lazarus' obligations to GEL Tex. For the reasons set out below, the Arbitrator grants this request.

b.
TUFTA provides, in part, that

(a) A transfer made ... by a debtor is fraudulent as to a creditor, whether the creditor's claim arose before or within a reasonable time after the transfer was made ... if the debtor made the transfer ...

(1)
with the actual intent to hinder, delay, or defraud any creditor of the debtor; or

(2)
without receiving reasonably equivalent value in exchange for the transfer .... and the debtor:

(B) intended to incur, or believed or reasonably should have believed that the debtor would incur, debts beyond the debtor's ability to pay as they became due.

TEX. BUS. & COM. CODE ANN. §§24.005(a)(1), 24.005(a)(2)(B).

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c.
GEL Tex has the burden to demonstrate that, in entering into the Lazarus/LEH Sales Agreement Lazarus effected a fraudulent transfer within the meaning of TUFTA and that GEL Tex is entitled to the remedies available in the case of such transfers.

d.
No dispute exists as to GEL Tex's status as a creditor of Lazarus. and that Lazarus is, and was at the time of the Lazarus/LEH Sales Agreement, GEL Tex's debtor.

e.
Whether the transfer of jet fuel pursuant to the Lazarus/LEH Sales Agreement was made with the "actual intent to hinder, delay, or defraud" GEL Tex is a fact question, as are the questions whether Lazarus received reasonably equivalent value for what it transferred and whether Lazarus knew or should have known that Lazarus would incur debts beyond its ability to pay them.46 Circumstantial proof may be used to prove fraudulent intent because direct proof is often unavailable.

f.
Facts and circumstances that may be considered in making an "actual intent ... to defraud" determination include, among others, transfer to an insider, a lawsuit filed or threatened by the creditor against the debtor prior to the transfer, concealment of the transfer, whether the consideration the debtor received was reasonably equivalent to the value of the asset transferred, and the debtor's insolvency at the time of the transfer or shortly afterwards. The presence of several of these factors is sufficient to permit the Arbitrator to reasonably infer fraudulent intent. Ho v. MacArthur Ranch LLC, 395 S.W.3d, 328-29 (Tex. App. — Dallas 2013, no pet.).

g.
The transfer that allowed LEH to secure all of the DLA contract benefits was unquestionably an insider transaction. LEH is Lazarus' affiliate. Carroll is effectively the majority owner of Lazarus and LEH and as CEO of both controls their actions. Thus, Lazarus and LEH were not negotiating at arms length in arriving at the Lazarus/LEH Sales Agreement, which Carroll signed on behalf of LEH and undoubtedly directed Byrd, the CFO of both Lazarus and LEH, to sign for Lazarus. That Carroll knew this arrangement violated the Agreements is equally clear. Although Carroll had the ability to assure Lazarus' compliance with the Agreements, he intentionally did not do so.

h.
That Lazarus sought to conceal the true nature of the Lazarus/LEH arrangement is also clear. Although the Parties have exchanged arguments regarding whether GEL Tex should have known about the structure of the sale, the fact that GEL Tex might have been able to figure out that LEH would be a necessary participant in the DLA arrangement, is not determinative. What is determinative is the lack of any evidence indicating that GEL Tex knew or should have known that Lazarus would structure the arrangement in a

46 GEL Tex has not sought to show that Lazarus' debts were greater than the fair value of its assets. Instead it has focused on what it sees as Lazarus' inability to pay its debts as they came due.

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way that did not allow GEL Tex to share in the large price premium that the DLA paid to LEH and did not require the deposit of any proceeds of the sale into the Lockbox. Indeed, it is reasonable to conclude that Lazarus knew full well that GEL Tex would object to any such arrangement and kept entirely to itself the fact that LEH intended to retain at least the vast majority proceeds of the DLA arrangement. As a result, Lazarus' true intentions were purposefully hidden from GEL Tex until it was in Lazarus' best interest to reveal them.

i.Lazarus entered into the Lazarus/LEH Sales Agreement to sell jet fuel to LETI without satisfying the Agreements' very clear and specific requirements that, prior to any sale: (i) GEL Tex must have reviewed and approved the credit of the proposed purchaser, (ii) Lazarus must have prepared a contract for such sale specifying that moneys paid for the purchase of the product are to be deposited into the Lockbox by the purchaser or by Lazarus, and (iii) Lazarus must have secured from the proposed purchaser a NOA requiring deposit of all payments into the Lockbox and placing the proposed purchaser and GEL Tex in contractual privity. In addition, even though GEL Tex was specifically authorized to review in advance any third-party or affiliate transaction that impacted the Agreements, GEL Tex was not advised of the Lazarus/LEH Sales Agreement until two weeks after it was executed, underscoring Lazarus' disregard for its obligation to deal with GEL Tex in good faith.

J. The record also suggests that the only reason that Lazarus revealed the existence of the Lazarus/LEH Sales Agreement (and the DLA award) when it did was to support its assertion, following GEL Tex's reduction of crude oil deliveries, that the Refinery needed more crude oil. Otherwise, there is little doubt that Lazarus would have kept the arrangement secret even longer.

k. There is no evidence that Lazarus received anything of real value in return for transferring millions of dollars' worth of jet fuel to an affiliated entity that would be retaining almost all of the DLA contract benefits. While the Lazarus/LEH Sales Agreement theoretically promised Lazarus would receive some benefits from the arrangement, the record indicates that LEH paid Lazarus much less than was required under their agreement and even those funds were not paid into the Lockbox. The clear intention was that whatever the contract provided, within the corporate group LEH would retain virtually all of the DLA contract proceeds.

1. Even when Lazarus and LEH were instructed by the District Court to fulfill the terms of the Agreements, Lazarus and LEH declined to do so. When these facts are added to absence of any contractual requirement that LEH pay what it owed to Lazarus into the Lockbox compels the conclusion that the purported transaction was a mirage, designed to avoid the requirements of Agreements that quite clearly provide for a sharing of revenues received in connection with the sale of the Refinery's products, and thus fraudulently to deprive GEL Tex of moneys to which it was entitled.

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m.
Lazarus could have resolved the situation at any time after the Lazarus/LEH Sales Agreement was signed simply by agreeing to adhere to its obligations under the Agreements. Yet Lazarus declined, even after GEL Tex sued Lazarus and LEH, more than two weeks before actual deliveries to DLA began. This behavior re-enforces the notion that Lazarus willfully charted, and adhered to, a course intended to siphon away from Lazarus virtually all the benefits of the DLA contract, even when doing so had severe economic consequences for Lazarus and materially impaired GEL Tex's contractual rights.

n.
Lazarus alleges that GEL Tex always knew about LEH's involvement in the sale to DLA, made no immediate objection to it, has no complaint because the Lazarus/LEH sales agreement establishes a price well above the index price, and any GEL Tex insistence on securing more of the DLA sale proceeds would have resulted in LEH losing the DLA contract. None of these are valid objections and do not in any way excuse or explain away what was unquestionably an attempt by the management of Lazarus and LEH to furtively enter into a contractual arrangement intentionally designed to deny GEL Tex its fair share of the DLA sales proceeds.

o.
Although GEL Tex may have known that LEH would have to be involved in any DLA transaction (because such contracts could only be awarded to HUBZone-qualified entities), as noted above there is no evidence suggesting GEL Tex knew or should have known that Lazarus intended to allow LEH to keep all of the money from the DLA transaction, or in particular the amounts above index, for itself.47

P. The record does not support in any respect the suggestion that GEL Tex failed to promptly object to LEH's retention of funds from the DLA transaction. See GEL Tex Post-Hearing Brief at 23 (listing GEL Tex's prompt objections to the transaction).

q. The pricing of the sale by Lazarus to LEH (2 1/2 cents above index) is only superficially helpful to Lazarus. The price was not one established through arms-length negotiations. Moreover, the price chosen represents only a small portion of the proceeds from the sale to DLA, with the additional funds to be retained by LEH. Perhaps most importantly there is no evidence that LEH ever intended to pay Lazarus the contract price, or that Lazarus intended to satisfy its obligations under the Agreements, further supporting the notion that

47Lazarus cites its email of December 28, 2015, referring to a need to establish a transfer price for a possible DLA contract. This does not suggest in any way that GEL Tex was agreeing, or would agree, to whatever transfer price arrangement Lazarus may have had in mind at the time. No evidence exists that Lazarus raised the issue at any time between that email and its agreement with LEH. Tr. 514-515.

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the Lazarus/LEH Sales Agreement was a blatant attempt to deprive GEL Tex of moneys in which it had a right to share.

r.
Lazarus' assertion that sharing the DLA contract proceeds with GEL Tex would have caused LEH to lose the DLA contract is unsupported. The SBA regulations regarding the HUBZone program make no reference to any such prohibition. The only requirements relevant here are that the applicant be creditworthy48 and have 35% of its employees in the underdeveloped area.49 Nothing in those regulations or in the record suggests that the ultimate destination of the money paid, other than the amount flowing to the local employees, was of any concern to SBA. Indeed, Carroll testified that there might have been some ability to shift more of the proceeds to GEL Tex and provided no evidence that there was any bar to sharing the proceeds with GEL Tex in the manner contemplated by the Agreements.50

s.
Lazarus knew when it entered into the Lazarus/LEH Sales Agreement that having the DLA contract proceeds go to LEH, rather than into the Lockbox, would mean that it would not be able to pay its existing debts much less those arising in the future. At the time, the accumulated deficit in the Lockbox was over $4.0 million, and growing, as inventory of jet fuel and diesel continued to build. In addition, because there were no Gross Profits, it was obvious that if Lazarus complied with the Agreements, many months would pass before GEL Tex would be able to make Lazarus' mortgage payments to Sovereign, make any Operations' Payments to Lazarus, or distribute any Gross Profits. Lazarus knew that GEL Tex had reduced crude oil deliveries to the Refinery, decreasing Lazarus' ability to generate additional revenues in the near future, and potentially increasing the accumulated deficit.

t.
With the proceeds of the DLA sale diverted to LEH (effectively in their entirety),51 Lazarus was absolutely certain to be incurring debts beyond its ability to pay as they became due. Blue Dolphin's 10-Q covering the second quarter of 2016, the period during which deliveries to the Refinery were

48LEH had substantial difficulty in establishing its creditworthiness to the satisfaction of the SBA. Exh. 144.

49 LEH could satisfy this requirement only by demonstrating that all of the Refinery's employees were LEH employees.

50 Perhaps if Lazarus and LEH had tried to negotiate a price sharing arrangement that took into account the costs LEH incurred in qualifying for HUBZone status and securing the DLA contract, they and GEL Tex might have come to a mutually agreeable result that diverged from the literal requirements of the Agreements revenue sharing provisions. By deciding to try to keep virtually all the proceeds within LEH, however, Lazarus' management forfeited that opportunity.

51 As noted previously, it seems clear that there was never any intention to have LEH pay either the Lockbox or Lazarus a significant part of the DLA proceeds. Thus, the fact that proceeds would be generated from the DLA sale did not mean that Lazarus' economic situation would improve in any respect.

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reduced, the Lazarus/LEH Sales Agreement was signed, GEL Tex filed suit against Lazarus, and LEH deliveries to DLA began, and indicates the financial straits in which Lazarus found itself. Ex. R-118Q.52

u. At the end of that quarter Blue Dolphin reported a working capital deficit of $40.7 million with long-term capital taken into account, and of $11 million if long-term debt was disregarded.53 The 10-Q also reveals that Blue Dolphin and its affiliates were in violation of the debt service coverage ratios, the current ratios and the debt to net worth ratios established in the financial covenants of approximately $35.0 million of loans secured by the Refinery's assets. If the lender, Sovereign, had declared this amount immediately due and payable, as was its right, Blue Dolphin would not have been able to pay that amount and Sovereign could have seized the Refinery's assets. Ex. R-118Q, at 20-23, 50.

The 10-Q also indicates that Blue Dolphin's (and thus Lazarus') future viability was dependent on maintaining the Agreements, regarding which GEL Tex had filed suit and with which Lazarus had no intention of complying, as evidenced by the Lazarus/LEH Sales Agreement and the numerous payments for GEL Tex- sourced crude oil that Lazarus had diverted from the Lockbox.

w.
An additional item not reflected in the 10-Q is Lazarus and LEH's inability, while attempting to forestall issuance of the Temporary Injunction, to find a bank that would provide a $4.0 million letter of credit payable to GEL Tex in the event Lazarus' failure to perform continued.

x.
The conclusion that Lazarus was insolvent at this time is further supported by the Shell transaction, under which Lazarus acquired crude oil from Shell on credit and then allowed Shell to take product that had been refined from GEL Tex crude oil from the Refinery in payment for the crude oil debt that Lazarus owed. The only credible explanation for Lazarus allowing this to happen is that Lazarus was unable to pay its debt to Shell when it came due and simply converted to its own benefit refined product in which GEL Tex had a legal and financial interest that Lazarus was contractually bound to protect.

y.
When presented with this information regarding Lazarus' refusal to perform its obligations under the Agreements, the District Court, in issuing the Temporary Injunction, found that Lazarus would probably not be able to pay damages for Lazarus' breaches of contract. Lazarus offers no reason to

52As noted above, Lazarus accounted for 99% of Blue Dolphin's operations.

53 While these numbers are based on the book values, and not market values of Blue Dolphin's assets, in the event of a forced sale, any appraised values are likely to be significantly above the achievable sales price of such assets.

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reconsider this finding. In fact, Lazarus has made no attempt to demonstrate that Lazarus was solvent during this period, simply asserting that GEL Tex could not prove insolvency.

z. Finally, the insolvency of Lazarus at this time is underscored by the fact that, facing potential judicial contempt proceedings, Lazarus simply refused to comply with the Temporary Injunction, preferring instead to avoid satisfying these legally required obligations (paying into the Lockbox) in order to have access to cash to which it was not entitled. This wanton disregard for a court order that it declined to challenge, and simply chose to ignore in large part, can only be explained as an act of a company and organization in dire financial straits that could not continue to operate without converting to its own use money it was obligated to pay to and share with others.

aa. The Arbitrator therefore finds and holds that: (i) when the Lazarus/LEH Sales Agreement was executed, GEL Tex was a creditor of Lazarus and Lazarus was a debtor of GEL Tex; (ii) Lazarus and LEH are affiliated companies not negotiating at arms length; (iii) Lazarus transferred jet fuel to LEH with the intent to defraud GEL Tex and deprive it of funds to which it was entitled; (iv) the jet fuel was transferred to LEH in exchange for a worthless (and never intended to be fully performed) promise by LEH to pay Lazarus; and (v) Lazarus entered into the Lazarus/LEH Sales Agreement at a time when it was insolvent and was only able to continue operating because it converted to its own use and the use of its affiliate LEH, moneys due to GEL Tex and the Lockbox. Therefore, the Arbitrator finds and holds that the Lazarus/LEH Sales Agreement was a "fraudulent transfer" within the meaning of TUFTA.

88. GEL Tex's Request for an Order of Attachment and Execution with Regard to the Funds Currently in the Registry of the District Court is Granted.

a.
GEL Tex requests an Order of Attachment and Execution regarding the Funds currently in the District Court's registry, requiring that the Clerk deposit the funds into the Lockbox in partial satisfaction of the amounts owed GEL Tex.54

b.
Based on the analysis and holding in the prior section, the Arbitrator finds and holds that the funds currently in the registry of the District Court are proceeds of the fraudulent transfer of jet fuel from Lazarus to LEH.

c.
The Arbitration Agreement provides the Arbitrator authority to take actions equivalent to those that could be taken by a District Judge under the Texas Rules of Civil Procedure. Ex. J-4 at 5, §4.5(b). In addition, the AAA Commercial Rules under which this arbitration is being conducted provide in

54This amount does not appear to be all the "differential" that the District Court required that LEH deposit into the registry. At some point, LEH apparently ceased complying with the Temporary Injunction in this respect.

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Rule 47 that the Arbitrator may take such action as he deems just and equitable and within the scope of the agreement of the Parties.

d. As discussed in the prior section of this Final Award, the moneys LEH received from the DLA transaction and deposited in the District Court registry were moneys that should have gone into the Lockbox in the first place. Therefore, the Arbitrator finds and holds that the requested relief is reasonable and fully supported by the record. An executed copy of an Order for Issuance of a Writ of Attachment is attached as Appendix A to this Final. Award.55

89. Lazarus' Request for an Order Interpreting the Term "Nixon Product" as Applicable only to Refined Products Produced from GEL Tex-Sourced Crude Oil is Denied; GEL Tex's Request for a Determination that the Term "Nixon Product" Applies to all Refined Products Produced at the Refinery During the Term of the Agreements is Granted in Part.

a.
Both Parties request rulings regarding the NOAs. Lazarus requests that GEL Tex be required to eliminate from the NOAs the requirement that the proceeds of all sales of "Nixon Product" be deposited into the Lockbox. Lazarus argues that "Nixon Product" was only intended to refer to refined products made from GEL Tex-sourced crude oil and should no longer control the disposition of proceeds from the Refinery's sale of products now that the crude oil being refined is not provided by GEL Tex.

b.
According to Lazarus, the continued existence of the NOAs impairs Lazarus' ability to conduct its business because certain customers, incorrectly in Lazarus' view, understand the term "Nixon Product" to apply to all Refinery products whether or not the crude oil from which the products are derived come from GEL Tex sourced crude oil. Lazarus asserts that GEL Tex's refusal to amend the NOAs reflects a lack of good faith and breaches the Agreements and requests that GEL Tex be required to amend the NOAs to eliminate the requirement for payment to the Lockbox.

c.
GEL Tex seeks a declaratory order that the term -Nixon Product" applies to all refined products made at the Refinery whether or not produced from GEL Tex-sourced crude oil.

d.
In this regard, GEL Tex points to Section 1.2 of the Supply Agreement, which defines "Nixon Product" as "the Crude Oil and other Hydrocarbons refined and processed by Lazarus as the Facility pursuant to the terms of this Agreement". In the same section of the Supply Agreement, "Crude Oil" is defined as "all crude oil, condensate and other liquid hydrocarbon substances". Neither reference is specifically limited to crude oil provided by GEL Tex.

55 Lazarus has raised no objection to the form of the Order.

Page 49  AAA Case No. 02-16-0001-5548

e.
Although there is some superficial logic to Lazarus' request, that request is disingenuous. The Agreements, including the NOA requirement, are predicated on the assumption that the Parties would adhere to their obligations and Lazarus agreed not to terminate the Agreements. The situation of which Lazarus now complains is thus entirely of its own making, caused by its breaches of the Agreements and its decision no longer to accept GEL Tex crude oil.

f.
Having created this situation, Lazarus has no valid complaint about the NOAs, particularly since it does and will owe GEL Tex money due as a result of Lazarus' non-compliance with the Agreements. Indeed, to the extent any money is actually paid to the Lockbox because of a binding NOA, Lazarus' debts to GEL Tex would be reduced. Little, if any, evidence exists that the existence of the NOAs, which Lazarus itself has often ignored, has truly had an adverse impact on Lazarus' business, suggesting that in fact it has not.

g.
The Agreements are currently scheduled to remain in effect through August 12, 2019. Lazarus has offered no reason why the NOAs should not continue in force until that date and/or until Lazarus' debts to GEL Tex are fully discharged, whichever occurs earliest. Therefore, the Arbitrator finds and holds that Lazarus has not demonstrated that it is either entitled to or needs in any way a modification of the NOAs.

h.
For essentially the same reasons, GEL Tex's request for declaratory order is granted to the extent described below. The definitions cited above literally provide that the term "Nixon Crude" applies to all refined products produced at the Refinery, without regard to the source of the crude oil processed. Lazarus' assertion that the words should be interpreted otherwise is only remotely plausible because Lazarus refused to abide by other provisions in the Agreements.

As long as the Agreements are in effect, "Nixon Product" should be understood to mean what the Parties meant when Agreements were entered into, i.e., "all Crude Oil and other Hydrocarbons refined and processed by Lazarus at the Facility pursuant to the terms of this Agreement". The "Agreement" in question is the Marketing Agreement (not the Supply Agreement). Because that Agreement was intended to cover all refined products produced at the Refinery for the term of the Agreement, all refined products produced by the Refinery are to be considered "Nixon Product" for the term of the Marketing Agreement, which remains in force. Any other interpretation would result in rewarding Lazarus for a material breach of that Agreement.

J. Following issuance of this Final Award, Lazarus will have an obligation to pay to GEL Tex the amounts specified herein. Once that is done, Lazarus will

Page 50  AAA Case No. 02-16-0001-5548

have satisfied the obligations it undertook in executing the Agreements. In the event that Lazarus satisfies its obligations under this Final Award prior to August 12, 2019, the Agreements and the NOAs should be considered terminated and of no further effect. Otherwise, the Agreements and the NOAs shall be binding on Lazarus until the Agreements terminate by their terms on August 12, 2019.56

90. Attorneys' Fees and Related Costs

a.
The Arbitrator is authorized by Section 4.6 of the Arbitration Agreement to award "costs and expenses, including the fees of the" Arbitrator, "in such proportion as the" Arbitrator shall determine. Attorneys' fees may be awarded as allowed by law. This authorization is affirmed by Section 4.5(b)'s reference to such fees and Section 4.7's statement that the Parties may claim against each other for "reasonable and necessary attorneys' fees, expenses and costs" related to any authorized actions in the District Court. Each Party has submitted detailed requests for recovery of attorneys' fees and related costs, appropriately supported by affidavits and detailed billing information.

b.
Lazarus seeks recovery of attorneys' fees and costs for the period from April 2016, when its attorneys were retained to represent Lazarus in connection with its dispute with GEL Tex through June 30, 2017, totaling $1,558,581.00, and an estimated $20,350 to $40,700 in post-award fees (assuming proceedings only in the District Court), for a total on the high side of $1,599,281.00.

c.
GEL Tex, which was represented by two law firms in connection with this dispute, seeks recovery of attorneys' fees and expenses for the period April 2016 through June 30, 2017 totaling $2,955,446.30 and $117,852.97, respectively. GEL Tex estimates that it will incur an additional $20,900.00 in attorneys' fees through the end of the arbitration and $136,732.50 for post-award activities, including defending the award in the District Court, the Court of Civil Appeals and the Texas Supreme Court. These amounts total $3,230,932.77.

d.
Neither Party substantively objected to the other's request. Lazarus noted that GEL Tex's request was significantly larger than Lazarus' and GEL Tex noted that it could not really comment on Lazarus' request because its attorneys' billing statements were submitted to the Arbitrator for in camera review only. Neither Party objected to the time frames for which the requested fees and costs are requested or to the post-award attorneys' fees requests.

561n GEL Tex's Supplemental Post-Hearing Brief, GEL Tex suggested that it should have the discretion to extend the NOAs after the termination date in the event that Lazarus had not fully satisfied it obligations to GEL Tex by that date. The Arbitrator denies that request as not supported by the Agreements.

Page 51  AAA Case No. 02-16-0001-5548

e.
The Arbitrator finds reasonable the amounts requested by both Parties. Given the complexity of GEL Tex's claims, the differences between the amounts charged by the Parties' attorneys is understandable and reasonable.

f.
As explained above, Lazarus has not prevailed on any of its claims in this proceeding and has only succeeded in reducing GEL Tex's counterclaims in relatively small ways. Therefore, the Arbitrator concludes that Lazarus is not entitled to recover any of its attorneys' fees.

g.
In contrast, GEL Tex has prevailed on all its counter-claims, defeated Lazarus' claims and been awarded nearly all of the amounts requested. The Arbitrator finds and holds that GEL Tex is entitled to recover all of its past and future attorneys' fees and related expenses in the amount of $3,230,932.77.

91. Interest

a.
Neither Party has specifically requested an award of pre-award interest on any of the sums involved, and the Arbitrator will not award any.

b.
With respect to post-award interest, Texas law provides that in a breach of contract case in which the contract does not specify the interest rate, post-award and post-judgment interest rates are the same and are established by §304.003 of the Texas Financial Code.

c.
Section 304.003 provides that interest shall be based on the Federal Reserve Bank prime rate, but shall be no less than 5% and no more than 15%. Pursuant to that provision, the Texas Office of Consumer Credit Commissioner has set at 5% the annual rate to be used at this time. Simple interest at that rate is what the Arbitrator hereby approves with respect to all amounts awarded in this arbitration for to both post-award and post-judgment periods. Interest at this rate shall run from and after the date of this Final Award until the amounts awarded (with interest) are fully paid.

92. Administrative Fees, Expenses and Arbitrator Compensation

a.
The Arbitrator is authorized to apportion between the Parties the AAA's administrative fees, the AAA and Arbitrator expenses, and the Arbitrator's compensation.

b.
The administrative fees and expenses of the American Arbitration Association totaling $39,340.32 and the compensation and expenses of the Arbitrator totaling $120,415.00 shall be borne by Lazarus.

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c. Therefore, the Arbitrator finds and holds that GEL Tex shall be awarded and Lazarus shall reimburse GEL Tex the sum of $84,847.82 representing that portion of said fees and expenses in excess of the apportioned costs previously incurred by GEL Tex.

AWARD

For the reasons set forth above, the Arbitrator AWARDS as follows:

1.
Lazarus' claim against GEL Tex for damages arising from GEL Tex's inclusion of a 50-cent per barrel charge in the COC billed to Lazarus is denied.

2.
Lazarus' claim against GEL Tex for damages resulting during the period April-June 2012 when the Refinery's crude oil and products were not hedged is denied.

3.
Lazarus' claim against GEL Tex for damages resulting from GEL Tex's refusal to pay tank lease fees for storage of product at Ingleside is denied.

4.
Lazarus' request for a determination that GEL Tex materially breached the Agreements by reducing deliveries to the Refinery in April-June 2016 is denied.

5.
Lazarus' request for a determination that the Agreements terminated in April 2016, or at the very latest, in November 2016, is denied.

6.
Lazarus' request for an order directing GEL Tex to remove all residual material from Refinery Tanks 51, 53 and 54 is denied.

7.
GEL Tex's claim against Lazarus for damages resulting from Lazarus' failure to pay for delivered crude oil and Performance Fees due GEL Tex under the Agreements is granted in the amount of $11,649,102.

8.
GEL Tex's claim against Lazarus for damages resulting from Lazarus' failure to pay for crude oil loss and for products used for fuel is granted in the amount of $2,562,366.

9.
GEL Tex claim against Lazarus for costs incurred when GEL Tex was required to divert crude oil to alternative customers when Lazarus declared the Refinery would no longer accept GEL Tex crude oil is granted in the amount of $132,928.81.

10.
GEL Tex's request for a determination that Lazarus materially breached and repudiated the Agreements by refusing in November 2016 to accept additional crude oil deliveries from GEL Tex is granted.

11.
GEL Tex claim against Lazarus for expectation damages measured by the benefits GEL Tex would have received had Lazarus performed for the full term of the Agreements is granted in the amount of $13,618,386.

Page 53  AAA Case No. 02-16-0001-5548

12.
Lazarus' request that the District Court's Temporary Injunction be dissolved is denied.

13.
GEL Tex's request for a determination that Lazarus' sale of jet fuel to LEH was a "fraudulent transfer" as that term is used in the TUFTA is granted.

14.
GEL Tex's request for an order of attachment and execution with respect to the funds currently in the registry of the District Court of Harris County, Texas, requiring that the Clerk deposit the funds into the Lockbox in partial satisfaction of LEH's debt to Lazarus is granted. A copy of such order is attached to this Final Award as Appendix A.

15.
Lazarus' request for an order interpreting the term "Nixon Product" as applicable only to refined products produced from GEL Tex-sourced crude oil is denied.

16.
Lazarus' request for an order requiring GEL Tex to eliminate from existing NOAs the requirement that all proceeds from the sale of "Nixon Product" be deposited into the Lockbox is denied.

17.
GEL Tex's request for a determination that the term "Nixon Product" applies to all refined products produced at the Refinery during the term of the Agreements is granted.

18.
The Agreements and the NOAs are currently in effect and will remain in effect until August 12, 2019, or the date on which Lazarus pays to GEL Tex all of the amounts awarded herein, including interest, whichever occurs earliest.

19.
Lazarus' request for an award of its attorneys' fees and related costs is denied.

20.
GEL Tex's request for an award of its attorneys' fees and related costs totaling $3,230,932.77 is granted.

21.
GEL Tex is awarded, and Lazarus shall pay, $84,847.82, representing the AAA fees, expenses and Arbitrator compensation GEL Tex previously incurred.

22.
All amounts awarded in this Final Award shall bear simple interest at the rate of 5% per annum from and after the date of this Final Award until paid.

23.
This Final Award is in full settlement of all claims and counterclaims submitted in this arbitration. All claims and counterclaims not specifically addressed herein are denied.

Page 54  AAA Case No. 02-16-0001-5548

Entered this 11th day of August 2017

/s/ PLATT W. DAVIS, III
Platt W. Davis III
Arbitrator

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Appendix A

AMERICAN ARBITRATION ASSOCIATION
IN THE MATTER OF THE ARBITRATION BETWEEN:

LAZARUS ENERGY, L.L.C. Claimant/Counter-Respondent, v. GEL TEX MARKETING, LLC, Respondent / Counter-Claimant.	§ § § § § § § § § § § §	CASE NO. 02-16-8001-7510

ORDER FOR ISSUANCE OF WRIT OF ATTACHMENT

On June 2, 2017, respondent/counter-claimant GEL Tex Marketing, LLC (“GEL Tex”) submitted post-hearing briefing containing an application for issuance of a writ of attachment which would require that the Harris County District Court Clerk deposit the funds currently in the registry of the District Court in Cause No. 2016-28397 to the "lockbox," Claimant Lazarus Energy, L.L.C. ("Lazarus") had an opportunity to respond to the post-hearing briefing, and both parties were asked to submit subsequent briefing regarding GEL Tex's application on July 7 and 17, 2017.

Alter considering the submissions on file with the Tribunal, the evidence before the Tribunal, and the arguments of counsel, the Tribunal GRANTS GEL Tex 's application and finds That GEL Tex is ENTITLED to a writ of attachment with respect to the funds currently in the registry of the District Court of Harris County, Texas, related to Cause No. 2016-28397 on the following grounds:

1.        GEL Tex is a creditor and Lazarus is a debtor as defined in Uniform Fraudulent Transfer Act (“UFTA”) Sections 24.002(4) & (6);

2.         GEL Tex has prevailed on its claim under UFTA Sections 24.005(a)(I), 24.005(a)(2)(B), and 24.006(a), by demonstrating that, inter alia, Lazarus and Lazarus Energy Holdings are affiliated entities, Lazarus transferred jet fuel to Lazarus Energy Holdings with the intent to defraud GEL Tex. Lazarus Energy Holdings got valuable jet fuel in exchange for a worthless promise from Lazarus Energy Holdings to pay, and Lazarus is insolvent;

3.         The funds ordered by the Harris County District Court to be deposited in the registry in Cause No. 2016-28397 are "proceeds" of fraudulent transfers of jet fuel from Lazarus to Lazarus Energy Holdings;

4.         As set forth above and more fully in the Final Award issued in these proceedings, Lazarus is justly indebted to GEL Tex:

5.         Attachment of the registry funds has not been sought for the purpose of injuring or harassing Lazarus; and

6.         GEL Tex will probably lose the debt without a writ of attachment because, inter alia, Lazarus has previously disposed of funds with the intent to defraud GEL Tex. Lazarus has previously disposed of funds without leaving an amount sufficient to pay GEL Tex. Lazarus owes GEL Tex for property obtained by Lazarus under false pretenses, and Lazarus is insolvent.

IT IS, THEREFORE, ORDERED that, upon confirmation by the District Court, the clerk shall issue a writ of attachment that commands a sheriff or constable of any county within the State of Texas to attach and hold all funds deposited in the registry of the District Court of Harris County, Texas, in Cause No. 2016-28397, up to a maximum value of the amount of damages awarded to GEL Tex in the Final Award. Once attached, the property shall be issued to the following account, subject to further order of the District Court, unless the property is replevied according to the provisions of the law and the Texas Rules of Civil Procedure.

Institution: Bank of America
Account Holder: GEL Tex Marketing, LLC
Account Number: 004640401104
ACH ABA Number: 011000138
Wire ABA Number: 026009593

IT IS FURTHER ORDERED that Lazarus, in order to replevy property attached pursuant to the writ, must file with the officer who levied the writ a bond, in conformity with the law, in the amount of $2,143.460.37, unless Lazarus files bond in an amount otherwise provided by the law and the Texas Rules of Civil Procedure.

Dated this 11th of August, 2017.

/s/ PLATT W. DAVIS, III
Platt W. Davis, III
Arbitrator

Exhibit B

Carroll Security Agreement

Exhibit B

Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified, this “Security Agreement”) dated effective as of July 20, 2018, is made by JONATHAN CARROLL, an individual residing in the State of Texas (“Carroll”) and CARROLL & COMPANY FINANCIAL HOLDINGS, L.P., a Texas limited partnership (“C&C”, and together with Carroll, “Pledgor”), in favor of GEL TEX MARKETING, LLC, a Delaware limited liability company (“Secured Party”).

WHEREAS, Pledgor, the other Lazarus Parties and Secured Party are parties to that certain Settlement Agreement, dated as of the date hereof (such agreement, as amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the “Settlement Agreement”);

WHEREAS, pursuant to the Settlement Agreement, Pledgor has agreed to enter into this Security Agreement in favor of Secured Party; and

WHEREAS, Pledgor has determined that the execution, delivery and performance of this Security Agreement directly benefits, and is in the best interest of, Pledgor.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

1.01 Definitions. All capitalized terms used herein but not defined herein have the meanings given to such terms in the Settlement Agreement. The following terms shall have the following meanings:

“Bankruptcy Code” means the Federal Bankruptcy Code of 1978, Title 11 of the United States Code, as amended from time to time.

“Bankruptcy Event” means the occurrence of any of the following: (i) any Lazarus Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or (ii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed with respect to any Lazarus Party without the application, direction or consent of (a) any Lazarus Party or (b) Secured Party or its affiliates.

“Collateral” means the Pledged LLC Interests and all Proceeds therefrom.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, bankruptcy, moratorium, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions, including, but not limited to, an assignment for the benefit of creditors, or application for or consent to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for the debtor or for all or any material part of its property.
“Default Rate” means an interest rate of five percent (5%) per annum. “Event of Default” means the occurrence of any of the following events:

1

(a)           Pledgor shall fail to perform or observe any term, covenant, or agreement contained in (i) Sections 2.01, 4.02, 4.03 or 4.04 of this Security Agreement; (ii) Sections 4.01, 4.05 or 4.07 of this Security Agreement and such failure continues for two (2) business days; or (iii) any other provision of this Security Agreement and such failure continues for thirty (30) days;

(b)           any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Pledgor in this Security Agreement shall be incorrect or misleading in any material respect when made or deemed made; or

(c)           (i) this Security Agreement, for any reason other than as expressly permitted hereunder, ceases to be in full force and effect; (ii) any Lazarus Party contests in any manner the validity or enforceability of this Security Agreement or its obligations hereunder; or (iii) any Lazarus Party denies that it has any or further liability or obligation.

“LEH” means Lazarus Energy Holdings LLC, a Delaware limited liability company.

“LEH Organization Documents” means (a) the Certificate of Formation of LEH and (b) the Amended and Restated Limited Liability Company Agreement of LEH dated as of February 15, 2008 (in each case, as amended, restated or otherwise modified from time to time).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Obligations” means all indebtedness, obligations and liabilities of Pledgor to Secured Party under this Security Agreement, including, without limitation the obligation to make, or cause to be made, the Carroll Payment, subject to the terms of Section 2.01.

“Pledged LLC Interests” means all limited liability company interests owned by Pledgor in LEH, including all limited liability company interests listed on Schedule I and the certificates, if any, representing such limited liability company interests as such interest may be increased or otherwise adjusted from time to time, including (a) all of Pledgor’s right, title, and interest in any and all distributions, issues, profits, and shares (including rights in the nature of warrants, purchase options, or options to acquire any property or further interest in LEH) payable or distributable by LEH, whether in cash or otherwise, whether for capital or income or surplus or otherwise, including distributions upon liquidation, dissolution, revision, reclassification, split-up, or other change or transaction affecting LEH, or as a sale, refinancing, or other capital transaction affecting any assets or property of LEH; (b) all of Pledgor’s right, title, and interest as a member with respect to LEH under the LEH Organization Documents; (c) all of Pledgor’s rights under the LEH Organization Documents; (d) all of Pledgor’s right to vote upon, approve, or consent to (or withhold consent or approval to) any matter pursuant to the LEH Organization Documents, or otherwise to control, manage, or direct the affairs of LEH; and (e) all of Pledgor’s right to terminate, amend, supplement, modify or waive performance under, the LEH Organization Documents, or perform thereunder, and to compel performance and otherwise to exercise all remedies thereunder; and (f) all Proceeds therefrom.

“Proceeds” means all “Proceeds” as such term is defined in Section 9-102(65) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged LLC Interests, collections thereon, proceeds of sale thereof or distributions with respect thereto.

2

“Securities Act” means the United States Securities Act of 1933, as amended. “Security Interest” means the security interest granted pursuant to Section 2.02.

“Termination Date” means (a) the date that is ninety one (91) days after the Settlement Payment Date, but only so long as no Bankruptcy Event has occurred and is continuing on such date, or (b) such later date on which the applicable case or cases of the applicable Lazarus Party under any Debtor Relief Law are fully and finally closed or dismissed (as reasonably determined by Secured Party) so long as, on such date, Secured Party has received and retained the full and final amount of the Settlement Payment.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Texas, or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

1.02 Other Definitional Provisions. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section and Schedule references are to this Security Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to Pledgor, shall refer to Pledgor’s Collateral or the relevant part thereof. Capitalized terms defined in the UCC and not otherwise defined herein shall have the meaning assigned thereto in the UCC.

ARTICLE II
SETTLEMENT PAYMENT; SECURITY INTEREST

2.01 Agreement Regarding Settlement Payment.Carroll hereby agrees that, if a Bankruptcy Event shall occur and thereafter, for whatever reason, Secured Party shall be required to return to any Lazarus Party or otherwise disgorge all or any part of the Settlement Payment theretofore received by Secured Party (each, a “Returned Payment”), Carroll shall, within five (5) Business Days after receipt of written notice thereof from Secured Party, pay, or cause to be paid, the amount of such Returned Payment to Secured Party in immediately available funds, without set off, deduction or counterclaim of any kind (the “Carroll Payment”).

2.02 Grant of Security Interest. Pledgor hereby grants to Secured Party, a Lien and security interest in the Collateral (the “Security Interest”), as collateral security for the prompt and complete payment and performance when due of the Obligations.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Pledgor hereby represents and warrants on the date hereof that:

3.01 Authorization of Agreement; No Conflict. The execution, delivery and performance of this Security Agreement by Pledgor (a) has been duly authorized by all necessary corporate action or other organizational action; (b) are within the power and authority of Pledgor; (c) will not violate any applicable law; (d) subject to delivery of applicable permits and consents under Section 3.03, will not contravene the terms of the LEH Organization Documents; (e) will not result in the breach of, or constitute a default under, any contractual obligation by which Pledgor or any of its property may be bound; provided that, and for the avoidance of doubt, the execution of, and performance under, this Agreement shall be deemed to not constitute a breach of or default under any contract among any

3

Pledgor, on the one hand, and the Secured Party or any of its affiliates, on the other hand, and (f) will not result in the creation of any Lien upon any property of Pledgor, except for Liens created hereby.

3.02 Enforceability. This Security Agreement is a legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditor’s rights and by general equitable principles.

3.03 Permits and Consents. No permits, consents, or registrations are necessary or required in connection with the execution, delivery and performance of this Security Agreement, except those that have already been obtained, given or made and are in full force and effect (including, without limitation, any such necessary consent of any stockholder, partner, member or creditor of Pledgor or director of LEH).

3.04Perfection and Priority. The Security Interest shall constitute a valid, first priority security interest in favor of the Secured Party in the Collateral, and when properly perfected by filing a financing statement, shall constitute a valid and perfected security interest in and Lien on the Collateral, subject to no other Liens, to the extent such security interest can be perfected by filing under the UCC. The financing statement may be filed in the office of the Secretary of State of the State of (i) in the case of Carroll, Carroll’s principal residence and (ii) in the case of C&C, its formation, in each case, as disclosed on Schedule II.

3.05 Pledged LLC Interests. Schedule I is true, correct and complete in all respects as of the date hereof. The Pledged LLC Interests constitute all of the outstanding equity interests in which Pledgor has any right, title or interest in LEH as of the date hereof.

3.06 Valid Issuance. All of the Pledged LLC Interests have been duly authorized, validly issued, fully paid and, to the extent applicable, are nonassessable.

3.07 Ownership. Pledgor is the legal and beneficial owner of its Collateral, free and clear of any Liens, or options in favor of, or claims of any other person or entity, except the Lien created by this Security Agreement.

3.08 Location of Books and Records. The locations where Pledgor keeps its books and records relating to the Collateral are specified on Schedule II. Pledgor has not changed his or its name during the past five (5) years except as disclosed on Schedule II.

3.09 Certificates; Article 8. None of the Pledged LLC Interests are evidenced by physical certificates or are securities governed by Article 8 of the UCC.

3.10 LEH Organization Documents. Pledgor has delivered to Secured Party true and complete copies of the LEH Organization Documents and any other material agreements governing or affecting the Pledged LLC Interests, which agreements, including the LEH Organization Documents, are currently in full force and effect and have not been amended or modified.

ARTICLE IV
COVENANTS

Pledgor covenants and agrees with Secured Party that until the Termination Date:

4

4.01 Performance of Obligations. Pledgor agrees that, as a member or other owner of an equity interest of LEH, it will abide by, perform and discharge each and every material obligation, covenant and agreement to be abided by, performed or discharged by Pledgor under the terms of the LEH Organization Documents, at no cost or expense to Secured Party. Anything herein to the contrary notwithstanding: (a) Pledgor shall perform all of its duties and obligations under the LEH Organization Documents to the same extent and with the same liabilities as if this Security Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Pledgor from any of its duties or obligations under the LEH Organization Documents, (c) Secured Party shall not have any obligation or liability under the LEH Organization Documents by reason of this Security Agreement and Secured Party shall not be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) Secured Party shall not have any liability in contract or tort for Pledgor’s acts or omissions.

4.02 Delivery of Collateral. If Pledgor shall, as a result of its ownership of the Collateral, become entitled to receive or shall receive any certificated securities (including, without limitation, any certificate representing a distribution in connection with any reclassification, increase or reduction of capital), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise in respect thereof, Pledgor shall accept the same as the agent of Secured Party, hold the same in trust for Secured Party and deliver the same forthwith, but in any event five (5) business days, to Secured Party in the exact form received, duly indorsed by Pledgor to Secured Party, if required, together with an undated power covering such certificate duly executed in blank by Pledgor and with, if Secured Party so requests, signature guaranteed, to be held by Secured Party, subject to the terms hereof, as additional collateral security for the Obligations. In addition, any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of LEH shall constitute Collateral hereunder and shall be paid over to Secured Party forthwith, but in any event five (5) business days.

4.03 Certain Actions. Without the prior written consent of Secured Party, Pledgor will not (a) vote to enable, or take any other action to permit, LEH to issue any equity interests (or otherwise transfer the assets of LEH outside the ordinary course of business), or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any equity interests of any nature of LEH, (b) consent to any modification, extension or alteration of the terms of the LEH Organization Documents, (c) accept a surrender of the LEH Organization Documents or waive any breach of or default under the LEH Organization Documents by any other party thereto, (d) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (e) create, incur or permit to exist any Lien or option in favor of, or any claim of any person or entity with respect to, any of the Collateral or its interests in LEH, or any interest therein, except the Lien created by this Security Agreement.

4.04 Maintenance of Security Interest. Pledgor shall maintain the Security Interest created by this Security Agreement as a perfected Security Interest having the priority described in Section 3.04 and shall defend such Security Interest against the claims and demands of all persons or entities whomsoever.

4.05 Certain Prohibited Actions. Pledgor will not, except upon at least ten (10) days’ prior written notice to Secured Party and delivery to Secured Party of all additional financing statements (executed, if necessary, for any particular filing jurisdiction) and other instruments and documents reasonably requested by Secured Party to maintain the validity, perfection and priority of the Security Interest:

(a) change the location of the office where he or it keeps books and records relating to the Collateral from that identified on Schedule II;

5

(b)
change his or its name to such an extent that any financing statement filed by Secured Party in connection with this Security Agreement would become misleading;

(c)
change his or its principal residence or jurisdiction of formation or organization to a jurisdiction other than the jurisdiction identified on Schedule II;

(d)
vote to amend the LEH Organization Documents to provide that the Pledged LLC Interests are securities governed by Article 8 of the UCC (and Pledgor agrees and acknowledges that any such vote shall be invalid and any such amendment shall be void ab initio); or

(e)
permit any Pledged LLC Interests to be evidenced by physical certificates.

4.06 Financing Statements. Pursuant to Section 9-509 of the UCC and any other applicable law, Pledgor authorizes Secured Party to file or record financing statements and other filing or recording documents or instruments describing the Collateral in such form and in such offices as Secured Party reasonably determines appropriate to perfect the Security Interest of Secured Party under this Security Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as Secured Party may reasonably determine, in its sole discretion, is necessary to ensure the perfection of the Security Interest. Further, a photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

4.07 Further Assurances. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Pledgor, Pledgor will take any and all commercially reasonably actions necessary or required by Secured Party for the purposes of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be delivered to Secured Party as provided herein, duly endorsed in a manner satisfactory to Secured Party, to be held as Collateral pursuant to this Security Agreement.

ARTICLE V
DISTRIBUTIONS; VOTING

Unless an Event of Default shall have occurred and be continuing, (a) Pledgor shall be permitted to receive all cash dividends and distributions paid in accordance with the terms of the LEH Organization Documents in respect of the Collateral, and (b) until Secured Party notifies Pledgor in writing of the exercise of its rights hereunder, Pledgor shall retain the sole right to vote the Pledged LLC Interests and exercise all rights of ownership with respect to all organizational questions for all purposes not inconsistent with the terms hereof; provided that Pledgor shall not exercise any of such voting or other rights in a manner adverse to the Collateral or Secured Party.

ARTICLE VI
EVENTS OF DEFAULT AND REMEDIES

6.01 Rights of Secured Party. If an Event of Default shall occur and be continuing (i) Secured Party shall have the right to receive any and all cash dividends paid in respect of the distributions with respect to the Pledged LLC Interests and make application thereof to the Obligations in such order and manner as it may determine in its sole discretion. In furtherance thereof, Pledgor hereby authorizes and instructs LEH to (i) comply with any

6

instruction received by it from Secured Party in writing that (A) states that an Event of Default has occurred and (B) is otherwise in accordance with the terms of this Security Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that LEH shall be fully protected in so complying, and (ii) upon the occurrence of an Event of Default, if requested by Secured Party, pay any distributions or other payments with respect to any Pledged LLC Interests directly to Secured Party.

(b) The rights of Secured Party hereunder shall not be conditioned or contingent upon the pursuit by Secured Party of any right or remedy against Pledgor, or against any other person or entity which may be or become liable in respect of all or any part of the Obligations, or against any collateral security therefor, guarantee thereof or right of offset with respect thereto. Secured Party shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral, or for any delay in doing so, nor shall Secured Party be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other person or entity, or to take any other action whatsoever with regard to the Collateral or any part thereof.

6.02 Remedies. If an Event of Default shall occur, subject to Section 6.05 below, Secured Party shall be entitled to (but shall not be required to) exercise all rights and remedies granted in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, and in addition thereto, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, with regard to the scope of Secured Party’s remedies, Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by any applicable law referred to below) to or upon Pledgor or any other person or entity (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in office of Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by any applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived or released. To the extent permitted by any applicable law, Pledgor waives all claims, damages and demands they may acquire against Secured Party arising out of the exercise by them of any rights hereunder; provided, such waiver shall not be available to the extent that such claims, damages and demands are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of Secured Party. If any notice of a proposed sale or other disposition of Collateral shall be required by any applicable law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

6.03 Securities Act. Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged LLC Interests conducted without prior registration or qualification of such Pledged LLC Interests under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged LLC Interests for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and

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that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged LLC Interests for the period of time necessary to permit LEH to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if LEH would, or should, agree to so register it. If Secured Party determines to exercise its right to sell any or all of the Pledged LLC Interests, upon written request, Pledgor shall and shall use its best efforts to cause LEH from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number and nature of interest, shares or other instruments included in the Pledged LLC Interests which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

6.04 Secured Party’s Appointment as Attorney-In-Fact. Pledgor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor, and in the name of Pledgor or in its own name, for the purpose of carrying out the terms of this Security Agreement, upon the occurrence and during the continuation of an Event of Default, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, Pledgor hereby gives Secured Party the power and right, on behalf of Pledgor, without notice to or assent by Pledgor, to do any or all of the following upon the occurrence and during the continuation of an Event of Default:

(i)
pay or discharge taxes and Liens levied, or placed on, or threatened against the Collateral;

(ii)
execute, in connection with any sale provided for in this Security Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii)
(A) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (B) defend any suit, action or proceeding brought against Pledgor with respect to any Collateral; (C) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Secured Party may deem appropriate; and (D) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and do, at Secured Party’s option and Pledgor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s Security Interest therein and to effect the intent of this Security Agreement, all as fully and effectively as Pledgor might do.

(b) If Pledgor fails to perform or comply with any of its agreements contained herein, Secured Party, at its option, but without any obligation to do so, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 6.04(a) of this Security Agreement.

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(c)
The reasonable expenses of Secured Party incurred in connection with actions taken pursuant to the terms of this Security Agreement shall be payable by Pledgor to Secured Party on demand. Such amounts, together with interest thereon from date incurred until paid by Pledgor at the Default Rate, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Security Agreement.

(d)
Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof, in accordance with Section 6.04(a) of this Security Agreement. All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until the Termination Date.

6.05 Remedies as Against the Collateral. Notwithstanding any other term or provision of this Security Agreement to the contrary, including, without limitation, Section 6.02 above, Pledgor shall not have any personal liability under this Security Agreement for the payment of Obligations upon an Event of Default, and Secured Party’s only recourse for the satisfaction of the Obligations and the payment and performance of such Obligations upon an Event of Default, shall be Secured Party’s exercise of its rights and remedies with respect to the Collateral pursuant hereto and applicable law only and not against any Pledgor (except as specifically described above in this sentence) or any of its respective principals, directors, officers, members, employees or assets. Secured Party agrees that it shall not seek or obtain any deficiency or personal judgment against Pledgor in connection with a default or an Event of Default hereunder.

ARTICLE VII
MISCELLANEOUS

7.01 Amendments, etc. With Respect to the Obligations. Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the Lien granted hereby, notwithstanding that, without any reservation of rights against Pledgor, and without notice to or further assent by Pledgor, any demand for payment of any of the Obligations made by Secured Party may be rescinded by Secured Party, and any of the Obligations continued, and the Obligations, or the liability of Pledgor or any other person or entity upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by Secured Party, as Secured Party may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Secured Party shall have no obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. Except as otherwise set forth in this Security Agreement, Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Secured Party upon this Security Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Security Agreement; and all dealings between Pledgor, on the one hand, and Secured Party, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Security Agreement. Except as otherwise set forth in this Security Agreement, Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Pledgor with respect to the Obligations.

7.02 No Subrogation. Notwithstanding any payment or payments made by Pledgor hereunder, or the receipt of any amounts by Secured Party with respect to any of the Collateral, Pledgor shall not be entitled to be subrogated to any of the rights of Secured Party against any other Lazarus Party or against any other collateral security held by Secured Party for the payment of the Obligations, nor shall Pledgor seek any reimbursement from any Lazarus Party in respect of payments made by Pledgor in

9

connection with the Collateral, or amounts realized by Secured Party in connection with the Collateral, until the Termination Date. If any amount shall be paid to Pledgor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by Pledgor in trust for Secured Party, segregated from other funds of Pledgor, and if, and only if, the Termination Date has not occurred, shall, forthwith upon receipt by Pledgor, be turned over to Secured Party in the exact form received by Pledgor (duly indorsed by Secured Party, if required) to be applied against the Obligations, whether matured or unmatured, in such order and manner as Secured Party determines in its sole discretion.

7.03 Limitation on Duties Regarding Collateral. Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral, if any, in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Secured Party deals with similar securities and property for its own account. Neither Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.

7.04 Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by Secured Party to the Obligations in such order and manner as Secured Party may determine in its sole discretion.

7.05 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral constitute irrevocable powers coupled with an interest.

7.06 Severability of Provisions. Whenever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Security Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of this Security Agreement shall not be affected or impaired thereby.

7.07 Titles and Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Security Agreement.

7.08 No Waiver by Course of Conduct, Cumulative Remedies. No waiver of any Event of Default shall be a waiver of any other Event of Default. No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No remedy, right or power conferred upon Secured Party is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

7.09 Amendments, Waivers and Consents. No term, covenant, agreement or condition of this Security Agreement may be amended or waived, nor may any consent be given, except in writing executed by Pledgor and Secured Party.

7.10 Expenses and Waiver of Consequential Damages.

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(a)
Pledgor agrees to pay or reimburse Secured Party for all its reasonable and documented costs and expenses incurred in connection with enforcing any rights under this Security Agreement, including, without limitation, the reasonable and documented fees and disbursements of one (1) counsel to Secured Party.

(b)
[Reserved].

(c)
To the fullest extent permitted by applicable law, Pledgor shall not assert, and hereby waives, any claim against Secured Party and its participants, shareholders, directors, officers, employees, agents, accountants and attorneys and their respective heirs, legal representatives, successors and assigns, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Security Agreement.

(d)
All amounts due under this Section 7.10 shall be payable promptly after written demand therefor. Such amounts, together with interest thereon from ten (10) days after actual receipt of such written demand until paid by Pledgor at the Default Rate, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Security Agreement.

7.11 Successor and Assigns. This Security Agreement shall be binding upon the successors and assigns of Pledgor, and shall inure to the benefit of Pledgor and Secured Party and their successors and assigns; provided that neither Secured Party nor Pledgor may assign, transfer or delegate any of its rights or obligations under this Security Agreement without the prior written consent of the other party hereto.

7.12 Governing Law; Choice of Forum; Jury Trial.

(a)
Governing Law. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS THEREIN. EXCLUSIVE JURISDICTION OF ALL DISPUTES REGARDING THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE IN THE COURTS LOCATED IN HARRIS COUNTY, TEXAS. EACH PARTY EXPRESSLY SUBMITS TO THE JURISDICTION OF AND VENUE IN THE FEDERAL AND STATE COURTS LOCATED IN HARRIS COUNTY, TEXAS U.S. FOR ANY AND ALL CLAIMS, DISPUTES, OR LITIGATION RELATING TO, AND ARISING OUT OF THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)
Waiver of Jury Trial. EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SETTLEMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY.

7.13 Notices. Whenever this Security Agreement requires or permits any notice, approval, request or demand from one party to another, the notice, approval, request or demand must be in writing and shall be deemed to have been given when personally served, five (5) Business Days after being deposited in the United States mail, registered or certified, return receipt requested, and addressed to the party to be notified at the following address (or at such other address as may have been designated by written notice):

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Secured Party:
GEL Tex Marketing, LLC
919 Milam, Suite 2100
Houston, TX 77002
Attention: Robert V. Deere Email: Bob.Deere@genlp.com Telephone: (713) 860-2500 with a copy to:
GEL Tex Marketing, LLC
919 Milam, Suite 2100
Houston, TX 77002
Attention: Kristen Jesulaitis
Email: Kristen.Jesulaitis@genlp.com
Telephone: (713) 860-2500

and with a copy to:
Haynes and Boone, LLP
1221 McKinney, Suite 2100
Houston, TX 77010
Attention: Charles A. Beckham, Jr., Esq.
Email: Charles.Beckham@haynesboone.com
Telephone: (713) 547-2000

Pledgor:
Carroll & Company Financial Holdings, L.P.
Attention: Jonathan Carroll
801 Travis Street, Suite 2100
Houston, TX 77002
Email: JCarroll@lazarusenergy.com
Telephone: (713) 568-4740

and Jonathan Carroll, in his individual capacity
801 Travis Street, Suite 2100
Houston, TX 77002
Email: JCarroll@lazarusenergy.com
Telephone: (713) 568-4740

with a copy to:
Stroock & Stroock & Lavan LLP
2029 Century Park East
Los Angeles, CA 90067
Attention: Frank Merola, Esq.
Email: fmerola@stroock.com
Telephone: (310) 556-5800

and with a copy to:
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038

Attention: Brian Wells, Esq.
Email: bwells@stroock.com
Telephone: (212) 806-5400

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7.14   Counterparts; Integration; Effectiveness. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Security Agreement. This Security Agreement shall remain in effect at all times until terminated in accordance with Section 7.18.

7.15
[Reserved.]

7.16 Advice of Counsel, No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Security Agreement with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

7.17 Acknowledgements. Pledgor hereby acknowledges that:

(a)
Secured Party has no fiduciary relationship with or duty to Pledgor arising out of or in connection with this Security Agreement and the relationship between Pledgor, on the one hand, and Secured Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(b)
no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereunder between Pledgor and Secured Party.

7.18 Termination. This Security Agreement and all obligations (other than those expressly stated to survive such termination) of Secured Party and Pledgor hereunder shall terminate on the Termination Date, all without delivery of any instrument or performance of any act by any party.

7.19 ENTIRETY. THIS SECURITY AGREEMENT AND THE SETTLEMENT AGREEMENT EMBODY THE FINAL, ENTIRE AGREEMENT OF PLEDGOR AND SECURED PARTY WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF PLEDGOR AND SECURED PARTY. THERE ARE NO ORAL AGREEMENTS BETWEEN PLEDGOR AND SECURED PARTY.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be effective as of the date first above written.

PLEDGOR:

CARROLL & COMPANY FINANCIAL HOLDINGS, L.P.

By: /s/ JONATHAN CARROLL
Name: LAZARUS FINANCIAL, LLC
Title: GENERAL PARTNER

JONATHAN CARROLL

By:/s/JONATHAN CARROLL

Signature Page to Security Agreement

SECURED PARTY:

GEL TEX MARKETING, LLC

By: /s/ R.V. DEERE
Name: ROBERT V. DEERE
Title: CHIEF FINANCIAL OFFICER

Signature Page to Security Agreement

SCHEDULE I
DESCRIPTION OF PLEDGED LLC INTERESTS

Limited Liability Company	Pledgor	Certificate No. (if any)	No. & Type of Shares	% of Outstanding LLC Interests of the Limited Liability Company	Certificated (Y/N)
Lazarus Energy Holdings LLC	Carroll & Company Financial Holdings, L.P.	N/A	344,094	3.9%	No.
Lazarus Energy Holdings LLC	Jonathan Carroll	N/A	4,973,190	56.3%	No.

Schedule I to Security Agreement

SCHEDULE II

LOCATION OF BOOKS AND RECORDS; NAME CHANGES

Pledgor	Principal Residence or State	Location of Books and
	of Formation/Organization	Records

Carroll & Company Financial Holdings, L.P.	Texas	3240 Inwood Drive, Houston, Texas 77019
Jonathan Carroll	Texas	3240 Inwood Drive, Houston, Texas 77019

Name Changes: None

Schedule II to Security Agreement

Exhibit C

Material Agreements and Indetedness

Exhibit “C”
Material Agreements and Indebtedness

		Entity	Debt / Commercial Agreements	Term	Payment Structure	Liens / Security Interest	Related Party(ies)

I.		Blue Dolphin Energy Company (“BDCO”)	● Amended and Restated Promissory Note dated June 30, 2017 between LEH, as Lender, and BDCO, as Borrower (~$2.5 Million BDCO-LEH Note)	Matures January 2019.	Interest accrues at 8.0%; balloon payment due at maturity.	None	LEH
			● Amended and Restated Promissory Note dated March 31, 2017 between Ingleside, as Lender, and BDCO, as Borrower (~$1.1 Million BDCO-Ingleside Note)	Matures January 2019.	Interest accrues at 8.0%; balloon payment due at maturity.	None	Ingleside
			● Amended and Restated Promissory Note dated March 31, 2017 between Lazarus Capital, as Lender, and BDCO, as Borrower (~$0.1 Million BDCO-Carroll Note)	Matures January 2019.	Revolver; principal and interest paid quarterly; interest accrues at 8.0%; payment 50% cash and 50% BDCO common stock.	None	Lazarus Capital / Jonathan Carroll
● Amended and Restated Operating Agreement dated April 1, 2017 between BDCO, LE, and LEH
Attachment “A”Material Agreements and IndebtednessExpires April 1, 2020, upon written notice of either party of a material breach, or upon 90 days’ notice by BDCO’s Board of Directors if the Board determines the agreement is no longer in BDCO’s best interests.
					Attachment “A”Material Agreements and IndebtednessLEH is reimbursed at cost plus 5% for reasonable costs incurred while LEH performs the Services.	N/A	LE LEH
	A.	Lazarus Energy, LLC (“LE”)
● Loan Agreement dated June 22, 2015 among Sovereign Bank, NA, as Lender, LE, as Borrower, and Jonathan Pitts Carroll, Sr., BDCO, LRM, and LEH, as Guarantors (Veritex Community Bank (“Veritex”) successor in interest to Sovereign Bank by merger) ($25.0 Million Veritex USDA Loan)
				Matures June 2034.	Principal and interest paid monthly; interest accrues at Prime + 2.75%; monthly payment currently $205,973.
Secured by: (i) a first lien on all Nixon Facility business assets (excluding accounts receivable and inventory), (ii) assignment of all Nixon Facility contracts, permits, and licenses, (iii) absolute assignment of Nixon Facility rents and leases, including tank rental income, (iv) a $1.0 million payment reserve account held by the bank, and (v) a pledge of $5.0 million of a life insurance policy on Jonathan Carroll.
BDCO LRM LEH Jonathan Carroll

Exhibit “C”
Material Agreements and Indebtedness

● Promissory Note dated June 1, 2006 between LE, as Maker, and Notre Dame Investors, as Payee ($8.0 Million Notre Dame / Kissick Loan)	Matured January 2018.	Payee subordinated right to payments, as well as any security interest and liens on the Nixon Facility, in favor of Veritex.	Secured by Deed of Trust, Security Agreement and Financing Statements, which encumber the Nixon Facility and general assets of LE.	None

● Amended and Restated Guaranty Fee Agreement dated April 1, 2017 between LE and Jonathan Carroll (Guaranty Fee Agreement ties to $25.0 Million Veritex USDA Loan; amounts owed to Jonathan Carroll captured under ~$1.0 Million BDCO-Carroll Note)
	Terminates when $25.0 Million Veritex USDA Loan paid in full.	2% fee per annum, paid monthly on outstanding balance.	N/A	Jonathan Carroll
● Amended and Restated Operating Agreement dated April 1, 2017 between BDCO, LE, and LEH
Expires April 1, 2020, upon written notice of either party of a material breach, or upon 90 days’ notice by BDCO’s Board of Directors if the Board determines the agreement is no longer in BDCO’s best interests.
		LEH is reimbursed at cost plus 5% for reasonable costs incurred while LEH performs the Services.	N/A	BDCO LEH
● Product Sales Agreement between LE and LEH dated April 1, 2018 (jet fuel sales)	Earliest to occur of: (i) one-year term expiring March 31, 2019 plus a 30-day carryover or (ii) delivery of the maximum quantity of jet fuel.	$0.03 per gallon above relevant Platt’s Gulf Coast Pipeline Index on the sales date.	N/A	LEH
● Ground Lease Agreement dated June 1, 2015 between LE and LRM	Terminates March 2035.	Base rent at $10,000 per month.	N/A	LRM
● Tolling Agreement dated May 24, 2016 between LMT and LE (LE’s use of barge loading facility in Ingleside, Texas)	5-year term expiring May 2021.	Monthly reservation fee of $50,400 up to 84,000 gallons per day; additional $0.02 per gallon for tolling volumes greater than 210,000 per quarter.	N/A	LRM
● Tolling Agreement dated October 1, 2015 between LRM, as Owner, and LE, as Customer (LE’s use of certain Nixon Facility Processing Units)	12-year term expiring October 2027.	Quarterly reservation fee of $180,000 up to 210,000 gallons per quarter; additional $0.05 per gallon for tolling volumes greater than 210,000 per quarter.	N/A	LRM

Exhibit “C”
Material Agreements and Indebtedness

		● Amended and Restated Tank Lease Agreement dated January 1, 2016 between Ingleside and LE (periodic additional product storage needs)	Terminated April 2017.	N/A	N/A	Ingleside
B.	Lazarus Refining & Marketing, LLC (“LRM”)
● Loan Agreement dated December 4, 2015 among Sovereign, as Lender, LRM, as Borrower, and Jonathan Pitts Carroll, Sr., BDCO, LE, and LEH, as Guarantors (Veritex successor in interest to Sovereign Bank by merger) ($10.0 Million Veritex USDA Loan)
			Matures December 2034.	Principal and interest paid monthly; interest accrues at Prime + 2.75%; monthly payment currently $74,111.
Secured by: (i) a second priority lien on the rights of LE in the Nixon Facility and the other collateral of LE pursuant to a security agreement; (ii) a first priority lien on the real property interests of LRM; (iii) a first priority lien on all of LRM’s fixtures, furniture, machinery and equipment; (iv) a first priority lien on all of LRM’s contractual rights, general intangibles and instruments, except with respect to LRM’s rights in its leases of certain specified tanks, with respect to which Veritex has a second priority lien in such leases subordinate to a prior lien granted by LRM to Veritex to secure obligations of LRM under the $2.0 Million Veritex Loan; and (v) all other collateral as described in the security documents
BDCO LE LEH Jonathan Carroll
		● Loan and Security Agreement dated May 2, 2014 among Sovereign and LRM ($2.0 Million Sovereign Loan)	Retired.	NA	Secured by assignment of certain leases of LRM and certain assets of LEH; guaranteed by Jonathan Carroll.	Jonathan Carroll
		● Master Lease Agreement / Amended and Restated Schedule No. 001 dated January 7, 2015 between LRM and Tetra Financial Group, Inc.	Matured November 2017; amount paid off April 2018.	N/A	N/A	N/A

● Amended and Restated Guaranty Fee Agreement dated April 1, 2017 between LRM and Jonathan Carroll (Guaranty Fee Agreement ties to $10.0 Million Veritex USDA Loan; amounts owed to Jonathan Carroll captured under ~$1.0 Million BDCO-Carroll Note)
			Terminates when $10.0 Million Veritex USDA Loan paid in full.	2% fee per annum, paid monthly on outstanding balance.	N/A	Jonathan Carroll

● Amended and Restated Guaranty Fee Agreement dated April 1, 2017 between LRM and Jonathan Carroll (Guaranty Fee Agreement ties to $2.0 Million Sovereign Loan; amounts owed to Jonathan Carroll captured under ~$1.0 Million BDCO-Carroll Note)
			Terminates when $2.0 Million Sovereign Loan paid in full.	2% fee per annum, paid monthly on outstanding balance.	N/A	Jonathan Carroll

Exhibit “C”
Material Agreements and Indebtedness

		● Ground Lease Agreement dated June 1, 2015 between LE and LRM	Terminates March 2035.	Base rent at $10,000 per month.	N/A	LE
		● Tolling Agreement dated October 1, 2015 between LRM, as Owner, and LE, as Customer (LE’s use of certain Nixon Facility Processing Units)	12-year term expiring October 2027.	Quarterly reservation fee of $180,000 up to 210,000 gallons per quarter; additional $0.05 per gallon for tolling volumes greater than 210,000 per quarter.	N/A	LE
C.	Nixon Product Storage, LLC (“NPS”)	● None	N/A	N/A	N/A	N/A
D.	Blue Dolphin Pipe Line Company (“BDPL”)	● Loan and Security Agreement dated August 15, 2016 between LEH, as Lender, and BDPL, as Debtor ($4.0 Million BDPL-LEH Loan)	Matures August 2018.	$500,000 payment per year; balloon payment due at maturity; interest accrues at 16.0%.	Secured by real property (193 acres of BDPL-owned land) and fixtures and personal property located in Freeport, Texas.	LEH
D.	Blue Dolphin Services Company	None	N/A	N/A	N/A	N/A
F.	Blue Dolphin Exploration Company	None	N/A	N/A	N/A	N/A
G.	Blue Dolphin Petroleum Company	None	N/A	N/A	N/A	N/A
H.	Petroport, Inc.	None	N/A	N/A	N/A	N/A

Exhibit “C”
Material Agreements and Indebtedness

I.	Lazarus Energy Holdings, LLC
● Note Purchase Agreement dated December 6, 2006 between LEH, Lazarus Refining & Marketing, LLC (previous LEH subsidiary), and Louisiana I, Louisiana II, LE and LTRII, as Issuers, and John Kissick and AP Energy Partners LLC, as Investors
			SEE $2.0 MILLION KISSICK BRIDGE 1 AND $1.0 MILLION AP BRIDGE PROMISSORY NOTES BELOW	N/A	N/A	N/A
		● Promissory Note (8% Senior Note Due 2007) dated December 6, 2006 between Louisiana I, Louisiana II, LE and LTRII, as Issuers, and John Kissick, as Holder ($2.0 Million Kissick Bridge 1)	Matured; past due.	Balloon payment due at maturity; accrues interest at 8.0%; currently payments on demand.	Secured by Collateral Documents as defined in the Note Guaranty, the Gatehouse Guaranty, and the Gatehouse Mortgage.	LEH
		● Promissory Note (8% Senior Note Due 2007) dated December 6, 2006 between Louisiana I, Louisiana II, LE and LTRII, as Issuers, and AP Energy Partners LLC, as Holder ($1.0 Million AP Bridge 1)	Matured; past due.	Balloon payment due at maturity; accrues interest at 8.0%; currently payments on demand.	Secured by Collateral Documents as defined in the Note Guaranty, the Gatehouse Guaranty, and the Gatehouse Mortgage.	LEH

● Note Purchase Agreement dated February 21, 2007 between LEH, Lazarus Refining & Marketing, LLC (previous LEH subsidiary), LE, Louisiana I, Louisiana II, LTRII, as Issuers, and Initial Noteholders, and Gatehouse Guarantor (~$2.9 Million Kissick Bridge 2)
			Retired	N/A	N/A	N/A
		● Promissory Note (8% Senior Note) to John H. Kissick, as Holder ($1.0 Million Kissick Bridge 3)	Matured; past due.	Balloon payment due at maturity; accrues interest at 8.0%; currently payments on demand.	No security identified.	LEH
		● Loan and Security Agreement dated August 15, 2016 between John H. Kissick, as Lender, and LEH, as Debtor ($4.0 Million Kissick 2016 Note)	Matures October 2018.	$500,000 payment per year; balloon payment due at maturity; interest accrues at 16.0%.
Secured by substantially all of LEH’s personal property, as well as (i) the Property described in that certain Deed of Trust, Mortgage, Security Agreement, Assignment of Leases And Rents, Financing Statement And Fixture Filing dated as of August 15, 2016, executed by Debtor for the benefit of Lender; and (ii) all Payment Rights described in that certain Collateral Assignment dated as of August 15, 2016, executed by Debtor in favor of Lender.
John H. Kissick

Exhibit “C”
Material Agreements and Indebtedness

		● Promissory Note with Notre Dame Investors, Inc., as Holder ($1.5 Million Notre Dame/NDI Note)	Matures July 2025.	Accrues interest at 6.0%; current monthly payment of $13,068.	Secured by promissory note between NALIC and LEH.	LTRII
		● Promissory Note dated May 21, 2013 between LEH, as Maker, and Scoggin LLC, as Payee ($6.0 Million Scoggins Note)	Matures December 2020.	Semi-annual payments of $500,000.	Guaranteed by Louisiana I, Louisiana II, and LTRII.	Louisiana I Louisiana II LTRII
		● Promissory Note between North American Life Insurance Company, as Issuer, and LEH, as Holder ($2.0 Million NALIC Note)	Matures April 2024.	Accrues interest at 8.0%; current monthly payment of $20,000 to David Roberson.	No security identified.	Jonathan Carroll Gina Carroll
		● Loan and Security Agreement dated August 15, 2016 between LEH, as Lender, and BDPL, as Debtor ($4.0 Million BDPL-LEH Loan)	Matures August 2018.	$500,000 payment per year; balloon payment due at maturity; interest accrues at 16.0%.	Secured by real property (193 acres of BDPL-owned land) and fixtures and personal property located in Freeport, Texas.	BDCO / BDPL
		● Amended and Restated Promissory Note dated June 30, 2017 between LEH, as Lender, and BDCO, as Borrower (~$2.5 Million BDCO-LEH Note)	Matures January 2019.	Interest accrues at 8.0%; balloon payment due at maturity.	N/A	BDCO
● Amended and Restated Operating Agreement dated April 1, 2017 between BDCO, LE, and LEH
Expires April 1, 2020, upon written notice of either party of a material breach, or upon 90 days’ notice by BDCO’s Board of Directors if the Board determines the agreement is no longer in BDCO’s best interests.
				LEH is reimbursed at cost plus 5% for reasonable costs incurred while LEH performs the Services.	N/A	BDCO LE
		● Terminal Services Agreement dated April 1, 2016 between LEH and LRM (storage of jet fuel)	Terminated April 2017.	N/A	N/A	LRM
		● Equipment Finance Agreement dated June 15, 2018 between LEH and Star Capital Group / Wells Fargo Equipment Finance, Manufacturer Services Group	36-month term; matures June 2021.	Monthly payment of $8,089.	Security interest in collateral; collateral includes cooling tower, heat exchanger, and chiller pump; guaranteed by Jonathan Carroll.	Jonathan Carroll
A.	Lazarus Texas Refinery I, LLC (“LTRI”)	● Promissory Note to National Oil Recovery Corporation, as Holder (~$2.7 Million NORCO Note)	Retired.	N/A	N/A	N/A
B.	Lazarus Texas Refinery II, LLC (“LTRII”)	None	N/A	N/A	N/A	N/A
C.	Lazarus Louisiana Refinery, LLC (“Louisiana I”)	None	N/A	N/A	N/A	N/A

Exhibit “C”
Material Agreements and Indebtedness

D.	Lazarus Louisiana Refinery II, LLC (“Louisiana II”)	None	N/A	N/A	N/A	N/A
E.	Lazarus Forest Products, LLC (“LFP”)
● Loan Modification Agreement dated December 12, 2011 between One World Bank, NA (“One World”), as Lender, LO, and LFP, as Borrowers, and Jonathan P. Carroll, Sr. and LEH, as Guarantors (SEE BELOW LFP USDA AND SBA LOANS)
			No change to terms.	Principal and interest paid monthly; balloon payment due at maturity.	Secured by collateral comprised of real estate described in the Mortgages and the personal property described in the Security Agreements; guaranteed by LEH and Jonathan Carroll.	LO Jonathan Carroll LEH
		● Loan Agreement dated December 21, 2009 between One World, as Lender, LO and LFP, as Borrowers ($1.6 Million LFP SBA Loan)	Matures December 2019.	Principal and interest paid monthly; balloon payment due at maturity; monthly payment currently $18,448.	Secured by collateral comprised of real estate described in the Mortgages and the personal property described in the Security Agreements; guaranteed by LEH and Jonathan Carroll.	LO LEH Jonathan Carroll

● Promissory Note dated December 31, 2008 between One World, as Lender, and J&D Lumber, Inc., as Borrower / Assumption Agreement dated December 31, 2009 wherein LO and LFP assumed J&D Lumber’s Obligations as Borrowers ($3.3 Million LFP USDA Loan)
			Matures December 2028.	Principal and interest paid monthly; balloon payment due at maturity; monthly payment currently $22,596.	Secured by collateral comprised of real estate described in the Mortgages and the personal property described in the Security Agreements; guaranteed by LEH and Jonathan Carroll.	LO LEH Jonathan Carroll
F.	Lazarus Oklahoma, LLC (“LO”)	● Loan Modification Agreement dated December 12, 2011 between One World, as Lender, LO, and LFP, as Borrowers, and Jonathan P. Carroll, Sr. and LEH, as Guarantors (SEE BELOW LO USDA AND SBA LOANS)	No change to term.	Principal and interest paid monthly; balloon payment due at maturity.	Secured by collateral comprised of real estate described in the Mortgages and the personal property described in the Security Agreements; guaranteed by LEH and Jonathan Carroll.	LFP Jonathan Carroll LEH
		● Loan Agreement dated December 21, 2009 between One World, as Lender, LO and LFP, as Borrowers ($1.6 Million LO SBA Loan)	Matures December 2019.	Principal and interest paid monthly; balloon payment due at maturity; monthly payment currently $18,448.	Secured by collateral comprised of real estate described in the Mortgages and the personal property described in the Security Agreements; guaranteed by LEH and Jonathan Carroll.	LFP LEH Jonathan Carroll

● Promissory Note dated December 31, 2008 between One World, as Lender, and J&D Lumber, Inc., as Borrower / Assumption Agreement dated December 31, 2009 wherein LO and LFP assumed J&D Lumber’s Obligations as Borrowers ($3.3 Million LO USDA Loan)
			Matures December 2028.	Principal and interest paid monthly; balloon payment due at maturity; monthly payment currently $22,596.	Secured by collateral comprised of real estate described in the Mortgages and the personal property described in the Security Agreements; guaranteed by LEH and Jonathan Carroll.	LFP LEH Jonathan Carroll
G.	Lazarus Energy Development, LLC	None	N/A	N/A	N/A	N/A

Exhibit “C”
Material Agreements and Indebtedness

H.	Lazarus Environmental, LLC	None	N/A	N/A	N/A	N/A
I.	Lazarus Marine Terminal I, LLC (“LMT”)	● Loan and Security Agreement dated May 31, 2016 among Sovereign, as Lender, and LMT, as Borrower (Veritex successor in interest to Sovereign Bank by merger) ($1.0 Million Veritex Loan)	Matures May 2019.	Principal and interest paid monthly; interest accrues at Prime + 2.75%; monthly payment currently $30,038.	Personal property of Borrower; guaranteed by Jonathan Carroll and LEH	Jonathan Carroll LEH
		● Tolling Agreement dated May 24, 2016 between LMT and LE (LE’s use of barge loading facility in Ingleside, Texas)	5-year term expiring May 2021.	Monthly reservation fee of $50,400 up to 84,000 gallons per day; additional $0.02 per gallon for tolling volumes greater than 210,000 per quarter.	N/A	LE
J.	Lazarus Midstream GP, LLC	None	N/A	N/A	N/A	N/A
K.	Lazarus Midstream Partners, LP	None	N/A	N/A	N/A	N/A

L.	Lazarus Midstream Acquisition Corp.	None	N/A	N/A	N/A	N/A

Exhibit “C”
Material Agreements and Indebtedness

III.		Jonathan P. Carroll
	A.	Ingleside Crude, LLC (“Ingleside”)	● Loan Agreement dated July 18, 2013 between Green Bank, NA (“Green Bank”), as Lender, and Ingleside, as Borrower ($1.9 Million funded out of $3.2 Million)(Green Bank SBA Loan I)	Matures July 2023.	Monthly payment of principal and interest; interest accrues at Prime + 2.75%; monthly payment currently $30,617.
Secured by 1st perfected security interest, subject to no other liens, in personal property (equipment and machinery); pledge of corporate stock (100,000 shares of BDCO common stock), an SBA guarantee, and a perfected 1st lien and assignment of leases on all existing, renovated and new tanks located at the Ingleside, Texas tank farm; additional collateral includes assignment of life insurance policy on Jonathan Carroll; loan guaranteed by Jonathan Carroll.
Jonathan Carroll
			● Construction Loan Agreement dated October 7, 2015 between Green Bank, N.A., as Lender, and Ingleside, as Borrower ($1.6 Million Green Bank SBA Loan II)	Matures October 2025.	Principal and interest; interest accrues at Prime + 2.75%; monthly payment currently $20,050.
Secured by all of Borrower’s property, now owned or hereafter acquired and wherever located, together with all replacements, accessions, proceeds, and products, to wit: all business assets, including without limitation, all Equipment, Fixtures, Inventory, Investment Property, Documents, Instruments, Chattel Paper, Accounts, Contract Rights, Deposit Accounts, General Intangibles, Intellectual Property and Farm Products, including without limitation those items of property described in the Security Agreement exhibits, incorporated therein for all purposes.; guaranteed by Jonathan Carroll.
Jonathan Carroll
			● Amended and Restated Promissory Note dated March 31, 2017 between Ingleside, as Lender, and BDCO, as Borrower (~$1.1 Million BDCO-Ingleside Note)	Matures January 2019.	Interest accrues at 8.0%; balloon payment due at maturity.	None	BDCO
			● Amended and Restated Tank Lease Agreement dated January 1, 2016 between Ingleside and LE (periodic additional product storage needs)	Terminated April 2017.	N/A	N/A	LE

Exhibit “C”
Material Agreements and Indebtedness

B.	Lazarus Capital, LLC (f/k/a Lazarus Financial, LLC) (“Lazarus Capital”)	● Amended and Restated Promissory Note dated March 31, 2017 between Lazarus Capital, as Lender, and BDCO, as Borrower (~$0.1 Million BDCO-Carroll Note)	Matures January 2019.	Revolver; principal and interest paid quarterly; interest accrues at 8.0%; payment 50% in cash and 50% in BDCO common stock.	None	BDCO
C.	Carroll & Company Financial Holdings, LP	None	N/A	N/A	N/A	N/A

Exhibit D

Stipulation of Dismissal

Exhibit D

CAUSE NO. 2016-28397

GEL Tex Marketing, LLC, Petitioner v. Lazarus Energy, LLC Respondent	§ § § § § § § § §	IN THE DISTRICT COURT OF HARRIS COUNTY, TEXAS 165th JUDICIAL DISTRICT

STIPULATION OF DISMISSAL OF CLAIMS AGAINST LAZARUS ENERGY, LLC

Plaintiff/Petitioner GEL Tex Marketing, LLC and Defendant/Respondent Lazarus Energy, LLC jointly announce to the Court that they have reached a settlement of all pending matters between them. Accordingly, GEL Tex Marketing, LLC hereby non-suits with prejudice its claims against Lazarus Energy, LLC. Each party will bear its own costs and fees.
By the electronic signature of its counsel below, Lazarus Energy, LLC has noted its agreement to this Stipulation.
Accordingly, GEL Tex Marketing, LLC respectfully requests that the Court enter the attached order dismissing Lazarus Energy, LLC with prejudice.

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Respectfully submitted,

RUSTY HARDIN & ASSOCIATES, LLP

/s/ Rusty Hardin
Rusty Hardin
Texas Bar No. 08972800
rhardin@rustyhardin.com
Joe Roden
Texas Bar No. 00794549
jroden@rustyhardin.com
Jeremy T. Monthy
Texas Bar No. 24073240
jmonthy@rustyhardin.com
1401 McKinney St., Suite 2250
Houston, Texas 77010
Telephone: (713) 652-9000
Facsimile: (713) 652-9800
SUSMAN GODFREY, LLP

/s/ Brian D. Melton
Brian D. Melton
Texas Bar No. 24010620
Neal S. Manne
Texas Bar No. 12937980
1000 Louisiana, Suite 5100
Houston, Texas 77002-5096
Telephone: (713) 653-7825
Facsimile: (713) 654-6666
BMelton@SusmanGodfrey.com
NManne@SusmanGodfrey.com

ATTORNEYS FOR LAZARUS ENERGY, LLC

DLA PIPER LLP (US)
Christina E. Ponig
Texas Bar No. 24041706
christina.ponig@dlapiper.com
Brett D. Solberg
Texas Bar No. 24070651
brett.solberg@dlapiper.com
1000 Louisiana, Suite 2800
Houston, Texas 77002
Telephone: (713) 424-8400
Facsimile: (713) 424-8401

ATTORNEYS FOR
GEL TEX MARKETING, LLC

Certificate of Service

The undersigned certify that a true and correct copy of the foregoing document has been served electronically on                                                                      on all counsel of record.

_______________________________
/s/

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CAUSE NO. 2016-28397

GEL Tex Marketing, LLC, Petitioner v. Lazarus Energy, LLC Respondent	§ § § § § § § § §	IN THE DISTRICT COURT OF HARRIS COUNTY, TEXAS 165th JUDICIAL DISTRICT

ORDER OF DISMISSAL OF CLAIMS AGAINST
LAZARUS ENERGY, LLC

Plaintiff/Petitioner GEL Tex Marketing, LLC filed a stipulation of dismissal announcing that it had settled its claims against Defendant/Respondent Lazarus Energy, LLC. It non-suited those claims with prejudice and requested that the Court enter this Order confirming dismissal.
Consistent with that request, the Court hereby dismisses GEL Tex Marketing, LLC’s claims against Lazarus Energy, LLC with prejudice.

Signed on                                     at                                                      ..

________________________________
PRESIDING DISTRICT JUDGE

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